                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-47829

                          DEAN WITTER SPECTRUM SERIES

             5,492,512 UNITS OF DEAN WITTER SPECTRUM STRATEGIC L.P.
             8,480,912 UNITS OF DEAN WITTER SPECTRUM TECHNICAL L.P.
          5,499,806 UNITS OF DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
              1,500,000 UNITS OF DEAN WITTER SPECTRUM SELECT L.P.
                                 --------------

    The Dean Witter Spectrum Series (the "Spectrum Series") are four commodity pool limited partnerships formed under the laws of the State of Delaware engaged primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, as more fully described herein (hereinafter referred to collectively as "futures interests"). The four partnerships that comprise the Spectrum Series are Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), Dean Witter Spectrum Global Balanced L.P. ("Spectrum Global Balanced," formerly, Dean Witter Spectrum Balanced L.P.), and Dean Witter Spectrum Select L.P. ("Spectrum Select," formerly, Dean Witter Select Futures Fund L.P.) (individually, a "Partnership," and collectively, the "Partnerships"). Demeter Management Corporation is the general partner of each Partnership (the "General Partner"). In the future, the Spectrum Series may be expanded to include additional limited partnerships.

    The assets of each Partnership are separately maintained and managed and the Units of each Partnership are separately offered. New subscribers generally are required to invest a minimum of $5,000 ($2,000 in the case of an IRA) in the Spectrum Series, and they may allocate their investment among any one or more of the Partnerships. However, the minimum investment in any one Partnership is $1,000.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS-- INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 16), AND "CONFLICTS OF INTEREST" (PAGE 24).

    The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

    An investment in the Partnerships involves significant risks, including the following:

   - Futures interests trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

   - The Partnerships are subject to substantial charges by the Trading Advisors and DWR. Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced and
     Spectrum Select must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.25%, 7.23%, 0.91%, and 6.24%, respectively, of their average annual Net Assets (as defined herein) in order to offset Partnership expenses, and 9.27%, 9.30%, 2.94% and 8.29%, respectively, to offset Partnership expenses and the 2% redemption charge if Units are redeemed during the first twelve months after they are purchased.

   - No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner in the Spectrum Series. A Unit redeemed at or prior to the twenty-fourth month following the closing at which such Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

   - Conflicts of interests exist that may adversely affect the Partnerships, including the facts that DWR and the General Partner are affiliates, fees to
     DWR have not been negotiated in arm's-length transactions, and DWR employees will receive a portion of the brokerage fees paid by the Partnerships. See "Conflicts of Interest."

   - A Partnership will not be profitable unless the Trading Advisors for the Partnership are collectively successful with their trading programs. Past performance is not necessarily indicative of future results.

   - While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


                                                                       PRICE TO
                                                                          THE         SELLING     PROCEEDS TO THE
                                                                        PUBLIC      COMMISSIONS    PARTNERSHIPS
Per Unit............................................................   $  (1)(2)     (1)(2)(3)       (1)(2)(3)
5,492,512 unsold Units of Spectrum Strategic........................  $    (1)(2)    (1)(2)(3)      $(1)(2)(3)
8,480,912 unsold Units of Spectrum Technical........................  $    (1)(2)    (1)(2)(3)      $(1)(2)(3)
5,499,806 unsold Units of Spectrum Global Balanced..................  $    (1)(2)    (1)(2)(3)      $(1)(2)(3)
1,500,000 unsold Units of Spectrum Select...........................  $    (1)(2)    (1)(2)(3)      $(1)(2)(3)


COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ON PAGE i

                           DEAN WITTER REYNOLDS INC.


                  THE DATE OF THIS PROSPECTUS IS MAY 11, 1998.

COVER PAGE CONTINUED:

    As of March 1, 1998, there were approximately 5,492,512, 3,480,912, and 5,499,806 unsold Units of Limited Partnership Interest ("Units") of Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced, respectively, remaining available for sale in the Partnerships' continuing offering of Units (the "Continuing Offering"). An additional 5,000,000 Units of Spectrum Technical and 1,500,000 Units of Spectrum Select, have been registered for sale in the Continuing Offering effective the date of this Prospectus. Because the Partnerships may register additional Units for sale, there is no maximum aggregate amount of contributions that may be received by any Partnership. During the Continuing Offering, Units of each Partnership are being offered for sale at monthly closings to be held as of the last day of each month ("Monthly Closings") at a purchase price per Unit equal to 100% of the "Net Asset Value" (assets less liabilities, divided by number of Units) of the Partnership that sells the Unit. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit. The minimum initial subscription for most subscribers is $5,000 or $2,000 in the case of an Individual Retirement Account. The $5,000 minimum subscription may be satisfied by purchasing Units of one or more Partnerships, except that the minimum subscription for any one Partnership is $1,000. The minimum subscription per Partnership for subscribers who already own Units and desire to make additional investments in any Partnership is $500. See "Investment Requirements."

    As of February 28, 1998, Spectrum Strategic had Net Assets of $61,077,708 and the Net Asset Value of a Unit thereof was $10.90; Spectrum Technical had Net Assets of $185,858,003 and the Net Asset Value of a Unit thereof was $14.52; Spectrum Global Balanced had Net Assets of $27,755,517 and the Net Asset Value of a Unit thereof was $14.27; and Spectrum Select had Net Assets of $169,362,522 and the Net Asset Value of a Unit thereof was $2,148.09.

    Subject to certain limitations, the Partnerships will allow their Limited Partners to shift their investments among the Partnerships by permitting a Limited Partner to redeem Units in a Partnership and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at a price equal to the Net Asset Value thereof (a "Series Exchange"). See "Exchange Privilege."

                              -------------------

NOTES TO TABLE ON FRONT COVER PAGE:

(1) During the Continuing Offering, Units of the Partnerships are being offered for sale at Monthly Closings at a purchase price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of the applicable Monthly Closing. The minimum initial subscription for most subscribers is $5,000 or $2,000 in the case of an Individual Retirement Account. The $5,000 minimum subscription may be satisfied by purchasing Units of one or more Partnerships, except that the minimum subscription for any one Partnership is $1,000. The minimum subscription per Partnership for subscribers who already own Units and desire to make additional investments in any Partnership is $500.

    No underwriting compensation or selling commissions will be paid out of the proceeds of any Monthly Closing. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Commencing with (i) the seventh month after the closing at which a Unit of Spectrum Strategic, Spectrum Technical and Spectrum Select is issued, (ii) the tenth month after the closing at which a Unit of Spectrum Global is issued, (iii) the first month after a Unit is issued pursuant to Non-Series Exchange (as defined below), or (iv) the month as of which such continuous compensation is first payable with respect to Units purchased pursuant to a Series Exchange, but with the seven- or ten-month period measured from the date the subscriber first became a Limited Partner, and continuing until such Partnership terminates or such Unit is redeemed (whichever comes first), an employee of DWR who sold such Unit and who is properly registered with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"), and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person also will receive from DWR (payable solely from its own funds) a gross sales credit of up to 86% of the brokerage fees which have been received by DWR from the Partnership each month that are attributable to such outstanding Unit. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of all such continuing services, see "Plan of Distribution." The Selling Agreement among DWR and the Partnerships provides that such compensation

                                      (i)
    may only be paid by DWR as long as such services are provided. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

    DWR will not pay to its employees the 3% initial gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or by an eligible subscriber with the proceeds of a redemption of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator (a "Non-Series Exchange"). In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units with the proceeds of a redemption from another commodity pool for which the General Partner serves as the general partner and commodity pool operator on the date of the Monthly Closing as of which the redemption from such other commodity pool becomes effective. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by DWR from a Partnership. See "Plan of Distribution".

    DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of Units any additional selling agent ("Additional Seller") which is a member of the National Association of Securities Dealers, Inc. ("NASD") or, under certain conditions, a foreign person as described under "Plan of Distribution." DWR may compensate any Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, not to exceed 3% of the Net Asset Value of such Unit. Additional Sellers who are properly registered with the CFTC and are members of the NFA also may receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services referred to above. Such continuing compensation may be up to 35% annually of the brokerage fees attributable to outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such continuing compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such continuing compensation may be deemed to be underwriting compensation. See "Plan of Distribution."

    No part of the compensation described above will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. DWR has agreed to indemnify any Additional Seller against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. DWR will be indemnified by each Partnership against certain civil liabilities.

(2) Subscription amounts received during the Continuing Offering which are not immediately rejected by the General Partner will be held in escrow by The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), until the applicable Monthly Closing or until the earlier rejection by the General Partner. The funds will be invested solely in the Escrow Agent's interest-bearing money market account. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either accepted or rejected by the General Partner; such interest will be credited to the subscribers' customer accounts with DWR. Any subscription received by DWR on the last five business days of a month and not rejected may be held in escrow until the second Monthly Closing immediately following receipt of such subscription. The General Partner will determine whether to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."

(3) DWR paid all of the costs incurred in connection with the organization of the Partnerships and the initial offering of Units by each of Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced, and three prior offerings of Units by Spectrum Select. Pursuant to the Selling Agreement among DWR, the General Partner and the Partnerships, DWR pays all of the costs incurred in connection with the Continuing Offering. Such costs will include legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses incurred in connection with the offering of Units. The Partnerships will not reimburse DWR for any such organizational and offering costs, and while DWR may recoup such costs from brokerage fees paid by the Partnerships, the Partnerships will not be liable for any such costs at any time. Investments by subscribers are not subject to

                                      (ii)
    any upfront fees, commissions or expenses and, therefore, 100% of the proceeds of the Continuous Offering are available for investment in each Partnership. The number of Units sold of each Partnership will have no effect on the Net Asset Value per Unit of such Partnership.

                              -------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

    UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              -------------------

    The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates. The SEC maintains a World Wide Web site containing reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of such Web site is: http://www.sec.gov.

    The Partnerships have filed with the SEC, in Washington, D.C., Registration Statements on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in such Registration Statements, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statements and the exhibits thereto.

    The Partnerships must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

                                     (iii)

                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 28 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 33.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 16.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                      (iv)

                               TABLE OF CONTENTS

                                                                PAGE
                                                              ---------
Risk Disclosure Statement...................................       (iv)
Summary of the Prospectus...................................          1
  Investment Requirements...................................          1
  Additional Information....................................          2
  The Dean Witter Spectrum Series...........................          2
    Dean Witter Spectrum Strategic L.P. ....................          3
    Dean Witter Spectrum Technical L.P. ....................          3
    Dean Witter Spectrum Global Balanced L.P. ..............          4
    Dean Witter Spectrum Select L.P. .......................          4
  The General Partner.......................................          5
  The Commodity Brokers.....................................          5
  Risk Factors..............................................          5
    Risks Relating to Futures Interests Trading.............          5
    Risks Relating to the Partnerships and the Offering of
     Units..................................................          6
    Risks Related to the Trading Advisors...................          6
    Taxation and Regulatory Risks...........................          6
  Conflicts of Interest.....................................          7
  Description of Charges....................................          7
    Charges to Each Partnership.............................          7
    Dean Witter Spectrum Strategic L.P......................          8
    Dean Witter Spectrum Technical L.P......................          8
    Dean Witter Spectrum Global Balanced L.P................          9
    Dean Witter Spectrum Select L.P.........................          9
    Redemption Charges to Limited Partners..................         10
  Exchange Privilege........................................         10
  Redemption of Units.......................................         11
  Limited Right to Redeem Units Without Redemption Charge...         11
  Distributions.............................................         12
  Transferability of Units..................................         12
  The Offering..............................................         12
    Securities Offered......................................         12
    Subscription Procedure..................................         13
    Plan of Distribution....................................         13
    No Selling Commissions or Charges for Organizational or
     Offering Expenses......................................         14
    Suitability Standards...................................         14
  Use of Proceeds...........................................         14
  Interest on Partnership Assets............................         14
  Tax Considerations........................................         15
Risk Factors................................................         16
  Risks Relating to Futures Interests Trading and the
    Futures Interests Markets...............................         16
    Futures Interests Trading is Speculative and Volatile...         16
    Futures Interests Trading is Highly Leveraged...........         16
    Futures Interests Trading May Be Illiquid...............         16
    Special Risks Associated with Forward Trading...........         17
    Special Risks Associated with Trading on Foreign
     Exchanges..............................................         17
    Special Risks Associated with Trading of Futures
     Options................................................         18
    The Partnerships Have Credit Risk to the Commodity
     Brokers................................................         18
    Possible Effects of Speculative Position Limits.........         18
  Risks Relating to the Partnerships and the Offering of
    Units...................................................         18
    Past Results Not Necessarily Indicative of Future
     Performance............................................         18
    Substantial Charges to Each Partnership.................         19
    Restricted Investment Liquidity in the Units............         19
    Conflicts of Interest in the Partnerships' Structure....         19
    Limited Partners Will Not Participate in Management.....         19
    Reliance on the General Partner.........................         19
    Certain Litigation......................................         19
  Risks Relating to the Trading Advisors....................         20
    Reliance on the Trading Advisors to Trade Successfully..         20
    Market Factors May Adversely Influence the Trading
     Programs...............................................         20

                                                                PAGE
                                                              ---------
    Possible Consequence of Increasing Assets Managed by a
     Trading Advisor........................................         20
    Possible Increase in Trading Leverage Could Affect
     Future Performance of Blenheim for Spectrum
     Strategic..............................................         20
    Limited Term of Management Agreements May Limit Access
     to the Trading Advisors................................         20
    Possible Consequences of Using Multiple Trading Advisors
     for Spectrum Strategic, Spectrum Technical and Spectrum
     Select.................................................         20
    Possible Adverse Consequences of Unequal Apportionment
     of a Partnership's Assets among Trading Advisors.......         21
    Possible Adverse Consequences of Adding New Trading
     Advisors...............................................         21
    Trading Decisions Based on a Technical Trading Approach
     Such as Those Employed on Behalf of Spectrum Technical,
     Spectrum Global Balanced and Spectrum Select May Not
     Perform Under Certain Market Conditions................         21
  Taxation and Regulatory Risks.............................         22
    Possibility of Taxation as a Corporation................         22
    Partner's Tax Liability May Exceed Distributions........         22
    Possible Limitation on Deduction of Certain Expenses....         22
    Redemption of Units May Produce Negative Tax
     Consequences...........................................         22
    Tax Laws are Subject to Change..........................         22
    Deductibility of Passive Losses May Be Limited..........         22
    Possibility of Tax Audit................................         23
    Absence of Regulations Applicable to Securities Mutual
     Funds and Their Advisers...............................         23
Conflicts of Interest.......................................         24
    Relationship of the General Partner to DWR as Commodity
     Broker.................................................         24
    Accounts of Affiliates of the General Partner, the
     Trading Advisors, and the Commodity Brokers............         25
    Management of Other Accounts by the Trading Advisors....         25
    Customer Agreements with the Commodity Brokers..........         25
    Other Commodity Pools...................................         26
Fiduciary Responsibility....................................         26
Description of Charges......................................         28
    Charges to Each Partnership.............................         28
      1. Trading Advisors...................................         30
      2. Commodity Brokers..................................         31
      3. Expense Limitations................................         32
    Redemption Charges to Limited Partners..................         33
    Break Even Analysis.....................................         33
Investment Programs, Use of Proceeds and Trading Policies...         35
    Differences Among the Spectrum Series...................         36
    Spectrum Strategic......................................         37
    Spectrum Technical......................................         38
    Spectrum Global Balanced................................         39
    Spectrum Select.........................................         39
    Additional Partnerships.................................         40
    Trading Policies........................................         40
The Spectrum Series.........................................         42
    The Initial Offering....................................         42
    The Continuing Offering.................................         42
    Performance Records.....................................         43
Selected Financial Data.....................................         47
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................         49
  1. Dean Witter Spectrum Strategic L.P.....................         49
    Liquidity...............................................         49
    Capital Resources.......................................         49
    Results of Operations...................................         49
    Interest Income and Expenses............................         52
    Financial Instruments...................................         52
  2. Dean Witter Spectrum Technical L.P.....................         55
    Liquidity...............................................         55



                                      (v)

                                                                PAGE
                                                              ---------
    Capital Resources.......................................         55
    Results of Operations...................................         55
    Interest Income and Expenses............................         57
    Financial Instruments...................................         58
  3. Dean Witter Spectrum Global Balanced L.P...............         59
    Liquidity...............................................         59
    Capital Resources.......................................         59
    Results of Operations...................................         59
    Interest Income and Expenses............................         62
    Financial Instruments...................................         62
  4. Dean Witter Spectrum Select L.P........................         64
    Liquidity...............................................         64
    Capital Resources.......................................         64
    Results of Operations...................................         64
    Interest Income and Expenses............................         66
    Financial Instruments...................................         67
Capitalization..............................................         69
The General Partner.........................................         69
    Directors and Officers of the General Partner...........         71
The Trading Advisors........................................         72
    Introduction............................................         72
    General Description of Trading Approaches...............         72
      Systematic and Discretionary..........................         72
      Technical and Fundamental Analysis....................         73
      Trend-Following.......................................         73
      Risk Control Techniques...............................         73
    The Trading Advisors....................................         74
    Dean Witter Spectrum Strategic L.P......................         74
      1. Blenheim Investments, Inc..........................         74
      2. Stonebrook Capital Management, Inc.................         77
      3. Willowbridge Associates Inc........................         80
    Dean Witter Spectrum Technical L.P......................         83
      1. Campbell & Company, Inc............................         83
      2. Chesapeake Capital Corporation.....................         86
      3. John W. Henry & Company, Inc.......................         89
    Dean Witter Spectrum Global Balanced L.P................         95
      RXR, Inc..............................................         95
    Dean Witter Spectrum Select L.P.........................         97
      1. EMC Capital Management, Inc........................         98
      2. Rabar Market Research, Inc.........................         99
      3. Sunrise Capital Management, Inc....................        101
The Management Agreements...................................        104
    Term....................................................        104
    Liability and Indemnification...........................        104
    Obligations to a Partnership............................        104
Exchange Privilege..........................................        105
Redemptions.................................................        106
    Limited Right to Redeem Units without Redemption
     Charge.................................................        107
The Commodity Brokers.......................................        108
    Description of the Commodity Brokers....................        108
    Brokerage Arrangements..................................        108
Certain Litigation..........................................        109
The Futures, Options and Forwards Markets...................        109
    Futures Contracts.......................................        110
    Forward Contracts.......................................        110
    Options on Futures......................................        110
    Hedgers and Speculators.................................        111
    Commodity Exchanges.....................................        111
    Speculative Position Limits.............................        112
    Daily Limits............................................        112
    Regulations.............................................        112
                                                                PAGE
                                                              ---------
    Margins.................................................        113
The Limited Partnership Agreements..........................        114
    Nature of the Partnerships..............................        114
    Management of Partnership Affairs.......................        114
    Sharing of Profits and Losses...........................        115
    Restrictions on Transfers or Assignments................        115
    Amendments; Meetings....................................        116
    Indemnification.........................................        117
    Reports to Limited Partners.............................        117
Plan of Distribution........................................        118
Subscription Procedure......................................        120
Purchases by Employee Benefit Plans--ERISA Considerations...        122
Material Federal Income Tax Considerations..................        123
    Introduction............................................        123
    Partnership Status......................................        123
    Partnership Taxation....................................        123
    Cash Distributions and Redemptions......................        124
    Gain or Loss on Trading Activity........................        124
    Taxation of Limited Partners............................        126
    Tax Audits..............................................        129
State and Local Income Tax Aspects..........................        130
Potential Advantages........................................        130
    Investment Diversification..............................        130
    Futures Interests Traded................................        133
    Exchange Privilege......................................        133
    Diversified Professional Trading Management.............        133
    Limited Liability.......................................        133
    Interest Income.........................................        134
    Administrative Convenience..............................        134
Legal Matters...............................................        134
Experts.....................................................        134
Additional Information......................................        134
Glossary....................................................        135
    Certain Terms and Definitions...........................        135
    Blue Sky Glossary.......................................        136
Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum
  Strategic L.P., and Dean Witter Spectrum Technical L.P....        F-1
    Independent Auditors' Report............................        F-1
    Statements of Financial Condition.......................        F-2
    Statements of Operations................................        F-5
    Statements of Changes in Partners' Capital..............        F-8
    Statements of Cash Flows................................       F-10
    Notes to Financial Statements...........................       F-13
Dean Witter Select Futures Fund L.P. .......................       F-20
    Independent Auditors' Report............................       F-20
    Statements of Financial Condition.......................       F-21
    Statements of Operations................................       F-22
    Statements of Changes in Partners' Capital..............       F-23
    Statements of Cash Flows................................       F-24
    Notes to Financial Statements...........................       F-25
Demeter Management Corporation..............................       F-29
    Independent Auditors' Report............................       F-29
    Statements of Financial Condition.......................       F-30
    Notes to Statements of Financial Condition..............       F-31
      (certain information relating to the financial
       condition of Demeter Management Corporation's parent
       is contained in "The General Partner")
Exhibit A--Form of Amended and Restated Limited Partnership
  Agreement.................................................        A-1
    Annex--Request for Redemption...........................       A-21
Exhibit B--Specimen Form of Subscription and Exchange
  Agreement and Power of Attorney...........................        B-1


                                      (vi)

                           SUMMARY OF THE PROSPECTUS
                  THE DATE OF THIS PROSPECTUS IS MAY 11, 1998.


    The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.

                            INVESTMENT REQUIREMENTS

    The minimum investment for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an Individual Retirement Account ("IRA"); or (b) for eligible subscribers who, pursuant to a Subscription and Exchange Agreement and Power of Attorney (a "Subscription Agreement"), redeem units of limited partnership interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units of Limited Partnership Interest ("Units") of the Partnerships (each of such purchases are hereinafter referred to as a "Non-Series Exchange"), the lesser of (i) $5,000 ($2,000 in the case of an IRA),
(ii) the proceeds from the redemption of five units (two units in the case of an IRA), from commodity pools other than Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF, or (iv) the proceeds from the redemption of such subscriber's entire interest in such other commodity pool. In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units at the Monthly Closing (as defined below) held as of the date on which the redemption from the other commodity pool becomes effective. A subscription may be for Units of one Partnership, or may be divided among two or more Partnerships, provided that: (i) in the case of a new subscription (other than a Non-Series Exchange), the minimum subscription for any one Partnership is $1,000; and (ii) in the case of a Non-Series Exchange, the minimum subscription for any one Partnership is the proceeds of the redemption of one unit of the other commodity pool (or 100 units in the case of MSTAF). See "Purchases by Employee Benefit Plans--ERISA Considerations" and "Subscription Procedure" for special requirements applicable to purchases by IRAs and other employee benefit plans. The minimum subscription per Partnership for subscribers who already own Units and desire to make an additional investment in any Partnership is $500.

    Subscribers should be aware that there are minimum net worth and/or annual income suitability standards which must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription Agreement that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription Agreement (which may also require a greater minimum investment), and may be required to provide additional information regarding the subscriber's background and investment history. DWR and its account executives have a duty to determine that this is a suitable investment for the subscriber.

    Unless otherwise specified in the Subscription Agreement under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000. Certain jurisdictions impose more restrictive suitability and/or minimum investment requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription Agreement under the heading "State Suitability Requirements." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. A separate execution copy of the Subscription Agreement either accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office.

    All subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Limited Partnership Agreement of each Partnership permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in a Partnership for a significant period of time. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION

    In addition to this Prospectus, a sales brochure and introductory letters prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR account executive or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York, 10048.

                        THE DEAN WITTER SPECTRUM SERIES

    The Dean Witter Spectrum Series (the "Spectrum Series") consists of four Delaware limited partnerships, each formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (hereinafter referred to collectively as "futures interests"). The Spectrum Series consists of Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), Dean Witter Spectrum Global Balanced L.P. ("Spectrum Global Balanced," formerly, Dean Witter Spectrum Balanced L.P.), and Dean Witter Spectrum Select L.P. ("Spectrum Select," formerly, Dean Witter Select Futures Fund L.P.) (individually, a "Partnership," and collectively, the "Partnerships"). Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced were each organized as limited partnerships on April 29, 1994 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). Spectrum Select was organized as a limited partnership on March 21, 1991 under the Partnership Act. Spectrum Global Balanced changed its name from Dean Witter Spectrum Balanced L.P., and Spectrum Select changed its name from Dean Witter Select Futures Fund L.P., each effective April 20, 1998. The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The taxable year for each Partnership is the calendar year.

    A Partnership will terminate upon the first to occur of the following: (a) December 31, 2035 in the case of Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced, and December 31, 2025 in the case of Spectrum Select;
(b) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of its outstanding Units; (c) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner unless the Partnership's business is continued by a remaining or successor general partner; (d) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (e) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (f) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to or below $250,000; (g) a determination by the General Partner upon 60 days' notice to the Limited Partners to terminate the Partnership (except in the case of Spectrum Select, where the General Partner must determine that the Net Assets in relation to the operating expenses of Spectrum Select make it unreasonable or imprudent to continue the business of such Partnership); or (h) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreements--Reports to Limited Partners" as to Special Redemption Dates.

    Units are publicly offered for sale on a continuous basis to investors at Monthly Closings. See "Subscription Procedure."

    In the future, the Spectrum Series may be expanded to include additional limited partnerships.

    Each Partnership trades pursuant to the trading programs utilized by the trading advisors (each, a "Trading Advisor," and collectively, the "Trading Advisors") for such Partnership, as described more fully in "Differences Among the Spectrum Series" and "The Trading Advisors." Although the General Partner believes that each Partnership offers its Limited Partners a different trading approach and, correspondingly, a different potential rate of return on their investment, all speculative trading of futures interests is inherently risky and there can be no assurance that a Partnership can achieve a desired rate of return or effectively reduce the risk arising from an investment in such Partnership.

DEAN WITTER SPECTRUM STRATEGIC L.P.

    Spectrum Strategic seeks as its investment objective to generate long-term capital appreciation and portfolio diversification through speculative trading of futures interests by Trading Advisors who employ discretionary trading approaches in making trading decisions. The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc. ("Blenheim"), Stonebrook Capital Management, Inc. ("Stonebrook"), which will become a Trading Advisor effective June 1, 1998, and Willowbridge Associates Inc. ("Willowbridge").

CERTAIN SUMMARY STATISTICAL INFORMATION FOR SPECTRUM STRATEGIC (AS OF FEBRUARY 28, 1998)


Performance Information:                               Break-Even Information:
  Inception to date return (since 1994)          9.0%  Percentage of estimated annual net trading
  Compound annualized return                     2.6%    profits (after interest income) in order
                                                         to offset Partnership expenses                7.25%

Approximate Net Assets Allocated To:                   Percentage of estimated annual net trading
  Blenheim                                        39%    profits (after interest income) in order
  Stonebrook (effective 6/1/98)                   13%    to offset Partnership expenses and the
  Willowbridge                                    48%    2% redemption charge if Units are
                                                         redeemed during the first twelve months
                                                         after they are purchased                      9.27%


See "The Spectrum Series--Performance of Spectrum Strategic" for past performance of Spectrum Strategic. See "Description of Charges--Break Even Analysis" for details regarding the above break-even information. See "The Trading Advisors--Dean Witter Spectrum Strategic L.P." for information regarding Spectrum Strategic Trading Advisors and their trading programs.

DEAN WITTER SPECTRUM TECHNICAL L.P.

    Spectrum Technical seeks as its investment objective to generate long-term capital appreciation and portfolio diversification through speculative trading of futures interests by Trading Advisors who use technically-based trend-following trading programs. The Trading Advisors for Spectrum Technical are Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), and John W. Henry & Company, Inc. ("JWH"-Registered Trademark-).

CERTAIN SUMMARY STATISTICAL INFORMATION FOR SPECTRUM TECHNICAL (AS OF FEBRUARY 28, 1998)


Performance Information:                              Break-Even Information:
  Inception to date return (since 1994)        45.2%  Percentage of estimated annual net
  Compound annualized return                   11.9%    trading profits (after interest income)
                                                        in order to offset Partnership expenses      7.23%

Approximate Net Assets Allocated To:                  Percentage of estimated annual net
  Campbell (subject to reallocation)             22%    trading profits (after interest income)
  Chesapeake (subject to reallocation)           36%    in order to offset Partnership expenses
  JWH (subject to reallocation)                  42%    and the 2% redemption charge if Units
                                                        are redeemed during the first twelve
                                                        months after they are purchased              9.30%


See "The Spectrum Series--Performance of Spectrum Technical" for past performance of Spectrum Technical. See "Description of Charges--Break Even Analysis" for details regarding the above break-even information. See "The Trading Advisors--Dean Witter Spectrum Technical L.P." for information regarding Spectrum Technical's Trading Advisors and their trading programs.

DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to RXR, Inc. ("RXR"), a Trading Advisor whose trading approach utilizes both fundamental and technical analysis with an emphasis on world equity, fixed income and currency markets.

CERTAIN SUMMARY STATISTICAL INFORMATION FOR SPECTRUM GLOBAL BALANCED (AS OF FEBRUARY 28, 1998)

Performance Information:                              Break-Even Information:
  Inception to date return (since 1994)        42.7%  Percentage of estimated annual net
  Compound annualized return                   11.3%    trading profits (after interest income)
                                                        in order to offset Partnership expenses      0.91%

Net Assets Allocated To RXR:                    100%  Percentage of estimated annual net
                                                        trading profits (after interest income)
                                                        in order to offset Partnership expenses
                                                        and the 2% redemption charge if Units
                                                        are redeemed during the first twelve
                                                        months after they are purchased              2.94%

See "The Spectrum Series--Performance of Spectrum Global Balanced" for past performance of Spectrum Global Balanced. See "Description of Charges--Break Even Analysis" for details regarding the above break-even information. See "The Trading Advisors--Dean Witter Spectrum Global Balanced L.P." for information regarding Spectrum Global Balanced's Trading Advisor and its trading program.

DEAN WITTER SPECTRUM SELECT L.P.

    Spectrum Select has been added as another Partnership available for investment and Series Exchanges in the Spectrum Series, effective with the May 31, 1998 Monthly Closing. Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs. The Trading Advisors for Spectrum Select are EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise"). Prior to being added to the Spectrum Series, Spectrum Select had been a stand-alone commodity pool which had offered units to the public in three offerings concluded in September 1991, October 1993 and March 1997.

CERTAIN SUMMARY STATISTICAL INFORMATION FOR SPECTRUM SELECT (AS OF FEBRUARY 28,
1998)


Performance Information:                              Break-Even Information:
  Inception to date return (since 1991)       114.8%  Percentage of estimated annual net
  Compound annualized return                   12.3%    trading profits (after interest income)
                                                        in order to offset Partnership expenses      6.24%

Approximate Net Assets Allocated To:                  Percentage of estimated annual net
  EMC                                            28%    trading profits (after interest income)
  Rabar                                          41%    in order to offset Partnership expenses
  Sunrise                                        31%    and the 2% redemption charge if Units
                                                        are redeemed during the first twelve
                                                        months after they are purchased              8.29%


See "The Spectrum Series--Performance of Spectrum Select" for past performance of Spectrum Select. See "Description of Charges--Break Even Analysis" for details regarding the above break-even information. See "The Trading Advisors--Dean Witter Spectrum Select L.P." for information regarding Spectrum Select's Trading Advisors and their trading programs.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of each Partnership is Demeter Management Corporation ("Demeter" or the "General Partner"), a Delaware corporation. The General Partner and Dean Witter Reynolds Inc., a Delaware corporation ("DWR"), the selling agent and the non-clearing commodity broker for the Partnerships, are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). See "Conflicts of Interest," "The General Partner" and "The Commodity Brokers." Each Trading Advisor makes all trading decisions in respect of the funds of the Partnership allocated to such Trading Advisor, except that the General Partner may override the instructions of a Trading Advisor and make trading decisions under certain circumstances. See "The Management Agreements." The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, Telephone (212) 392-5453. The General Partner is or has been the general partner and commodity pool operator of 30 commodity pools, six of which have terminated. The General Partner had, in the aggregate, approximately 1.2 billion of net assets under management as of December 31, 1997.

                             THE COMMODITY BROKERS

    DWR acts as the Partnerships' non-clearing commodity broker, and Carr Futures, Inc., a Delaware corporation ("CFI") acts as the clearing broker for the Partnerships' futures interests trades and as the counterparty on the Partnerships' foreign currency forward contracts (CFI, together with DWR, the "Commodity Brokers"). DWR is a wholly-owned subsidiary of MSDW and currently acts as the non-clearing commodity broker for all but one of the commodity pools for which the General Partner acts as general partner and commodity pool operator, as well as for other commodity pools. DWR is not affiliated with any Trading Advisor. CFI is a wholly-owned subsidiary of Credit Agricole Indosuez and acts as the clearing commodity broker for most of the commodity pools for which the General Partner acts as general partner and commodity pool operator. CFI is not affiliated with the General Partner, DWR, MSDW, or any of the Trading Advisors. See "Conflicts of Interest," "Description of Charges--Charges to Each Partnership--2. The Commodity Brokers," and "The Commodity Brokers."

                                  RISK FACTORS

    As a general matter, an investment in any Partnership is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Except where specifically indicated, all of the risks described below are relevant to each of the Partnerships. Risks of an investment in the Partnerships include:

  RISKS RELATING TO FUTURES INTERESTS TRADING

       - Futures interests trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       - Futures interests trading is highly leveraged and relatively small price movements can result in significant losses to a Partnership.

       - Futures interests trading may be illiquid and in certain situations prevent a Partnership from limiting its loss on an unfavorable position.

       - Trading in forward contracts may subject a Partnership to losses if a counterparty is unable to meet its obligations.

       - Trading on foreign exchanges may result in a Partnership having less regulatory protection available. In addition, a Partnership may suffer losses due to exchange rate changes.

       - Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

       - The Partnerships have credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnerships' assets.

       - Speculative position limits may result in a Partnership having to liquidate profitable positions.

  RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS

       - Past results are not necessarily indicative of future performance.

       - Each Partnership incurs substantial charges regardless of whether it realizes profits. Based upon the fees and charges in effect as of June 1, 1998, Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced and Spectrum Select must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.25%, 7.23%, 0.91% and 6.24%, respectively, of their average annual Net Assets to offset Partnership expenses, and 9.27%, 9.30%, 2.94% and 8.29%, respectively, to offset Partnership expenses and the 2% redemption charge if Units are redeemed during the first twelve months after they are purchased. Spectrum Strategic had net trading losses in 1996. Spectrum Technical had net trading losses in 1994. Spectrum Global Balanced had net trading losses in 1996 and 1994. Spectrum Select had net trading losses in 1994 and 1992. See "The Spectrum Series--Performance Records."

       - The liquidity of the Units is restricted in that there is an absence of a secondary market, the ability to assign or transfer is restricted, redemptions are limited to monthly after the end of the sixth month after a Limited Partner first becomes a partner in any Partnership, and Units redeemed within twenty-four months of their purchase may be subject to redemption charges.

       - Significant actual and potential conflicts of interest exist involving the General Partner, the Partnerships, and DWR, which are affiliated entities represented by a single counsel.

       - Limited Partners do not participate in the management of the Partnerships or in the conduct of their business.

       - Limited Partners must rely on the General Partner's selection of Trading Advisors.

  RISKS RELATED TO THE TRADING ADVISORS

       - A Partnership will not be profitable unless the Trading Advisor(s) for the Partnership are successful with their trading programs.

       - Factors outside the control of a Trading Advisor may reduce the profitability of a trading program or require an alteration in the program.

       - A substantial increase in assets to a Trading Advisor may adversely affect its performance.

       - Possible increase in trading leverage could affect future performance of Blenheim for Spectrum Strategic.

       - The Management Agreement with a particular Trading Advisor may or may not be renewed, may be renewed on less favorable terms to the Partnership, or may be terminated by the Trading Advisor such that the Trading Advisor will no longer be available to the Partnership.

       - The use of multiple Trading Advisors could result in a Partnership holding offsetting interests in certain trades.

       - Assets may be reallocated from a Trading Advisor to an additional Trading Advisor who may subsequently incur trading losses.

       - New Trading Advisors may be allocated Partnership assets for management without prior notice to or approval by Limited Partners.

       - Technical trading programs require trending markets and substantial price moves to be profitable.

  TAXATION AND REGULATORY RISKS

       - If the tax laws and/or certain facts and circumstances change, a Partnership may be taxed as a corporation.

       - Profits earned in any year will result in taxable income to investors, even though the General Partner does not intend to make any distributions.

       - Deductibility of certain of a Partnership's expenses may be limited.

       - A Partnership's tax return may be audited by the Internal Revenue Service.

       - The Partnerships are not registered as investment companies or mutual funds, and investors, therefore, are not afforded the protective measures provided by such registration.

    Only the General Partner will be liable for a Partnership's obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon), are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges," and "The Limited Partnership Agreements--Nature of the Partnerships."

                             CONFLICTS OF INTEREST

    Significant actual and potential conflicts of interest exist in the structure and operation of the Partnerships, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by, the General Partner, DWR, the Trading Advisors and their affiliates. Such conflicts include the fact that the commodity brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR; that employees of DWR and Additional Sellers, if any, selling Units will receive a portion of the brokerage fees paid by the Partnerships, and thereby have a conflict in advising Limited Partners whether and when to redeem Units; that the General Partner, DWR and CFI may have conflicting demands in respect of other commodity pools; that the Trading Advisors, DWR and CFI, and individuals and entities associated with the General Partner, the Trading Advisors, DWR and CFI, may trade futures interests for their own accounts, which trading may compete with a Partnership for positions; that trading by the Trading Advisors for their own accounts and for other customers could result in application of position limits to restrict a Partnership's trading; that under the customer agreements with DWR and CFI, DWR or CFI may close out positions and take certain other actions with regard to a Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisors may compete with the Partnerships. See "Conflicts of Interest," "The General Partner," "The Commodity Brokers," and "The Trading Advisors."

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP

    Each Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges--Charges to Each Partnership." See also "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Substantial Charges to Each Partnership," "Investment Programs, Use of Proceeds and Trading Policies," "The Commodity Brokers," and "The Management Agreements." The fees and charges described below are those which will be in effect as of June 1, 1998.

DEAN WITTER SPECTRUM STRATEGIC L.P.

FORM OF COMPENSATION                                    AMOUNT OF COMPENSATION
------------------------------------------------------  ---------------------------------------------------------------------

Monthly Management Fee to Trading Advisors............  1/12 of 4% of the Net Assets allocated to each of Blenheim and
                                                        Willowbridge on the first day of each month (a 4% annual rate), and
                                                        1/12 of 3% of the Net Assets allocated to Stonebrook on the first day of each month (a 3% annual rate).

Monthly Incentive Fee to Trading Advisors.............  15% of the Trading Profits experienced with respect to each Trading
                                                        Advisor's allocated Net Assets as of the end of each calendar month.

Brokerage Fee to DWR..................................  A flat-rate monthly fee of 1/12 of 7.25% of the Net Assets (a 7.25%
                                                        annual rate) as of the first day of the month. Such fee covers all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Financial benefit to DWR from interest earned on the
Partnership's assets in excess of the interest paid to
the Partnership and from compensating balance
treatment in connection with its designation of a bank
or banks in which the Partnership's assets are
deposited.............................................  The aggregate of (i) the flat-rate brokerage fee payable by the
                                                        Partnership, as described above, and (ii) net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

DEAN WITTER SPECTRUM TECHNICAL L.P.

FORM OF COMPENSATION                                    AMOUNT OF COMPENSATION
------------------------------------------------------  ---------------------------------------------------------------------

Monthly Management Fee to Trading Advisors............  1/12 of 4% of the Net Assets allocated to each Trading Advisor on the first day of each month (a 4% annual rate).

Monthly Incentive Fee to Trading Advisors.............  15% of the Trading Profits experienced with respect to the Net Assets allocated to each of Campbell and JWH as of the end of each calendar month, and 19% of the Trading Profits experienced with respect to the
                                                        Net Assets allocated to Chesapeake as of the end of each calendar month.

Brokerage Fee to DWR..................................  A flat-rate monthly fee of 1/12 of 7.25% of the Net Assets (a 7.25%
                                                        annual rate) as of the first day of the month. Such fee covers all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Financial benefit to DWR from interest earned on the
Partnership's assets in excess of the interest paid to
the Partnership and from compensating balance
treatment in connection with its designation of a bank
or banks in which the Partnership's assets are
deposited.............................................  The aggregate of (i) the flat-rate brokerage fee payable by the
                                                        Partnership, as described above, and (ii) net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

FORM OF COMPENSATION                                    AMOUNT OF COMPENSATION
------------------------------------------------------  ---------------------------------------------------------------------

Monthly Management Fee to Trading Advisor.............  1/12 of 1.25% of the Net Assets on the first day of each month (a
                                                        1.25% annual rate).

Monthly Incentive Fee to Trading Advisor..............  15% of the Trading Profits experienced with respect to Net Assets as of the end of each calendar month.

Brokerage Fee to DWR..................................  A flat-rate monthly fee of 1/12 of 4.60% of the Net Assets (a 4.60%
                                                        annual rate) as of the first day of the month. Such fee covers all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Financial benefit to DWR from interest earned on the
Partnership's assets in excess of the interest paid to
the Partnership and from compensating balance
treatment in connection with its designation of a bank
or banks in which the Partnership's assets are
deposited.............................................  The aggregate of (i) the flat-rate brokerage fee payable by the
                                                        Partnership, as described above, and (ii) net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

DEAN WITTER SPECTRUM SELECT L.P.

FORM OF COMPENSATION                                    AMOUNT OF COMPENSATION
------------------------------------------------------  ---------------------------------------------------------------------
Monthly Management Fee to Trading Advisors............  1/12 of 3% of the Net Assets allocated to each Trading Advisor on the first day of each month (a 3% annual rate).

Monthly Incentive Fee to Trading Advisors.............  15% of the Trading Profits experienced with respect to each Trading
                                                        Advisor's allocated Net Assets as of the end of each calendar month.

Brokerage Fee to DWR..................................  A flat-rate monthly fee of 1/12 of 7.25% of the Net Assets (a 7.25%
                                                        annual rate) as of the first day of the month. Such fee covers all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.
Financial benefit to DWR from interest earned on the
Partnership's assets in excess of the interest paid to
the Partnership and from compensating balance
treatment in connection with its designation of a bank
or banks in which the Partnership's assets are
deposited.............................................  The aggregate of (i) the flat-rate brokerage fee payable by the
                                                        Partnership, as described above, and (ii) net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

    The management, incentive, and brokerage fees may not be increased unless Limited Partners of a Partnership are given prior notice thereof and an opportunity to redeem their Units, and are subject to additional limits as described under "Description of Charges--Charges to Each Partnership."

    BASED ON THE ANNUAL FEES AND EXPENSES OF SPECTRUM STRATEGIC, SPECTRUM TECHNICAL, SPECTRUM GLOBAL, AND SPECTRUM SELECT DESCRIBED ABOVE, EACH PARTNERSHIP MUST EARN ESTIMATED ANNUAL NET TRADING PROFITS (AFTER TAKING INTO ACCOUNT ESTIMATED INTEREST INCOME BASED UPON CURRENT RATES OF 5%) OF 7.25%, 7.23%, 0.91% AND 6.24%, RESPECTIVELY, OF SUCH PARTNERSHIP'S AVERAGE ANNUAL NET ASSETS IN ORDER TO AVOID DEPLETION OF ITS ASSETS.

REDEMPTION CHARGES TO LIMITED PARTNERS

    Persons who have been Limited Partners in a Spectrum Series Partnership for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein.

    Subject to certain exceptions, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date (as defined below). Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. For a more detailed discussion, including exceptions to such charges, see "Redemptions."

    BASED ON EACH PARTNERSHIP'S NET ASSET VALUE PER UNIT AS OF FEBRUARY 28, 1998 AND THE ANNUAL FEES AND EXPENSES OF EACH PARTNERSHIP, IN ORDER FOR A LIMITED PARTNER TO BREAK-EVEN (EARNING PROFITS SUFFICIENT TO PAY THE REDEMPTION CHARGE AND RECOUP ITS INITIAL INVESTMENT) UPON REDEMPTION AFTER ONE YEAR, SPECTRUM STRATEGIC, SPECTRUM TECHNICAL, SPECTRUM GLOBAL BALANCED AND SPECTRUM SELECT MUST EARN ESTIMATED NET TRADING PROFITS (AFTER TAKING INTO ACCOUNT ESTIMATED INTEREST INCOME BASED UPON CURRENT RATES OF 5%) OF $1.01 (9.27%), $1.35 (9.30%), $0.42
(2.94%) AND $1.78 (8.29%), RESPECTIVELY, PER UNIT. This assumes that each Trading Advisor's gross profits equal expenses, such that no incentive fees are earned by the Trading Advisor. See "Description of Charges--Break Even Analysis."

                               EXCHANGE PRIVILEGE

    If certain conditions are satisfied, a Limited Partner can redeem his Units in a Partnership as of the last day of any calendar month and, with the proceeds of such redemption, purchase Units of one or more other Partnerships (hereafter referred to as a "Series Exchange") at a price per Unit equal to 100% of the Net Asset Value thereof. A Series Exchange will be effected for a Limited Partner only if each of the following conditions is satisfied immediately prior to the Series Exchange: (i) the Partnership redeeming Units has assets sufficient to discharge its liabilities and redeem Units; (ii) the sixth month has elapsed after such person first became a Limited Partner in a Spectrum Series Partnership; (iii) the General Partner has received a properly completed Subscription Agreement at least 5 days prior to the date on which such Series Exchange is to be effective; (iv) a minimum of 50 Units must be exchanged, unless a Limited Partner is liquidating his entire interest in a Partnership; and (v) the Partnership issuing Units has a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered. There can be no assurance that any or a sufficient number of Units will be available for sale when a Series Exchange is requested. If Units are not registered or qualified for sale under either federal or applicable state law or pursuant to a current Prospectus, the General Partner will not be able to effect the Series Exchange for a Limited Partner.

                              REDEMPTION OF UNITS

    Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Such Units may be subject to redemption charges as described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the closing at which an investor first became a Limited Partner in a Spectrum Series Partnership in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

    A Limited Partner who purchases Units in a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described herein. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another commodity pool and used to purchase Units by (b) the total investment in the Partnerships. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnerships will not be subject to a redemption charge on 50% of his Units. Redemptions of Units will be deemed to be in the order in which they were purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions:
(a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Redemptions" and "Subscription Procedure." An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to the redemption charges described above with respect to the Units exchanged. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

    In addition to the information and reports described below under "The Limited Partnership Agreements-- Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission (the "SEC") rules and policies for commodity pools and similar investment vehicles.

    Redemptions must be made in whole Units, with a minimum of 50 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain redemptions is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities as of the end of the applicable month and the General Partner's timely receipt of a properly executed Request for Redemption. A Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions."

            LIMITED RIGHT TO REDEEM UNITS WITHOUT REDEMPTION CHARGE

    In view of the various changes to the Partnerships being implemented at this time, including changes in Trading Advisors, the addition of Spectrum Select to the Spectrum Series, and changes in the fees and charges to the Partnerships, the General Partner and DWR have determined to waive any applicable redemption charges with respect to redemptions of Units in any Partnership which occurs at the end of May and June 1998, and to waive the six-month holding period with respect to Units redeemed as of such month-ends.

                                 DISTRIBUTIONS

    Each Partnership will make distributions of profits, if any, at the sole discretion of the General Partner (it is currently the intention of the General Partner not to make distributions). Distributions may be made by credit to a Limited Partner's customer account with DWR. It is possible that no distributions will be made in some years in which a Partnership has taxable profits, realized or unrealized. However, a Limited Partner of such Partnership will nevertheless account for his share of such profits as income for federal tax purposes. See "Material Federal Income Tax Considerations."

                            TRANSFERABILITY OF UNITS

    The assignability or transferability of Units of each Partnership is limited by the applicable Limited Partnership Agreement and no assignee or transferee may become a substituted limited partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments."

                                  THE OFFERING

SECURITIES OFFERED

    Effective May 31, 1994, January 31, 1996 and April 30, 1996, the General Partner registered an aggregate of 38,500,000 Units with the SEC, allocating 12,500,000 Units to Spectrum Strategic, 18,000,000 Units to Spectrum Technical, and 8,000,000 Units to Spectrum Global Balanced, to cover initial and continuing sales and Exchanges of Units. As of February 28, 1998, 7,007,487.515, 14,519,087.519 and 2,500,193.823 Units of Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced, respectively, had been sold to the public during the Partnerships' initial offering and the Continuing Offering, leaving 5,492,512.485, 3,480,912.481 and 5,499,806.177 unsold Units of Spectrum
Strategic, Spectrum Technical and Spectrum Global Balanced, respectively. Effective the date of this Prospectus, the General Partner registered an additional 5,000,000 Units of Spectrum Technical.

    The General Partner of Spectrum Select (formerly, Dean Witter Select Futures Fund L.P. ("Select Fund")) initially offered 70,000 Units through a public offering which commenced May 17, 1991 and concluded on August 31, 1991, in which Units were sold for $1,000 at the initial closing, and at 100% of Net Asset Value at a supplemental closing (the initial closing and supplemental closing, hereinafter, the "Initial Offering"). During the Initial Offering, Select Fund accepted $60,268,482 and issued 60,853.334 Units. In accordance with the Limited Partnership Agreement, the General Partner contributed $630,000 (635.285 General Partnership Units) to Select Fund. Select Fund had a second offering of Units which commenced August 31, 1993 and concluded September 30, 1993 (the "Second Offering"). Units were offered at a price equal to 100% of the Net Asset Value of a Unit on the last day of the month immediately preceding the closing. During the Second Offering, Select Fund accepted $116,617,865.93 and issued 74,408.337 Units. In accordance with the Limited Partnership Agreement, the General Partner contributed $1,090,000 (695.482 General Partnership Units) to Select Fund. Select Fund had a third Offering of Units which commenced on October 17, 1996 and concluded on March 3, 1997 (the "Third Offering"). Units were offered at a price equal to 100% of the Net Asset Value of a Unit on the last day of the month immediately preceding the closing. During the Third Offering, Select Fund accepted $22,308,325.03 and issued 10,878.000 Units. In accordance with the Limited Partnership Agreement, the General Partner was not required to contribute any additional capital to Select Fund in conjunction with the Third Offering. Effective with the April 30, 1998 Monthly Closing, each outstanding Unit of Select Fund was converted into 100 Units of Spectrum Select. The purpose of this conversion is to value each Unit of Spectrum Select in a manner consistent with the value of Units of each of the other three Partnerships in the Spectrum Series. (Thus, based on the $2,148.09 Net Asset Value per Unit of Spectrum Select as of February 28, 1998, had each Unit been converted at that time into 100 Units, the Net Asset Value per Unit would have been equal to $21.48.)

    1,500,000 Units of Spectrum Select have been registered with the SEC to cover sales and Exchanges of Units of such Partnership.

    The General Partner may in the future register additional Units with the SEC.

SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than MSTAF, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF, or
(iv) the proceeds from the redemption of such subscriber's entire interest in such other commodity pool. A subscription may be for Units of one Partnership, or may be divided among two or more Partnerships, provided that: (i) in the case of a new subscription (other than a Non-Series Exchange), the minimum subscription for any one Partnership is $1,000; and (ii) in the case of a Non-Series Exchange, the minimum subscription for any one Partnership is the proceeds of the redemption of one unit of the other commodity pool (or 100 units in the case of MSTAF). A subscriber whose subscription is accepted by the General Partner at a closing and who desires to make an additional investment in the Partnerships may subscribe for Units at a subsequent closing with a minimum investment in any Partnership of $500. Certain jurisdictions may impose higher minimum investment requirements; see "State Suitability Requirements" in the Subscription Agreement. Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers. See "Investment Requirements," "Plan of Distribution," and "Subscription Procedure."

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription Agreement to DWR. In the Subscription Agreement, a subscriber will authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Partnerships' Escrow Account. In connection with any closing, a subscriber whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit the customer account and transfer such funds to the Escrow Account with the Escrow Agent on that date. In the case of an Exchange, a subscriber will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnerships.

    At each Monthly Closing, each Partnership will issue to each subscriber whose subscription is accepted the appropriate number of whole and fractions of Units as may be determined by dividing the subscription amount for such Partnership by the Net Asset Value of a Unit of such Partnership. See "Investment Requirements" and "Subscription Procedure."

PLAN OF DISTRIBUTION

    The Units are being offered and sold by each Partnership through DWR in the Continuing Offering. Pursuant to the Selling Agreement among the Partnerships, the General Partner, and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase Units in any Partnership. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. Each Partnership will sell Units at monthly closings to be held as of the last day of each month (each, a "Monthly Closing"). Units of each Partnership will be sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of the Monthly Closing. The Net Asset Value of a Unit of one Partnership is not related to any other Partnership and depends entirely on the Net Assets and the total number of Units of that Partnership outstanding.

    During the Continuing Offering, all subscription amounts received and not rejected by the General Partner will be held by The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), until subsequently accepted or rejected by the General Partner at a Monthly Closing. If a subscription is accepted by the General Partner, the Escrow Agent will promptly pay to the appropriate Partnership the accepted subscription funds and pay to DWR any interest earned on such subscription funds, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions.

    Employees of DWR and certain Additional Sellers, if any, will receive compensation from DWR, and not from the Partnerships, out of the brokerage fees paid to DWR by the Partnerships. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution."

NO SELLING COMMISSIONS OR CHARGES FOR ORGANIZATIONAL OR OFFERING EXPENSES

    In connection with the offering of Units by each Partnership pursuant to this Prospectus, no selling commissions or organizational or Continuing Offering expenses will be paid by the Limited Partners or the Partnership; DWR paid all costs incurred in connection with the organization of the Partnerships and the initial offering of Units and has paid and will continue to pay all of the costs incurred in connection with the Continuing Offering. The Partnerships will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from brokerage fees paid by the Partnerships and receipt of interest and compensating balance benefits with respect to the Partnerships' assets deposited with DWR). Except as otherwise provided herein, employees of DWR will receive from DWR (solely from its own funds) gross sales credits equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing, and, if properly registered with the CFTC and a member of the NFA, also will receive from DWR (solely from its own funds) gross sales credits of up to 86% of the brokerage fees attributable to outstanding Units sold by them and received by DWR from the Partnership each month beginning, (i) in the case of Spectrum Strategic, Spectrum Technical, and Spectrum Select, with the seventh month after the closing at which a Unit was issued, (ii) in the case of Spectrum Global Balanced, with the tenth month after the closing at which a Unit was issued, (iii) the first month after a Unit is issued pursuant to a Non-Series Exchange, or (iv) the month as of which such credits are first payable with respect to Units purchased pursuant to a Series Exchange, but with the seven- or ten-month period measured from the date the subscriber first became a Limited Partner, as described in Note (1) to the table on the front cover page of this Prospectus. See "Plan of Distribution." DWR's employees may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units. Net Assets will not be reduced as a result of any such compensation to DWR employees.

SUITABILITY STANDARDS

    Each investor (or person entitled to exercise control over assets of such investor's account under an IRA or other employee benefit plan) must represent and warrant in the Subscription Agreement that such investor and/or other person has received this Prospectus and satisfies certain suitability and/or investment requirements described under "-- Investment Requirements" above.

                                USE OF PROCEEDS

    The entire proceeds of this offering, together with the General Partner's capital contribution to each Partnership, will be divided among the Partnerships based on the number of Units sold by each Partnership and the Net Asset Value of each Unit sold, and deposited in each Partnership's futures trading accounts with DWR and used to trade futures interests. See "Investment Programs, Use of Proceeds and Trading Policies."

                         INTEREST ON PARTNERSHIP ASSETS

    Once each Partnership's assets are deposited with DWR and CFI, they will be held in separate customer segregated and secured funds accounts established by DWR and CFI for each Trading Advisor. DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Strategic, Spectrum Technical, and Spectrum Select, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Each Partnership's assets held by DWR or CFI may be used as margin solely for such Partnership's trading. See "Investment Programs, Use of Proceeds, and Trading Policies."

                               TAX CONSIDERATIONS

    In the opinion of the General Partner's tax counsel, the Partnerships will be classified as partnerships for federal income tax purposes and not as associations (or publicly traded partnerships) taxable as corporations. Accordingly, the Partnerships will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (E.G., capital or ordinary) when allocated to the Limited Partners. Moreover, the special allocation of Partnership gain or loss upon a redemption of Units, which retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. All such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation (including any Partnership's tax allocations in respect of redeemed Units), especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."

    Taxes payable by partners with respect to a Partnership's profits may exceed the amount of such Partnership's distributions, if any, for a taxable year. Based upon the current and contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnerships should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

    Cash distributions by a Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed a Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in a Partnership and, following the complete redemption, such Limited Partner has remaining tax basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."

    The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in a Partnership, provided such Foreign Limited Partner is not a dealer in commodities. In the event a Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." As regards tax-exempt Limited Partners, see "Purchases by Employee Benefit Plans--ERISA Considerations."

                                  RISK FACTORS

    In addition to the Risk Disclosure Statement appearing at the beginning of this Prospectus, prospective subscribers should consider the following risks before subscribing for Units. Except where specifically indicated, all risks described below are relevant to each of the Partnerships.

RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS

    FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; domestic and foreign political and economic events and policies; and changes in interest rates. The Partnerships' trading has been volatile. See "The Spectrum Series--Performance Records."

    Each Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of its clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of a Commodity Broker or a Commodity Broker itself to satisfy substantial deficiencies in such customer's account, a Partnership may be subject to a risk of loss of its funds on deposit with such Commodity Broker. See "The Futures, Options and Forwards Markets."

    FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in trading futures interests (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures interests trading account. As a result, a relatively small price movement in a futures interest may result in immediate and substantial losses to the investor. The Partnerships use substantial leverage which could, depending on performance, result in increased gain or loss. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage fees. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures, Options and Forwards Markets--Margins" and "The Limited Partnership Agreements--Nature of the Partnerships." See also "The Trading Advisors" for a discussion of the leverage utilized in the trading programs employed for each Partnership.

    FUTURES INTERESTS TRADING MAY BE ILLIQUID. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Partnership from promptly liquidating its unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.

    In addition, a Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under certain circumstances, a Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. See "Investment Programs, Use of Proceeds and Trading Policies--Trading Policies." It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. Similarly, trading in options on a particular futures interest may become restricted if trading in the underlying futures interest has become restricted. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Futures, Options and Forwards Markets." The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

    SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING. Each of the Partnerships trades in forward contracts, principally currency forward contracts. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.

    Generally, when a Trading Advisor for a Partnership instructs the Partnership to either sell or buy a particular currency, CFI will do back-to-back principal trades in order to carry out such instructions. CFI, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency at a negotiated price. CFI, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency at the same price. CFI will not attempt to profit from any mark-up or spread on the trade with the Partnership.

    Because performance of forward contracts is not guaranteed by any exchange or clearinghouse, a Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trades, including CFI. As of the date of this Prospectus, the sole counterparty with whom the Partnerships trade is CFI. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject a Partnership to substantial losses. The Partnerships will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.

    The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnerships. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnerships constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnerships from participating in transactions in such contracts. If the Partnerships were restricted in their ability to trade in the currency markets, the activities of certain Trading Advisors could be materially affected.

    SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. Each of the Partnerships trades in futures, forward and/or option contracts on exchanges located outside the United States where CFTC regulations do not apply. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, a Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. The General Partner attempts to monitor and control the credit exposure of trading on foreign exchanges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1. Dean Witter Spectrum Strategic L.P.--Financial Instruments."

    Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Futures, Options and Forwards Markets."

    Furthermore, as the Partnerships determine their respective Net Assets in United States dollars, with respect to trading on foreign markets the Partnerships will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars. Unless a Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Futures, Options and Forwards Markets."

    SPECIAL RISKS ASSOCIATED WITH TRADING OF FUTURES OPTIONS. Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnerships on certain foreign exchanges. Each of the Partnerships is authorized to trade options, and certain Trading Advisors have included options in their trading. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the physical commodity or futures contract underlying an option cannot be accurately predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. Therefore, trading in futures options can be extremely expensive if market volatility is incorrectly pzredicted. See "The Futures, Options and Forwards Markets--Options on Futures."

    THE PARTNERSHIPS HAVE CREDIT RISK TO THE COMMODITY BROKERS. The Partnerships have credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. Each of DWR and CFI, as a futures commission merchant for each Partnership's exchange-traded contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. With respect to a Partnership's off-exchange traded forward currency contracts with CFI, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1. Dean Witter Spectrum Strategic L.P.--Financial Instruments."

    POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures interests position which any person or group of persons may own, hold or control in particular futures interests.

    All futures interests accounts owned, controlled or managed by each Trading Advisor and its principals and affiliates will be combined for position limit purposes, to the extent they may be applicable. The Trading Advisors are the trading advisors for other commodity pools and/or numerous individual accounts and will in the future manage additional accounts. In this connection, each Management Agreement provides that if speculative position limits are exceeded by a Trading Advisor or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnerships) or in the opinion of the CFTC or any other regulatory body, exchange, or board, such Trading Advisor and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as nearly as possible in proportion to their respective equities to the extent necessary to comply with applicable position limits. See "The Management Agreements." While each Trading Advisor believes that established position limits, where applicable, will not adversely affect its contemplated trading for a Partnership, it is possible that, from time to time, the trading system or instructions of a Trading Advisor to a Partnership may have to be modified and that positions held by such Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of a Partnership. See "Conflicts of Interest--Management of Other Accounts by the Trading Advisors." Each Partnership is also subject to speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership. Speculative position limits are not applicable to forward contract trading, although the principals with which CFI or a Partnership may deal in the forward markets may limit the positions available to CFI or the Partnership as a consequence of credit considerations.

RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS

    PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. The past performance results of the Partnerships (see "The Spectrum Series--Performance Records") are not necessarily indicative of the future performance of the Partnerships.

    SUBSTANTIAL CHARGES TO EACH PARTNERSHIP. Each of the Partnerships incurs substantial charges from payment of the flat-rate brokerage fee to DWR and the management and incentive fees to its Trading Advisors, regardless of whether the Partnership realizes profits. See "Description of Charges--Charges to Each Partnership."

    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in each Limited Partnership Agreement, and there is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments." Limited Partners of a Partnership may require such Partnership to redeem all or part of their Units as of the last day of any month at the Net Asset Value thereof. However, Limited Partners may only redeem Units as of, but not before the sixth month-end following the closing at which such person first became a Limited Partner in a Spectrum Series Partnership. Furthermore, redemptions may only be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions of Units are subject to redemption charges through the end of the twenty-fourth month following the closing at which such Unit was issued. The foregoing redemption charges will not apply under the circumstances outlined herein with respect to Limited Partners who purchased Units in a Series Exchange or a Non-Series Exchange. Units purchased pursuant to a Series Exchange will not be subject to the six-month limitation on redemptions described above. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption in the form annexed to the Limited Partnership Agreement. All liabilities of the Partnerships are accrued daily and are reflected in the daily Net Asset Value of the Partnerships. See "Redemptions." Under certain circumstances (including, but not limited to, a Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due a Partnership from dealers, brokers, banks, or other persons), a Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."

    CONFLICTS OF INTEREST IN THE PARTNERSHIPS' STRUCTURE. DWR and the General Partner were instrumental in the organization of the Partnerships and may be deemed "promoters" of the Partnerships within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). Moreover, the Partnerships, DWR, and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with regard to this offering. See "Conflicts of Interest."

    LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Limited Partners will not participate in the management of a Partnership or in the conduct of its business. See "The Limited Partnership Agreements-- Management of Partnership Affairs." However, each Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreements--Amendments; Meetings."

    RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner in the selection of successful Trading Advisors for each Partnership. The selection by the General Partner of the current Trading Advisors for each Partnership involved numerous considerations. The General Partner evaluated the performance record of each Trading Advisor and determined which Trading Advisors were suitable for each Partnership's overall trading approach, trading policies and investment objectives. The General Partner reviewed other aspects of each Trading Advisor (including the Trading Advisor's trading program, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the Trading Advisor and its personnel and amount of funds under management), and made certain subjective judgments in retaining Trading Advisors for each Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to terminate and replace a Trading Advisor by reason of its poor performance or for other reasons, or to retain additional Trading Advisors for each Partnership, and similar judgments will have to be made from time to time. See "Differences Among the Spectrum Series."

    CERTAIN LITIGATION. DWR, the General Partner, other affiliated entities, Spectrum Select, certain limited partnership commodity pools of which the General Partner is the general partner (including Spectrum Select), and certain trading advisors to those pools, are all defendants in certain purported class actions. Generally, these class actions allege, among other things, fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. Although the ultimate outcome of the legal proceedings cannot be predicted with certainty, the DWR related parties believe that strong defenses to these allegations exist and, as such, they are being vigorously contested. In addition, the Commodity Brokers and the Trading Advisors from time to time are subject to various legal actions. See "Certain Litigation and "The Trading Advisors."

RISKS RELATING TO THE TRADING ADVISORS

    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. Under each Management Agreement, each Trading Advisor has exclusive responsibility for making trading decisions with respect to the Net Assets of the Partnership allocated to it, except in certain limited situations. No assurance can be given that the respective trading systems and strategies utilized by the Trading Advisors will prove successful under all or any market conditions.

    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Any factor which may lessen the prospect of major futures interests price trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce the Trading Advisors' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit the Trading Advisors' programs to function over time. Further, Trading Advisors may alter their programs from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading programs used by the Trading Advisors in the future may be different from those presently in use.

    POSSIBLE CONSEQUENCE OF INCREASING ASSETS MANAGED BY A TRADING ADVISOR. The total amount of funds being managed by each Trading Advisor may be substantially increased by the addition of assets to a Partnership's account managed by the Trading Advisor. There appears to be a tendency for the rates of return achieved by commodity trading advisors to diminish as equity under management increases. None of the Trading Advisors has agreed to limit the amount of additional equity which it may manage. There can be no assurance whatsoever as to the effect such increased equity will have on performance. See "The Trading Advisors."

    POSSIBLE INCREASE IN TRADING LEVERAGE COULD AFFECT FUTURE PERFORMANCE OF BLENHEIM FOR SPECTRUM STRATEGIC. The General Partner and Blenheim, one of the Trading Advisors for Spectrum Strategic, have agreed that Blenheim may leverage the funds of Spectrum Strategic allocated to it differently than its standard account using Blenheim's Global Markets Strategy. Under the Global Markets Strategy, Blenheim determines the amount of futures interest positions to be purchased for an account based, in part, on the designated account size in that account. Blenheim may trade the funds of Spectrum Strategic allocated to it as if it contained more funds than the actual equity in the account, but will not leverage the account at more than 50% above the leverage of a standard account. This practice will cause an increase in the positions held in the account and a greater degree of volatility. Blenheim may also, but is less likely to, use a lesser degree of leverage than its standard account. Blenheim has, up to the date of this Prospectus, used its standard leverage for the account of Spectrum Strategic. The ability of Blenheim to increase the leverage of the account of Spectrum Strategic could, depending on Blenheim's performance, result in increased gain or loss by Spectrum Strategic.

    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO THE TRADING ADVISORS. The Management Agreement with each Trading Advisor for Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced will not expire until November, 1998. The Management Agreement with each Trading Advisor for Spectrum Select will not expire until May 2000. Unless otherwise terminated upon written notice from each Trading Advisor at least 30 days prior to the expiration of the respective Management Agreement, each such agreement shall be automatically renewed for additional one-year terms. In addition, each Management Agreement may be terminated by the Partnership at any time without penalty on prior written notice and may be terminated by either party in certain circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General Partner may be unable to enter into arrangements with the Trading Advisor or another Trading Advisor which is substantially similar to the Management Agreements described in this Prospectus.

    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM STRATEGIC, SPECTRUM TECHNICAL AND SPECTRUM SELECT. The Trading Advisors for a Partnership will make trading decisions independent of each other. Thus, there is the possibility that a Partnership could hold opposite positions in the same or similar futures interests at or about the same time or during the same period of time. The General Partner has not prepared combined composite performance records of the Trading Advisors for each Partnership which analyze if this has in the past or might in the future occur. There is also the possibility that Trading Advisors for one or more Partnerships may from time to time enter identical orders, and therefore compete for the same trades. This competition could prevent the orders from being executed at a desired price.

    POSSIBLE ADVERSE CONSEQUENCES OF UNEQUAL APPORTIONMENT OF A PARTNERSHIP'S ASSETS AMONG TRADING ADVISORS. While the allocation of the assets of each Partnership from the proceeds received at the Monthly Closings is, at the date of this Prospectus, set forth under "Investment Program, Use of Proceeds and Trading Policies," the General Partner may, during the Continuing Offering, allocate a Partnership's assets among its Trading Advisors, or the trading systems of a Trading Advisor, in different proportions. Unequal apportionment of a Partnership's assets among its Trading Advisors or their systems will result in the performance of a Trading Advisor having a greater or lesser influence, as the case may be, on the performance of the Partnership as a whole. Further, a Trading Advisor could incur losses of such magnitude that the Partnership is unable to meet margin calls from the Net Assets allocated to that Trading Advisor. If this occurs, the General Partner is authorized under each Management Agreement to reapportion funds among the Trading Advisors for each Partnership and may be required to reallocate funds from more successful Trading Advisors. This could adversely affect the performance of such Trading Advisors and the Partnership.

    POSSIBLE ADVERSE CONSEQUENCES OF ADDING NEW TRADING ADVISORS. The General Partner may designate additional Trading Advisors to manage the funds of a Partnership and may reapportion funds among the Trading Advisors for each Partnership or among a particular Trading Advisor's trading systems. There is no maximum limit on the amount of funds which may be allocated to a Trading Advisor. A portion of the Net Assets of each Partnership may in the future be subject to management by Trading Advisors and/or trading systems that have not yet been chosen by the General Partner. Such additional Trading Advisors and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed Trading Advisors prior to their appointment or the performance record of such systems prior to their implementation.

    TRADING DECISIONS BASED ON A TECHNICAL TRADING APPROACH SUCH AS THOSE EMPLOYED ON BEHALF OF SPECTRUM TECHNICAL, SPECTRUM GLOBAL BALANCED AND SPECTRUM SELECT MAY NOT PERFORM UNDER CERTAIN MARKET CONDITIONS. Trading decisions of certain Trading Advisors for Spectrum Technical, Spectrum Global Balanced and Spectrum Select are based on "technical" trading methods as opposed to or in addition to "fundamental" trading methods. Fundamental trading methods attempt to examine external factors (such as governmental policies, domestic and foreign political and economic events, changing trade prospects, and similar factors which affect the supply and demand for a particular futures interest) in order to predict future prices. Technical trading systems, however, generate buy and sell signals which are not based on analysis of fundamental supply and demand factors, but rather are based, in most cases, upon a study of actual daily, weekly, and monthly price fluctuations, volume variations and changes in open interest and other related mathematical, statistical or quantitative data utilizing charts and/or computers.

    A limiting factor in the use of technical analysis is that such an approach generally requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. Any trading approach which is based upon such technical concepts may not perform well when futures interests markets are trendless or erratic, because a technical approach may fail to identify a trend on which action should be taken or it may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading approach may underperform other trading approaches when fundamental factors dominate price moves within a given market. For example, since technical analysis generally does not take into account fundamental factors such as supply, demand, and political and economic events (except insofar as such factors may have influenced price and other technical data constituting input information for such approach), a technical trading approach may be unable to respond to fundamental causative events until after their impact has ceased to influence the markets; positions dictated by such resultant price movements may be incorrect in light of the fundamental factors then affecting the markets. See "The Trading Advisors--General Description of Trading Approaches."

TAXATION AND REGULATORY RISKS

    POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current United States federal income tax (hereinafter "federal income tax") laws and regulations, each Partnership will be classified as a partnership and not as an association (or publicly traded partnership) taxable as a corporation. That status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If a Partnership were taxed as a corporation for federal income tax purposes, income or loss of such Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable to the Partners as dividends or capital gains. See "Material Federal Income Tax Considerations."

    PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If a Partnership has profits for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to its Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, a Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."

    POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that in its opinion various expenses incurred by the Partnerships should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. Such advice is not binding on the Internal Revenue Service or any court. If a Partnership's expenses (including incentive fees) were treated as subject to these limitations, a Limited Partner's after-tax return could be significantly reduced. See "Material Federal Income Tax Considerations."

    REDEMPTION OF UNITS MAY PRODUCE NEGATIVE TAX CONSEQUENCES. Each Partnership will allocate taxable gains or losses to a Limited Partner who redeems a Unit generally to the extent such Limited Partner's capital account allocable to such Unit differs from the federal income tax basis allocable to such Unit. Gain or loss allocable to a Limited Partner as his distributive share of Partnership gain or loss (including such distributive share arising from a special allocation upon redemption of Units) retains the same character as in the hands of the Partnership. Accordingly, this special allocation of Partnership gain or loss upon a redemption of Units may alter or modify the character of such Limited Partner's income arising from a redemption of Units (by reducing the amount of long-term capital gain recognized upon a receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. Further, no assurance can be given that the Internal Revenue Service will not challenge a Partnership's tax allocations (including the special allocation upon redemption of Units), and if such allocations are successfully challenged, the amount of income or loss allocated to the Limited Partners may be increased or reduced, or the character of such income or loss may be modified. See "Material Federal Income Tax Considerations."

    TAX LAWS ARE SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Partnerships will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in federal income tax law cannot be determined prior to enactment of any new tax legislation or administrative or judicial action. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Partnerships. Prospective subscribers should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of any future proposed tax legislation or administrative or judicial action.

    DEDUCTIBILITY OF PASSIVE LOSSES MAY BE LIMITED. Losses from a passive activity ("passive losses") are generally disallowed to the extent such losses exceed income from all passive activities ("passive income"). Pursuant to Proposed and Temporary Treasury Regulations, none of the Partnerships will be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction or loss from a Partnership will not be characterized as passive income or loss, and Partnership gains allocable to the Limited Partners will not be available to offset passive losses from other investments. However, Partnership gains allocable to the Limited Partners will be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to the Limited Partners will be available to offset other income, regardless of source. See "Material Federal Income Tax Considerations."

    POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that adjustments to such returns will not be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."

    ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. None of the Partnerships is registered as an investment company or a "mutual fund" under the Investment Company Act of 1940, as amended (or any similar state law), and the General Partner and most of the Trading Advisors are not registered as investment advisers under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, each Trading Advisor is registered as a commodity trading advisor, and DWR and CFI are each registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.

    THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO DWR AS COMMODITY BROKER

    The General Partner is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"), a principal subsidiary of which, DWR, acts as the non-clearing Commodity Broker for each Partnership pursuant to a Customer Agreement. In such capacity, DWR receives brokerage fees for futures interests transactions effected for each Partnership pursuant to the instructions of its Trading Advisors. Because the General Partner is an affiliate of DWR, there has been no arm's-length negotiation of the flat-rate brokerage fees charged to each Partnership (CFI's fees will be paid by DWR). Moreover, because of such relationship, the General Partner has a conflict of interest between its responsibilities to limit and reduce the brokerage fees paid by the Partnerships and otherwise manage the Partnerships for the benefit of the Limited Partners and its interest in obtaining for DWR favorable brokerage fees, as well as a disincentive to replace DWR as the non-clearing Commodity Broker for the Partnership. Most customers of DWR who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Six of the 23 currently active commodity pools for which Demeter acts as general partner are charged flat-rate asset-based brokerage fees, 16 of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (I.E., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and one is charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Brokers" and "Fiduciary Responsibility."

    The General Partner selected the Trading Advisors and will participate in the selection of any new Trading Advisors for the Partnerships. However, because the selection of Trading Advisors who engage in a high volume of trades will increase the costs to DWR, without DWR's receipt of an offsetting increase in revenue, the General Partner has an incentive to select Trading Advisors who engage in a low volume of trades.

    In addition, the Partnerships, DWR, and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of, and there has been no independent due diligence conducted with respect to, this offering. However, the General Partner has a fiduciary duty under the Partnership Act to exercise good faith and fairness in all dealings on behalf of the Partnerships, including the Partnerships' dealings with DWR, as Commodity Broker. See "Fiduciary Responsibility." In addition, the Limited Partnership Agreements contain restrictions on the General Partner's ability to contract with its affiliates on behalf of the Partnerships. See "The Limited Partnership Agreements--Management of Partnership Affairs."

    While each Customer Agreement is nonexclusive, so that each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreements and other arrangements between each Partnership and the Commodity Brokers are fair, reasonable and competitive, and represent the best price and services available, considering the matters discussed in this paragraph below and in the immediately following paragraph. DWR is subject to the risk and expense of organizing the Partnerships, offering the Units and paying the Partnerships' ordinary administrative expenses. Further, the General Partner, an affiliate of DWR, will provide ongoing services to the Partnerships, which include administering the redemption and Exchanges of Units, and the General Partner has financial obligations as the general partner of the Partnerships. A significant portion of the brokerage fees paid to DWR by each Partnership is paid by DWR to its employees and certain Additional Sellers, if any, for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees and Additional Sellers, if any, who provide continuing advice to Limited Partners as to when and whether to make additional investments or redeem or Exchange Units may have a conflict of interest by reason of their receipt of a portion of the brokerage fees paid to DWR by the Partnerships.

    The General Partner will review the brokerage arrangements at least annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Brokers" and "Fiduciary Responsibility."

    DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnerships and other commodity pools and accounts. Certain pools may generate larger brokerage commissions, resulting in increased payments to DWR employees as described above. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE
  COMMODITY BROKERS

    While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain officers, directors and employees of the General Partner and the Commodity Brokers, and their affiliates, principals, officers, directors and employees, may trade futures interests for their own proprietary accounts. The records of such trading will not be available to Limited Partners. In addition, CFI is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. Thus, CFI may effect transactions for the account of a Partnership in which the other parties to such transactions are employees or affiliates of the General Partner, a Trading Advisor or CFI, or customers or correspondents of CFI. Such persons might also compete with a Partnership in bidding on purchases or sales of futures interests without knowing that such Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of the Commodity Brokers, a Trading Advisor or the General Partner might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices. In addition, certain of the officers and directors of the General Partner (who are also employees of and are compensated by DWR) may individually receive from DWR compensation and bonuses based on various factors, including brokerage fees generated by the Partnerships. See "The General Partner" and "The Commodity Brokers."

    The Limited Partnership Agreements provide that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS

    Each Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. Each Trading Advisor and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools and will continue such activities in the future. Some Trading Advisors may also operate more than one trading program in their management of accounts, some of which systems may not be used in trading for the Partnerships. Such other trading programs have in the past and may in the future experience significantly different performance results than the programs used in trading for the Partnerships. Each Trading Advisor is required to aggregate futures interests positions in other accounts managed by it with futures interests positions in the applicable Partnership's account for speculative position limit purposes. Such aggregation of positions could require the applicable Trading Advisor to liquidate or modify positions for all such accounts, and such liquidation or modification may adversely affect such Partnership. A Trading Advisor may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading Advisor makes trading decisions for such accounts and a Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the accounts of the Trading Advisors and their principals and accounts managed by them will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS

    Each Partnership has opened a separate trading account with each of the Commodity Brokers for each of its Trading Advisors pursuant to its Customer Agreements with the Commodity Brokers. Under the Customer Agreements, all funds, futures interests and securities positions and credits carried for the Partnership are held as security for such Partnership's obligations to the Commodity Brokers; the margins required to initiate or maintain open positions will be as established by the Commodity Brokers from time to time; and the Commodity Brokers may close out positions, purchase futures interests, or cancel orders at any time they deem necessary for their protection, without the consent of the Partnership. Each Partnership also has agreed to indemnify and defend the Commodity Brokers and their stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as such Partnership's commodity broker. Each Commodity Broker, the General Partner or the Limited Partners of a Partnership by majority vote may terminate the brokerage relationship and close the Partnership's futures interests account at the Commodity Brokers upon 60 days' prior written notice and under certain other circumstances. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

    The General Partner is or has been the general partner for 26 other commodity pools. DWR is the non-clearing commodity broker for 25 of such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnerships in that any one or more of such pools might compete with the Partnerships for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

    Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners of each Partnership to exercise good faith and fairness in all dealings affecting such Partnership. The General Partner's fiduciary duty to the Limited Partners under each Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreements prohibit the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Advisors for each Partnership also have a fiduciary duty under applicable law to that Partnership.

    The Limited Partnership Agreements, the Customer Agreements, the Selling Agreement and the Management Agreements generally provide that the General Partner, the Commodity Brokers, the Trading Advisors and their "affiliates" (as defined in each Limited Partnership Agreement) shall not be liable to a Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Partnership which the General Partner, the Commodity Brokers, or the Trading Advisor, as applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, the Commodity Brokers, the Trading Advisor or their affiliates, as applicable, constituted misconduct or negligence.

    Under the Limited Partnership Agreements, the Customer Agreements, the Selling Agreement, and the Management Agreements, each Partnership has generally agreed to indemnify, defend, and hold harmless the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, the Trading Advisors for such Partnership, and their respective affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, conduct, or activities undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner, the Commodity Brokers, DWR, the Additional Seller, or the Trading Advisor, as applicable, has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in or not opposed to the best interests of the Partnership, and (2) the act, omission, conduct, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Payment of any indemnity to such person by a Partnership would reduce the Net Assets of such Partnership. The General Partner does not carry insurance covering such potential losses and it is not contemplated that the Partnerships will carry liability insurance covering such potential losses or indemnification exposure.

    Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of a Partnership, the General Partner or any affiliate thereof may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, the Commodity Brokers, DWR, any Additional Sellers, the Trading Advisors, or their affiliates by a Partnership shall be permitted for losses, liabilities, or expenses arising from or out of alleged violations of federal or state securities laws unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of a Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR and CFI) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP

    Each Partnership is subject to substantial charges, all of which are described in detail below. The fees and charges below are those which will be in effect as of June 1, 1998.

                               SPECTRUM STRATEGIC

              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 4% of the Net Assets allocated to each of
                                                                          Blenheim and Willowbridge on the first day of each
                                                                          month (a 4% annual rate), and 1/12 of 3% of the
                                                                          Net Assets allocated to Stonebrook on the first
                                                                          day of each month (a 3% annual rate).

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to each Trading Advisor's allocated Net
                                                                          Assets as of the end of each calendar month.

DWR...............................  Brokerage Fee.                        A flat-rate monthly fee of 1/12 of 7.25% of the
                                                                          Net Assets (a 7.25% annual rate) as of the first
                                                                          day of each month. Such fee covers brokerage
                                                                          commissions, transaction fees and costs, and
                                                                          ordinary administrative and continuing offering
                                                                          expenses.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.

                               SPECTRUM TECHNICAL

              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 4% of the Net Assets allocated to each
                                                                          Trading Advisor on the first day of each month (a
                                                                          4% annual rate).

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to the Net Assets allocated to Campbell
                                                                          and JWH as of the end of each calendar month, and
                                                                          19% of the Trading Profits experienced with
                                                                          respect to the Net Assets allocated to Chesapeake
                                                                          as of the end of each calendar month.

              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
DWR...............................  Brokerage Fee.                        A flat-rate monthly fee of 1/12 of 7.25% of the
                                                                          Net Assets (a 7.25% annual rate) as of the first
                                                                          day of each month. Such fee covers brokerage
                                                                          commissions, transaction fees and costs, and
                                                                          ordinary administrative and continuing offering
                                                                          expenses.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.

                            SPECTRUM GLOBAL BALANCED

              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisor...................  Monthly Management Fee.               1/12 of 1.25% of Net Assets of Spectrum Balanced
                                                                          on the first day of each month (a 1.25% annual
                                                                          rate).

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to Net Assets as of the end of each
                                                                          calendar month.

DWR...............................  Brokerage Fee.                        A flat-rate monthly fee of 1/12 of 4.60% of 1% of
                                                                          the Net Assets (a 4.60% annual rate) as of the
                                                                          first day of each month. Such fee covers all
                                                                          brokerage commissions, transaction fees and costs,
                                                                          and ordinary administrative and continuing
                                                                          offering expenses.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.

                                SPECTRUM SELECT

              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 3% of the Net Assets allocated to each
                                                                          Trading Advisor on the first day of each month (a
                                                                          3% annual rate).

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to each Trading Advisor's allocated Net
                                                                          Assets as of the end of each calendar month.

DWR...............................  Brokerage Fee.                        A flat-rate monthly fee of 1/12 of 7.25% of the
                                                                          Net Assets (a 7.25% annual rate) as of the first
                                                                          day of each month. Such fee covers brokerage
                                                                          commissions, transaction fees and costs, and
                                                                          ordinary administrative and continuing offering
                                                                          expenses.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.

    1.  TRADING ADVISORS

    Each Partnership must pay each of its Trading Advisors a monthly management fee, whether or not the assets of the Partnership as a whole or the assets allocated to such Trading Advisor are profitable, and will pay each of its Trading Advisors an incentive fee if Trading Profits are earned on such Trading Advisor's allocated Net Assets.

    (a) MONTHLY MANAGEMENT FEE. Each of Spectrum Strategic and Spectrum Technical pays each of its Trading Advisors a monthly management fee equal to 1/12 of 4% (a 4% annual rate) (except Spectrum Strategic pays Stonebrook 1/12 of 3% (a 3% annual rate)) of such Partnership's Net Assets allocated to such Trading Advisor as of the first day of each month. Spectrum Global pays its Trading Advisor a monthly management fee equal to 1/12 of 1.25% (a 1.25% annual rate) of its Net Assets as of the first day of each month. Spectrum Select pays each of its Trading Advisors a monthly management fee equal to 1/12 of 3% (a 3% annual rate) of such Partnership's Net Assets allocated to such Trading Advisor as of the first day of each month. For the year ended December 31, 1997, Spectrum Strategic, Spectrum Technical, Spectrum Global, and Spectrum Select paid aggregate management fees of $2,212,788, $5,832,758, $269,162, and $5,239,533, respectively.

    For example, if the Net Assets of Spectrum Strategic equaled $20,000,000 as of the first day of each month during the fiscal year, the Trading Advisors would receive an aggregate monthly management fee for the year of $800,000
( 1/12 of 4% of $20,000,000 per month, or $66,667, times 12). The management fee payable to the Trading Advisors in the foregoing example would be divided among them based on the portion of the $20,000,000 in Net Assets allocated to each such Trading Advisor at the beginning of each month.

    If during any month a Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by a Trading Advisor or Advisors, is otherwise unable to utilize the trading advice of such Trading Advisor(s) on any of the trading days of that period for any reason, the management fee described above will be prorated based on the ratio by which the number of trading days in the month which such Partnership's account managed by the Trading Advisor(s) engaged in trading operations or utilized the trading advice of the Trading Advisor(s) bears to the total number of trading days in the month. If a Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

    (b) INCENTIVE FEE. Each Partnership must pay a monthly incentive fee equal to 15% (19% in the case of Chesapeake for Spectrum Technical) of Trading Profits experienced with respect to each Trading Advisor's allocated Net Assets as of the end of each calendar month. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the Trading Advisor's allocated Net Assets, decreased by monthly management fees and brokerage fees which are chargeable to the Trading Advisor's allocated Net Assets; with such Trading Profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by any Partnership. For the year ended December 31, 1997, Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced, and Spectrum Select paid aggregate incentive fees of $427,094, $369,975, $300,250, and $49,989, respectively.

    If any payment of incentive fees is made to a Trading Advisor on account of Trading Profits with respect to its allocated Net Assets and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor will be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees will be payable to the Trading Advisor until the Partnership has again earned Trading Profits with respect to that Trading Advisor's allocated Net Assets; PROVIDED, HOWEVER, that if a Trading Advisor's allocated Net Assets are reduced or increased because of redemptions, additions or reallocations that occur at the end of or subsequent to an incentive period in which the Trading Advisor experiences a futures interests trading loss with respect to its allocated Net Assets, the trading loss for that incentive period which must be recovered before the Net Assets allocated to the Trading Advisor will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing such Trading Advisor's allocated Net Assets after such increase or decrease by such Trading Advisor's allocated Net Assets immediately before such increase or decrease and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month with respect to a Trading Advisor's allocated Net Assets without the payment of an intervening incentive fee and such Trading Advisor's allocated Net Assets are increased or reduced in more than one such month because of redemptions, additions or reallocations, then an adjustment to the trading loss for each such month will be made in accordance with the formula described above and such increased or reduced amount of futures interests trading loss will be carried forward and used to offset subsequent futures interests trading profits.

    Thus, for example, if a Trading Advisor for Spectrum Strategic earned Trading Profits of $1,000,000 with respect to its allocated Net Assets for the period ended May 31, 1998, the Trading Advisor would receive an incentive fee of $150,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss with respect to its allocated Net Assets for the period ended June 30, 1998, no incentive fee will be paid to the Trading Advisor for that period. If the Trading Advisor is to earn an incentive fee for the following period ending July 31, 1998, the Trading Advisor will have to earn Trading Profits exceeding $250,000 for that period, since the incentive fee is payable based upon Trading Profits measured from the last period for which an incentive fee was paid (I.E., May 31), and not from the immediately preceding period. For the period ended July 31, 1998, Trading Profits would be equal to the amount of profits in excess of $250,000. The Trading Advisor would receive an incentive fee for such period equal to 15% of such Trading Profits. (The foregoing example assume no redemptions or reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)

    Because incentive fees are determined and paid separately for each Trading Advisor, each Partnership (except Spectrum Global Balanced) may be required to pay an incentive fee to one or two Trading Advisors in any given period in spite of losses or a lack of Trading Profits experienced by the Partnership as a whole.

    2.  COMMODITY BROKERS

    (a) BROKERAGE FEES. Commodity brokerage fees for futures interests trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interests and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreements with the Commodity Brokers, the Partnerships do not pay commodity brokerage commissions on a per-trade basis, but rather pay a monthly flat-rate based on their Net Assets. Spectrum Strategic, Spectrum Technical, and Spectrum Select each pays to DWR a monthly flat-rate fee of 1/12 of 7.25% of such Partnership's Net Assets as of the first day of each month (a 7.25% annual rate), and Spectrum Global Balanced pays to DWR a monthly flat-rate fee of 1/12 of 4.60% of such Partnership's Net Assets as of the first day of each month (a 4.60% annual rate). For the year ended December 31, 1997, Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced paid brokerage fees, and Spectrum Select paid aggregate brokerage commissions, transaction fees and costs, and ordinary administrative expenses, of $4,414,327, $11,617,770, $1,124,531, and $9,777,851, respectively. DWR receives such brokerage fees, irrespective of the number of trades executed on the Partnership's behalf.

    From the flat-rate brokerage fees received by it, DWR pays or reimburses the Partnerships for all fees and costs of CFI for executing trades by the Partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions. DWR also pays, from the flat-rate brokerage fee received from each Partnership, the ordinary administrative and continuing offering expenses of the Partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to Limited Partners and regulatory bodies. Continuing offering expenses include the cost of legal, accounting and auditing fees, printing costs, solicitation and marketing costs and other related fees and expenses.

    Such payments to DWR are compensation, in part, for the risks of organizing the Partnerships and conducting the initial and continuing offerings. Specifically, DWR paid all of the costs incurred in connection with the organization of the Partnerships and the initial offering of Units by Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced, and the three prior offerings by Spectrum Select, and will pay the costs of the Continuing Offering. The Partnerships will not reimburse DWR for any such organization and offering costs, and while DWR may recoup such costs from the brokerage fees paid by each Partnership, the Partnerships will not be liable for any such costs at any time. Additionally, the General Partner, an affiliate of DWR, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Advisors for the Partnerships and administering the redemption and Exchange of Units. Such fee also enables DWR to compensate its employees or Additional Sellers who provide continuing services to Limited Partners to whom they have sold Units. See "The Commodity Brokers--Brokerage Arrangements" and "Plan of Distribution."

    While each Partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the Trading Advisors' historical trading, that such flat-rate brokerage fees would translate into roundturn commissions ranging from approximately $30-40 for Spectrum Global Balanced, $25-35 for Spectrum Strategic, $35-45 for Spectrum Technical, and $35-45 for Spectrum Select. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OF THE FOREGOING ESTIMATES, AS THEY ARE TOTALLY DEPENDENT ON THE NUMBER OF TRANSACTIONS EFFECTED BY THE TRADING ADVISORS FOR THE RESPECTIVE PARTNERSHIPS.

    (b) FINANCIAL BENEFITS. DWR benefits from the interest crediting arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Programs, Use of Proceeds and Trading Policies."

    3.  EXPENSE LIMITATIONS

    No increase in any of the management, incentive or brokerage fees payable by a Partnership may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner in such Partnership at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice will not be subject to any redemption charges. Notwithstanding the foregoing, in accordance with guidelines applied by certain state securities regulators (see "Glossary--Blue Sky Glossary"), each Partnership's fees and expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net

Assets annually; (b) the incentive fee payable by the Partnership to a Trading Advisor shall not exceed 15% of the Partnership's Trading Profits, PROVIDED that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%);
(c) if the Partnership were to pay roundturn brokerage commissions, such brokerage commissions (excluding transaction fees and costs) payable by the Partnership to any commodity broker for the Partnership shall not exceed 80% of such commodity broker's published non-member rates for speculative accounts; and
(d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any commodity broker for the Partnership, (ii) any transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to any commodity broker for the Partnership (after crediting the Partnership with interest) shall not exceed 14% annually of the Partnership's average month-end Net Assets during such calendar year. The General Partner or an affiliate thereof will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES TO LIMITED PARTNERS

    Persons who have been Limited Partners in a Spectrum Series Partnership for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein.

    Subject to certain exceptions, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date (as defined below). Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. For a more detailed discussion, including exceptions to such charges, see "Redemptions."

BREAK EVEN ANALYSIS

    Based upon the annual fees and expenses as of June 1, 1998, Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced, and Spectrum Select must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.25%, 7.23%, 0.91% and 6.24%, respectively, of their average annual Net Assets in order to offset Partnership expenses, and 9.27%, 9.30%, 2.94% and 8.29%, respectively, to offset Partnership expenses and the 2% redemption charge if Units are redeemed during the first year of investment. This assumes that each Trading Advisor's gross profits equal expenses such that no incentive fees are earned by the Trading Advisor.

    Based upon the Net Asset Value per Unit as of February 28, 1998, Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced, and Spectrum Select must earn estimated net trading profits of $1.01, $1.35, $0.42, and $1.78 per Unit, respectively, in order for a Limited Partner to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 2% redemption charge (as calculated below).

                                                                                 SPECTRUM     SPECTRUM     SPECTRUM     SPECTRUM
                                                                                 STRATEGIC    TECHNICAL     GLOBAL      SELECT(7)
                                                                                -----------  -----------  -----------  -----------
                                                                                     $            $            $            $
Selling Price per Unit(1).....................................................       10.90        14.52        14.27        21.48
Management Fee(2).............................................................         .44          .58          .18          .64
Brokerage Fee(3)..............................................................         .79         1.05          .66         1.56
Less Interest Income(4).......................................................        (.44)        (.58)        (.71)        (.86)
Redemption Fee(5).............................................................         .22          .30          .29          .44
Incentive Fee(6)..............................................................      --           --           --           --
Amount of Trading Income Required for a Limited Partner to Recoup its
  Investment at the End of One Year...........................................        1.01         1.35         0.42         1.78
Percentage of Selling Price per Unit..........................................        9.27%        9.30%        2.94%        8.29%

---------

NOTES

(1) Units are offered for sale at Monthly Closings held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit at the close of business as of the date of the Closing. The selling price per Unit was based on the Net Asset Value per Unit as of February 28, 1998.

(2) In the case of Spectrum Strategic and Spectrum Technical, monthly management fees are 1/12 of 4% (a 4% annual rate) (except Spectrum Strategic pays Stonebrook 1/12 of 3% (a 3% annual rate)) of the Net Assets allocated to each Trading Advisor on the first day of each month. In the case of Spectrum Global Balanced, the monthly management fee is 1/12 of 1.25% (a 1.25% annual rate) of the Partnership's Net Assets on the first day of each month. Effective June 1, 1998, Spectrum Select will be charged a monthly management fee of 1/12 of 3% (a 3% annual rate) of the Net Assets allocated to each Trading Advisor on the first day of each month.

(3) Prior to August 1, 1997, the brokerage fee in the case of Spectrum Strategic and Spectrum Technical was a flat-rate monthly fee of 1/12 of 8.25% (an 8.25% annual rate) of Net Assets as of the first day of the month, and the brokerage fee in the case of Spectrum Global Balanced was a flat-rate monthly fee of 1/12 of 5.50% (a 5.50% annual rate) of Net Assets as of the first day of the month. Effective August 1, 1997, the flat-rate brokerage fee payable to DWR was reduced to a rate of 1/12 of 7.65% (a 7.65% annual rate) of the Net Assets as of the first day of the month with regard to each of Spectrum Strategic and Spectrum Technical, and to a rate of 1/12 of 4.90% (a 4.90% annual rate) of the Net Assets as of the first day of the month with regard to Spectrum Global Balanced. Prior to June 1, 1998, Spectrum Select was charged roundturn brokerage commissions at a rate of 80% of DWR's published non-member rates for speculative accounts (which was equal to approximately $75), and separately paid its transaction fees and costs, which brokerage commissions and transaction fees and costs were capped at 1/12 of 7.80% per month (a maximum 7.80% annual rate) of its Net Assets at month-end allocated to each Trading Advisor; and its ordinary administrative expenses, which were capped at 0.25% per year of average month-end Net Assets.

     Effective June 1, 1998, the flat-rate brokerage fee payable to DWR will be further reduced to a rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of the month with regard to Spectrum Strategic and Spectrum Technical, and to a rate of 1/12 of 4.60% (a 4.60% annual rate) of Net Assets as of the first day of the month with regard to Spectrum Global Balanced. Effective June 1, 1998, Spectrum Select will pay DWR a flat-rate brokerage fee (which will also cover transaction fees and costs and ordinary administrative expenses) of 1/12 of 7.25% (a 7.25% annual rate) of its Net Assets as of the first day of each month. For purposes of the above table, brokerage fees were based on the new reduced rates.

(4) DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Strategic, Spectrum Technical, and Spectrum Select, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of approximately 5%.

(5) Units redeemed at the end of one year from the date of purchase are subject to a 2% redemption charge.

(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits equal expenses.

(7) For purposes of generating a break even calculation that is comparable to that of each of the other Partnerships, the $2,148.09 Net Asset Value per Unit of Spectrum Select as of February 28, 1998 was adjusted to $21.48, in accordance with the conversion of each outstanding Unit of Spectrum Select into 100 Units of Spectrum Select as of the April 30, 1998 Monthly Closing.

    The General Partner furnishes to each Limited Partner a monthly statement describing the performance of each of the Partnerships and setting forth, among other things, aggregate management and incentive fees, brokerage fees, and extraordinary expenses, if any, incurred or accrued by the Partnerships during the month and certain other information concerning the Net Asset Value of a Unit of each Partnership. See "The Limited Partnership Agreements--Reports to Limited Partners."

           INVESTMENT PROGRAMS, USE OF PROCEEDS AND TRADING POLICIES

    Each Partnership was formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The entire proceeds of the Continuing Offering received by each Partnership from the sale of its Units and the continuing capital contributions of the General Partner to each Partnership will be deposited in separate commodity trading accounts established by DWR and CFI for each of the Trading Advisors. The proceeds received by each Partnership at Monthly Closings, together with the continuing capital contributions of the General Partner to such Partnership, will also be deposited in such trading accounts. All of the funds in a Partnership's trading accounts will be used to engage in futures interests trading pursuant to instructions provided by the Trading Advisors. DWR will transfer Partnership funds to CFI to margin futures interests trades effected with and through CFI as clearing broker and foreign currency forward counterparty for each Partnership. Each Partnership's margin commitments with respect to its U.S. commodity futures positions have ranged, and are anticipated to range, between 10% and 40% of Net Assets (between 25% and 35% in the case of Spectrum Select), although in certain circumstances, a Partnership's margin levels could deviate substantially from that range in the future. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." The Partnerships' assets held by DWR and CFI will be segregated or secured in accordance with the CEAct and CFTC regulations. The Partnerships' trading on various United States futures exchanges is subject to CFTC regulation and the rules of the applicable exchanges. The Partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the applicable exchange. The Partnerships may each trade up to 75 different types of futures interests, on both domestic and foreign markets, and may trade additional futures interests as determined by the Trading Advisors. The Partnerships trade on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum Exchange of London, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the Montreal Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange, the Tokyo International Futures Exchange, and the Tokyo Stock Exchange. From time to time the Partnerships may trade on other foreign exchanges. From time to time in connection with foreign futures and options contracts, the Partnerships' assets may be deposited in accounts with non-United States banks and foreign brokers which are segregated on the books of such banks or brokers for the benefit of CFI customers. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "--Special Risks Associated with Trading on Foreign Exchanges."

    Effective April 30, 1998, A. Gary Shilling & Co., ("Shilling") Inc. ceased to be a Trading Advisor for Spectrum Strategic. The assets of Spectrum Strategic previously allocated to Shilling will not be traded during the month of May. Commencing June 1, 1998, Stonebrook Capital Management, Inc. will be added as a Trading Advisor for Spectrum Strategic, and will be allocated the assets previously allocated to Shilling. The Trading Advisors for Spectrum Strategic will be allocated net proceeds received by such Partnership at each of its Monthly Closings in the following proportions:

                                                               %
                                                              ---
Blenheim Investments, Inc...................................  33 1/3
Stonebrook Capital Management, Inc..........................  33 1/3
Willowbridge Associates Inc.................................  33 1/3

    The Trading Advisors for Spectrum Technical are currently allocated the net proceeds received by such Partnership at each of its Monthly Closings in the following proportions:

                                                               %
                                                              ---
Campbell & Company, Inc.....................................  33 1/3
Chesapeake Capital Corporation..............................  33 1/3
John W. Henry & Co., Inc.
    Original Investment Program.............................  16 2/3
    Financials and Metals Portfolio.........................  16 2/3

    RXR, Inc., the Trading Advisor for Spectrum Global Balanced, is allocated 100% of the net proceeds received by such Partnership at each of its Monthly Closings.

    The Trading Advisors for Spectrum Select will be allocated the net proceeds received by such Partnership at each of its Monthly Closings, in the following proportions:

                                                               %
                                                              ---
EMC Capital Management, Inc.................................  33 1/3
Rabar Market Research, Inc..................................  33 1/3
Sunrise Capital Management, Inc.............................  33 1/3

    In the future, the proceeds from each of the Monthly Closings attributable to Spectrum Strategic, Spectrum Technical and Spectrum Select may be allocated to their Trading Advisors and their trading programs in the above proportions, or in such different proportions, as the General Partner, in its sole discretion, shall determine.

    The Trading Advisors for each Partnership are obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a Trading Advisor may commit as margin up to, but no more than, a certain percentage of funds under management.

    DWR credits each Partnership at month-end with interest income as if 80%, in the case of each of Spectrum Strategic, Spectrum Technical, and Spectrum Select, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month (including the Partnership's assets held by CFI) were invested at a prevailing rate for U.S. Treasury Bills. All of such funds will be available for margin for the Partnerships' trading. For purposes of such interest payments, Net Assets do not include monies due a Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnerships' funds will either be invested together with other customer segregated and secured funds or will be held in non-interest-bearing bank accounts. In either case, the Partnerships will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of their respective assets were invested in U.S. Treasury Bills in the case of Spectrum Strategic, Spectrum Technical, and Spectrum Select, and 100% in the case of Spectrum Global Balanced); DWR will retain any interest earned in excess of the interest paid by DWR to the Partnerships. To the extent that the assets of the Partnerships are held in non-interest-bearing bank accounts, DWR or its affiliates will benefit from compensating balance treatment in connection with DWR's designation of a bank or banks in which the Partnerships' assets are deposited, I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. While it is anticipated that such compensating balance benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent that such excess interest and compensating balance benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of (i) brokerage fees payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of a Partnership's average month-end Net Assets during each calendar year.

    The assets of the Partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

DIFFERENCES AMONG THE SPECTRUM SERIES

    The Spectrum Series was organized by the General Partner to meet certain needs of investors in managed futures funds. The Spectrum Series, a series of related managed futures funds, offers the investor a choice of managed futures funds with different investment objectives, trading approaches, Trading Advisors and trading policies and the opportunity to shift investments among such funds. The Spectrum Series presently consists of four Delaware limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. Demeter is General Partner and commodity pool operator ("CPO") of each Partnership. See "The General Partner."

    The selection of Trading Advisors for each Partnership was based on a review of each Trading Advisor's trading programs, experience and trading performance record in view of the investment objectives and trading policies of such Partnership. By reviewing this information, the General Partner was able, among other things, to categorize each Trading Advisor based on its trading approach. The General Partner also reviewed trading performance records to determine the level of volatility in performance experienced by each Trading Advisor in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a Trading Advisor; however future performance may be completely different. See "Risk Factors" and "The Futures, Options and Forwards Markets." THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC

    Spectrum Strategic seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose discretionary trading approaches employ primarily fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, in their trading strategies.

    The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc. ("Blenheim"), Stonebrook Capital Management, Inc. ("Stonebrook"), and Willowbridge Associates Inc. ("Willowbridge"). Through April 30, 1998, a portion of the assets allocated to Spectrum Strategic had been traded by A. Gary Shilling & Co., Inc. ("Shilling"). Effective April 30, 1998, Shilling was terminated as a Trading Advisor for Spectrum Strategic, and effective June 1, 1998, Stonebrook will become a Trading Advisor for Spectrum Strategic and will be allocated for trading all of the assets previously allocated to Shilling. Thus, the assets previously allocated to Shilling will not be traded during the month of May 1998.

    BLENHEIM (CURRENT ALLOCATION: APPROXIMATELY 40%)--Blenheim is a New Jersey corporation formed in 1988 and is registered as a commodity trading advisor ("CTA") and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Strategic allocated to Blenheim are traded pursuant to Blenheim's discretionary trading program (which has been traded since July
1988), which relies primarily on its experience in trading, and utilizes fundamental, geopolitical and technical factors in its analysis and evaluation of the futures markets. As of February 28, 1998, Blenheim was managing approximately $66 million of client assets pursuant to the trading program described above ("notional funds" excluded).

    STONEBROOK (CURRENT ALLOCATION, TO BE ALLOCATED JUNE 1, 1998: APPROXIMATELY 12%)--Stonebrook is a Delaware corporation formed in 1993 and is registered as a CTA with the CFTC and is a member of the NFA in such capacity. The assets of Spectrum Strategic allocated to Stonebrook will be traded pursuant to Stonebrook's trading program (which has been traded since 1993), which will focus on trading fixed-income, foreign currency and stock index markets worldwide. As of February 28, 1998, Stonebrook was managing approximately $9 million of client assets pursuant to the trading program described above ("notional funds" excluded).

    WILLOWBRIDGE (CURRENT ALLOCATION: APPROXIMATELY 48%)--Willowbridge is a Delaware corporation formed in 1988 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Strategic allocated to Willowbridge are traded pursuant to Willowbridge's Select Investment Program, whereby Spectrum Strategic allocates assets to Willowbridge's XLIM trading approach (which has been traded since February
1988). XLIM is traded on a discretionary basis by Mr. Philip Yang (Willowbridge's Director and President), with trading decisions based primarily on Mr. Yang's analysis of technical factors, fundamentals, and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, spot, and options on United States and international markets, including, but not limited to, financial instruments, currencies, precious and base metals, and agricultural commodities. As of February 28, 1998, Willowbridge was managing approximately $367 million of client assets pursuant to the XLIM Trading Approach ("notional funds" excluded) and approximately $343 million of client assets in its other programs ("notional funds" excluded).

    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM STRATEGIC IS INCLUDED IN "THE TRADING ADVISORS--SPECTRUM STRATEGIC." READ "THE TRADING ADVISORS" CAREFULLY BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS-- PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE."

SPECTRUM TECHNICAL

    Spectrum Technical seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading approaches utilize various proprietary technical long-term trend-following systems.

    The Trading Advisors for Spectrum Technical are Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), and John W. Henry & Company, Inc. ("JWH-Registered Trademark-").

    CAMPBELL (CURRENT ALLOCATION, SUBJECT TO THE REALLOCATION DISCUSSED BELOW:
APPROXIMATELY 21%)-- Campbell is a Maryland corporation formed in 1978 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Technical allocated to Campbell are traded pursuant to its Financial, Metal & Energy Large Portfolio (which has been traded since April 1983), which utilizes computerized technical trend-following systems to profit from major and sustained futures price trends. As of February 28, 1998, Campbell was managing approximately $802 million of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $950 million in all of its programs. Effective June 1, 1998, a portion of the funds previously allocated to Chesapeake will be reallocated to Campbell. See discussion in next paragraph.

    CHESAPEAKE (CURRENT ALLOCATION, SUBJECT TO THE REALLOCATION DISCUSSED BELOW:
APPROXIMATELY 38%)-- Chesapeake is an Illinois corporation formed in 1988 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. Prior to June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake were traded pursuant to its Diversified Program and its Financials and Metals Program. Commencing June 1, 1998, all assets previously allocated to the Diversified Program will be transferred and traded pursuant to Chesapeake's Diversified 2XL Program (which has been traded since April 1994), and all assets previously allocated to the Financial and Metals Program will be reallocated among the Trading Advisors to Spectrum Technical (including Chesapeake) in the discretion of the General Partner. Thus, commencing June 1, 1998, all assets of Spectrum Technical allocated to Chesapeake will be traded solely pursuant to its Diversified 2XL Program. In the Diversified 2XL Program, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices at twice the leverage of the Diversified Program. Chesapeake may trade these futures interests on any U.S. or foreign exchanges. As of February 28, 1998, Chesapeake was managing approximately $80 million of customer funds in the Diversified 2XL Program ("notional funds" excluded) and approximately $1.0 billion of client assets in all of its programs ("notional funds" excluded).

    JWH-REGISTERED TRADEMARK- (CURRENT ALLOCATION, SUBJECT TO THE REALLOCATION DISCUSSED ABOVE: APPROXIMATELY 41%)--JWH-Registered Trademark- is a Florida corporation that was originally formed in California in 1982, and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. Assets of Spectrum Technical allocated to JWH are traded to its Original Investment Program (which has been traded since October 1982) and its Financial and Metals Portfolio (which has been traded since October 1984). The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. The program has enjoyed an improved risk/ reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position, either long or short, in every market traded by the program. The Financial and Metals Portfolio participates in four major market sectors--currencies, metals, interest rates and stock indexes--and attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Because assets are concentrated in financial futures and metals only, volatility can be higher than in a more diversified program. As of February 28, 1998, JWH was managing approximately $387 million of client assets pursuant to its Original Investment Program, approximately $1.2 billion of client assets pursuant to its Financial and Metals Portfolio, and approximately $2.3 billion in all of its programs.

    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM TECHNICAL IS INCLUDED IN "THE TRADING ADVISORS--SPECTRUM TECHNICAL." READ "THE TRADING ADVISORS" CAREFULLY BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS--PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE."

SPECTRUM GLOBAL BALANCED

    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to a Trading Advisor whose trading approach utilizes both fundamental and technical analysis with an emphasis on world equity, fixed income and currency markets.

    The Trading Advisor for Spectrum Global Balanced is RXR, Inc. ("RXR").

    RXR (CURRENT ALLOCATION 100%)--RXR is a Delaware corporation formed in 1985 and is registered as a CTA with the CFTC and is a member of the NFA in such capacity. RXR has employed this same trading approach for Spectrum Global Balanced since Spectrum Global Balanced began trading in November 1994. However, prior to the first Monthly Closing following the date of this Prospectus, RXR has limited the securities index futures and bond futures utilized in the application of the trading approach to the S&P stock index futures and US Treasury bond futures. Commencing June 1, 1998, RXR will begin to utilize non-US stock indices and bond futures in applying its trading approach, thereby providing a more global perspective to the Spectrum Global Balanced portfolio. As of February 28, 1998, RXR was managing approximately $248 million of client assets pursuant to its Balanced Portfolio Program and approximately $274 million in all of its programs (notional funds excluded).

    A FULL DESCRIPTION OF RXR, ITS PRINCIPALS AND TRADING PROGRAM IS INCLUDED IN "THE TRADING ADVISORS-- SPECTRUM GLOBAL BALANCED." READ "THE TRADING ADVISORS--SPECTRUM GLOBAL BALANCED" CAREFULLY BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS--PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE."

SPECTRUM SELECT

    Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs.

    The Trading Advisors for Spectrum Select are EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise").

    EMC (CURRENT ALLOCATION: APPROXIMATELY 28%)--EMC is an Illinois corporation formed in 1988 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Select allocated to EMC are traded pursuant to The Classic Program (a form of which has been traded since January 1985). The Classic Program utilizes a strategy that is developed from an analysis of patterns of actual monthly, weekly, and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. As of February 28, 1998, EMC was managing approximately $104 million of client assets pursuant to its Classic Program and approximately $106 million in all of its programs.

    RABAR (CURRENT ALLOCATION: APPROXIMATELY 41%)--Rabar is an Illinois corporation formed in 1986 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Select allocated to Rabar are traded pursuant to Rabar's internally developed trading strategy (which has been traded since January 1985), which analyzes patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. As of February 28, 1998, Rabar was managing approximately $193 million of client assets pursuant to the trading program described above.

    SUNRISE (CURRENT ALLOCATION: APPROXIMATELY 31%)--Sunrise is a California corporation formed in 1983 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Select allocated to Sunrise are traded pursuant to its CIMCO portfolio (which has been traded since October 1990), which is derived from Sunrise's diversified portfolio and trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and Eurodollars), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program. As of February 28, 1998, Sunrise was managing approximately $94 million of client assets pursuant to its CIMCO portfolio and approximately $333 million of client assets in all of its programs.

    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM SELECT IS INCLUDED IN "THE TRADING
ADVISORS--SPECTRUM SELECT." READ "THE TRADING ADVISORS" CAREFULLY BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS--PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE."

    Each Partnership conducts its business separately and independent of the other Partnerships.

ADDITIONAL PARTNERSHIPS

    In the future, additional partnerships may be added to the Spectrum Series and units of limited partnership interest of such partnerships may be offered pursuant to an updated version of, or supplement to, this Prospectus. Such partnerships will generally have different Trading Advisors and may have substantially different trading approaches or fee structures. A Limited Partner should carefully review such updated version of or supplement to this Prospectus describing any such partnership before making the decision to purchase units of any such partnership.

TRADING POLICIES

    Each Partnership requires its Trading Advisors to manage the funds allocated to them in accordance with trading policies set forth in its Limited Partnership Agreement. The trading policies for each Partnership and its Trading Advisors are as follows: [Note: Bracketed language is not applicable to Spectrum Global Balanced; italicized language is applicable only to Spectrum Global Balanced; and Trading Policy 8 is applicable only to Spectrum Select.]

        1. The Trading Advisors will trade only in those futures interests contracts that have been approved by the General Partner. [The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indices)) at any one time.

        2. [The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66- 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.]

        3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

        4. The Trading Advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. THE PARTNERSHIP MAY, WITH THE GENERAL PARTNER'S PRIOR APPROVAL, PURCHASE "CASH" STOCKS AND BONDS, OR OPTIONS ON STOCK OR BOND INDICES, ON A TEMPORARY BASIS UNDER UNUSUAL CIRCUMSTANCES IN WHICH IT IS NOT PRACTICABLE OR ECONOMICALLY FEASIBLE TO ESTABLISH THE PARTNERSHIP'S STOCK INDEX OR BOND PORTFOLIOS IN THE FUTURES MARKETS, AND MAY ACQUIRE "CASH" INSTRUMENTS IN ITS SHORT-TERM INTEREST RATE FUTURES COMPONENT.

        5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

        6. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

        7. The Partnership will not permit "churning" of the Partnership's assets.

        8. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

    Material changes to the Trading Policies described above may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    The Trading Policies above are applicable to the four Partnerships offering Units hereby. In the future, new partnerships added to the Spectrum Series may have substantially different trading policies. For example, a partnership may be organized to trade only one commodity or commodity group, and as such may conflict with certain trading policies which have been established for Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced, and Spectrum Select. There is no obligation on the part of any new partnership of the Spectrum Series to conform its trading policies to those set forth above.

                              THE SPECTRUM SERIES

THE INITIAL OFFERING

    Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced were each formed as a limited partnership on April 29, 1994 and were each capitalized through the contributions of $10 by the General Partner and $10 by an initial limited partner. The initial limited partner of each of Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced ceased to be a limited partner of such Partnership at its initial closing. Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced each commenced trading operations on November 2, 1994.

    Spectrum Select was formed as a limited partnership on March 21, 1991 and was capitalized through the contributions of $1,000 by the General Partner and $1,000 by an initial limited partner. The initial limited partner of Spectrum Select ceased to be a limited partner of such Partnership at its initial closing, which was held on July 31, 1991. On April 20, 1998, the Partnership was renamed Spectrum Select to become part of the Spectrum Series and, in an effort to value its Units in a manner consistent with the other Partnerships, each Unit of Spectrum Select then outstanding was converted, effective with the April 30, 1998 Monthly Closing, to 100 Units of Spectrum Select.

    The General Partner has agreed to make capital contributions to each Partnership so that the General Partner's aggregate contribution to each Partnership is at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000.

    Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced collectively solicited subscriptions for up to 10,000,000 Units at an offering price of $10 per Unit from September 15, 1994 through November 2, 1994. At their initial closing on November 2, 1994, an aggregate of 1,685,039.265 Units were sold to the public for an aggregate purchase price of $16,850,392.

    At its initial closing, Spectrum Strategic sold 661,719.229 Units to the public at $10 per Unit for an aggregate purchase price of $6,617,192. Demeter contributed $100,000 to Spectrum Strategic in order to meet its minimum capital contribution requirement.

    At its initial closing, Spectrum Technical sold 783,803.717 Units to the public at $10 per Unit for an aggregate purchase price of $7,838,037. Demeter contributed $113,984 to Spectrum Technical in order to meet its minimum capital contribution requirement.

    At its initial closing, Spectrum Global Balanced sold 239,516.319 Units to the public at $10 per Unit for an aggregate purchase price of $2,395,163. Demeter contributed $98,234 to Spectrum Global Balanced in order to meet its minimum capital contribution requirement.

THE CONTINUING OFFERING

    In November 1994, the Spectrum Series commenced the Continuing Offering of unsold Units. Units of Spectrum Select are being offered in the Continuing Offering, commencing with the May 31, 1998 Monthly Closing. During the Continuing Offering, the minimum investment for most new subscribers is $5,000, except (a) in the case of an IRA, for which the minimum subscription for a new subscriber is $2,000, or (b) in the case of a Non-Series Exchange, the lesser of
(i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than MSTAF, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF, or (iv) the proceeds from the redemption of such subscriber's entire interest in such other commodity pool.

    At the 40 Monthly Closings held through February 28, 1998, Spectrum Strategic had sold an additional 6,345,768.286 Units and received proceeds of $67,742,622.80; Spectrum Technical had sold an additional 13,735,283.802 Units and received proceeds of $170,573,657.10; and Spectrum Global Balanced had sold an additional 2,260,677.504 Units and received proceeds of $26,414,932.67. In connection with such Monthly Closings, the General Partner contributed an additional $527,000 to Spectrum Strategic, $1,478,000 to Spectrum Technical, and $130,000 to Spectrum Global Balanced. See "Capitalization." At the close of business on February 28, 1998, Spectrum Strategic had approximately 9,295 Limited Partners of record, Spectrum Technical had approximately 18,161 Limited Partners of record, and Spectrum Global Balanced had approximately 3,800 Limited Partners of record. At the close of business on February 28, 1998, Spectrum Strategic had 5,492,512.485 unsold Units, Spectrum Technical had 3,480,912.481 unsold Units, and Spectrum Global Balanced had 5,499,806.177 unsold Units.

    At the three offerings concluded in September 1991, October 1993, and March 1997, Spectrum Select sold an aggregate of 146,139.671 Units at an aggregate offering price of $199,194,672.96. In connection with such offerings, the General Partner contributed an aggregate of $1,720,000 to meet its General Partner capital contribution requirement. See "Capitalization." At the close of business on February 28, 1998, Spectrum Select had approximately 10,286 Limited Partners of record.

    The General Partner has registered an additional 5,000,000 Units of Spectrum Technical, and an additional 1,500,000 Units of Spectrum Select. The General Partner, in its discretion, may register and sell additional Units from time to time.

    During the Continuing Offering, Units are being offered for sale at Monthly Closings to be held as of the last day of each month at a purchase price per Unit equal to 100% of the Net Asset Value of a Unit as of the date of the Monthly Closing at which the General Partner accepts a subscriber's subscription.

    The Net Asset Value of a Unit of a Partnership is not related to the performance of any other Partnership and depends on the combined performance of its Trading Advisors. Such Net Asset Value may increase or decrease substantially between the date of a subscription and the date as of which such subscription is accepted by the General Partner; consequently, a subscriber may receive at a Monthly Closing more or fewer Units of a Partnership than would have been received if the Monthly Closing had been held on the date of the subscription. Additionally, even if the amount of a subscription is divided equally among the Partnerships, the number of Units of each Partnership purchased at a Monthly Closing will not generally be the same and may differ significantly.

PERFORMANCE RECORDS

    Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced began trading on November 2, 1994. Spectrum Select began trading on August 1, 1991. The performance summary of Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced and Spectrum Select from the commencement of trading through February 28, 1998 is set forth in Tables I, II, III, and IV below, respectively (the "Current Net Asset Value per Unit" figure for Spectrum Select has not been adjusted to reflect the 100-for-one Unit conversion which will occur on the first Monthly Closing following the date of this Prospectus). All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles.

                              -------------------

    INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN EACH CAPSULE PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIPS IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                         TABLE I

                       PERFORMANCE OF SPECTRUM STRATEGIC

Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $75,132,697
Current Capitalization: $61,077,708
Current Net Asset Value per Unit: $10.90
Worst Monthly % Drawdown (Month/Year): (10.29)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (18.62)% (8 months, April 1997-November
1997)
Cumulative Return Since Inception: 9.0%

                                                              MONTHLY PERFORMANCE
                              -----------------------------------------------------------------------------------
MONTH                              1998             1997             1996             1995             1994
----------------------------  ---------------  ---------------  ---------------  ---------------  ---------------
                                     %                %                %                %                %
January                            5.32            (0.66)            3.71            (3.50)
February                          (3.37)            10.09           (10.29)           1.45
March                                               6.77            (0.97)            7.86
April                                              (6.90)            6.08             0.00
May                                                 0.78            (3.05)           (0.66)
June                                               (1.63)           (2.86)           (6.38)
July                                                7.65            (4.91)           (0.81)
August                                             (4.93)            1.14             4.00
September                                          (6.03)            5.11            (0.39)
October                                            (6.24)            2.92             0.30
November                                           (2.22)            3.49             2.76             0.10
December                                            5.62            (2.65)            6.24             0.00
Compound Annual/Period
  Rate of Return                   1.77             0.37            (3.53)            10.49            0.10
                                (2 months)                                                          (2 months)

                                                                        TABLE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $180,068,709
Current Capitalization: $185,858,003
Current Net Asset Value per Unit: $14.52
Worst Monthly % Drawdown (Month/Year): (6.39)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (8.27)% (3 months, March 1997-May 1997) Cumulative Return Since Inception: 45.20%

                                                MONTHLY PERFORMANCE
                        --------------------------------------------------------------------
MONTH                       1998          1997          1996          1995          1994
----------------------  ------------  ------------  ------------  ------------  ------------
                             %             %             %             %             %
January                    (1.16)         3.67          4.78         (1.84)
February                    0.41          1.13         (6.39)         5.10
March                                    (1.82)         1.24         10.21
April                                    (2.93)         4.82          3.60
May                                      (3.75)        (3.84)         0.69
June                                      0.69          3.21         (1.12)
July                                      9.33         (4.80)        (2.44)
August                                   (5.97)        (0.35)        (0.63)
September                                 1.85          5.50         (3.33)
October                                   0.36          9.92         (0.09)
November                                  1.01          8.34          0.93         (0.90)
December                                  4.57         (3.88)         6.09         (1.31)
Compound Annual/Period
  Rate of Return           (0.75)         7.49         18.35         17.59         (2.20)
                         (2 months)                                              (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       TABLE III

                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED

Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $29,041,139
Current Capitalization: $27,755,517
Current Net Asset Value per Unit: $14.27
Worst Monthly % Drawdown (Month/Year): (7.92)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (10.64)% (4 months, February 1996-May
1996)
Cumulative Return Since Inception: 42.70%

                                                                       MONTHLY PERFORMANCE
                                          ------------------------------------------------------------------------------
MONTH                                          1998            1997            1996            1995            1994
----------------------------------------  --------------  --------------  --------------  --------------  --------------
                                                %               %               %               %               %
January                                        2.25            3.35            0.41            1.32
February                                       1.49            3.16           (7.92)           4.62
March                                                         (2.50)          (1.08)           2.88
April                                                         (1.65)           1.27            2.15
May                                                            1.68           (3.13)           4.38
June                                                           3.64            0.46            0.79
July                                                          11.89            0.83           (1.39)
August                                                        (5.92)          (0.82)          (1.41)
September                                                      3.26            2.30            1.61
October                                                       (1.69)           3.77            0.26
November                                                      (0.37)           4.76            2.72           (0.50)
December                                                       3.07           (3.88)           2.99           (1.21)
Compound Annual/Period
  Rate of Return                               3.78           18.23           (3.65)          22.79           (1.70)
                                            (2 months)                                                      (2 months)

                                                                        TABLE IV

                         PERFORMANCE OF SPECTRUM SELECT

Type of Pool:  Publicly-Offered Pool

Inception of Trading:  August 1991

Aggregate Subscriptions:  $200,874,673

Current Capitalization:  $169,362,522

Current Net Asset Value Per Unit:  $2,148.09

Worst Monthly % Drawdown (Month/Year):  (13.72)% (January 1992)

Worst Month-End Peak-to-Valley: (26.78)% (15, months, June 1995-August 1996)

Cumulative Return Since Inception: 114.81%

                                                                       MONTHLY PERFORMANCE
                                  ----------------------------------------------------------------------------------------------
MONTH                                 1998         1997       1996       1995       1994       1993       1992         1991
--------------------------------  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -------------

                                        %            %          %          %          %          %          %            %
January                               0.87            3.93      (0.38)     (8.13)    (11.67)      0.31     (13.72)
February                              2.16            4.75     (12.11)      9.61      (6.79)     14.84      (6.09)
March                                                 0.31      (0.22)     20.58      12.57      (0.59)     (3.91)
April                                                (5.46)      4.07       9.06      (0.95)     10.35      (1.86)
May                                                  (1.18)     (3.65)     11.08       6.84       1.95      (1.42)
June                                                  0.16       1.37      (1.70)     10.30       0.21       7.19
July                                                  9.74      (1.44)    (10.61)     (4.91)     13.90      10.72
August                                               (6.22)     (0.46)     (4.81)     (6.95)     (0.95)      6.69     (6.20)
September                                             0.93       3.34      (7.76)      1.25      (4.13)     (5.24)     6.32
October                                              (3.77)     13.30      (3.35)     (4.78)     (4.97)     (3.17)    (2.28)
November                                              0.62       6.76       1.37       5.68      (1.30)      1.39     (2.93)
December                                              3.35      (3.36)     11.19      (2.72)      8.14      (3.58)     38.67
Compound Annual/Period
  Rate of Return                      3.05            6.22       5.27      23.63      (5.13)     41.63     (14.45)     31.18
                                      (2 months)                                                                    (5 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    FOOTNOTES TO TABLES I, II, III, AND IV.

    "DRAWDOWN" MEANS DECLINE IN NET ASSET VALUE PER UNIT. "WORST MONTH-END PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN IS EQUIVALENT TO THE "DRAWDOWN" EXPERIENCED BY A PARTNERSHIP, DETERMINED IN ACCORDANCE WITH CFTC RULE 4.10 AND REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM ANY MONTH-END NET ASSET VALUE PER UNIT WHICH OCCURS WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. IN DOLLAR TERMS, FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT OF A PARTNERSHIP DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE OF A UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE $2 LEVEL. SUCH "DRAWDOWNS" ARE MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUES ONLY, AND DO NOT REFLECT INTRA-MONTH FIGURES.

    "MONTHLY RATE OF RETURN" IS THE PERCENTAGE CHANGE IN NET ASSET VALUE PER UNIT FROM ONE MONTH TO ANOTHER.

    "COMPOUND ANNUAL (PERIOD) RATE OF RETURN" IS CALCULATED BY MULTIPLYING ON A COMPOUND BASIS EACH OF THE MONTHLY RATES OF RETURN AND NOT BY ADDING OR AVERAGING SUCH MONTHLY RATES OF RETURN. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR-TO-DATE.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

    The following is the results of operations of: (a) Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced for the years ended December 31, 1997, 1996 and 1995, and for the period from November 2, 1994 (commencement of operations) to December 31, 1994; and (b) Spectrum Select for the years ended December 31, 1997, 1996, 1995, 1994 and 1993. Per Unit results for Spectrum Select have not been adjusted to reflect the 100-for-one Unit conversion which will occur on the first Monthly Closing following the date of this Prospectus. For the complete financial statements for all the Partnerships, see page F-1 of this Prospectus. For performance information with respect to each Partnership, see "The Spectrum Series-- Performance Records."

                                                     SPECTRUM STRATEGIC
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          FOR THE PERIOD FROM
                                                                                                           NOVEMBER 2, 1994
                                                                     FOR THE YEARS ENDED DECEMBER 31,      (COMMENCEMENT OF
                                                                   -------------------------------------    OPERATIONS) TO
                                                                      1997         1996         1995       DECEMBER 31, 1994
                                                                   -----------  -----------  -----------  -------------------
                                                                        $            $            $                $
REVENUES
Trading Profit (Loss):
  Realized                                                           1,297,824    4,980,402    3,408,036         (221,731)
  Net change in unrealized                                           2,387,258   (1,679,048)   1,451,792          367,611
                                                                   -----------  -----------  -----------  -------------------
    Total Trading Results                                            3,685,082    3,301,354    4,859,828          145,880
Interest income (DWR)                                                2,304,248    1,604,026      887,226           55,127
                                                                   -----------  -----------  -----------  -------------------
    Total Revenues                                                   5,989,330    4,905,380    5,747,054          201,007
                                                                   -----------  -----------  -----------  -------------------
EXPENSES
Brokerage fees (DWR)                                                 4,414,327    3,398,205    1,802,579          121,039
Management fees                                                      2,212,788    1,587,213      824,036           55,333
Incentive fees                                                         427,094      726,825      437,310           18,841
                                                                   -----------  -----------  -----------  -------------------
    Total Expenses                                                   7,054,209    5,712,243    3,063,925          195,213
                                                                   -----------  -----------  -----------  -------------------
NET INCOME (LOSS)                                                   (1,064,879)    (806,863)   2,683,129            5,794
                                                                   -----------  -----------  -----------  -------------------
                                                                   -----------  -----------  -----------  -------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                                    (1,054,657)    (799,980)   2,659,882            5,704
General Partner                                                        (10,222)      (6,883)      23,247               90

NET INCOME (LOSS) PER UNIT:
Limited Partners                                                          0.04         (.39)        1.05              .01
General Partner                                                           0.04         (.39)        1.05              .01

TOTAL ASSETS AT END OF PERIOD                                       61,010,043   47,089,676   33,049,282       12,042,772
TOTAL NET ASSETS AT END OF PERIOD                                   59,095,581   45,118,877   32,462,932       11,918,929
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                         10.71        10.67        11.06            10.01
General Partner                                                          10.71        10.67        11.06            10.01

                                                     SPECTRUM TECHNICAL
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          FOR THE PERIOD FROM
                                                                                                           NOVEMBER 2, 1994
                                                                    FOR THE YEARS ENDED DECEMBER 31,       (COMMENCEMENT OF
                                                                 ---------------------------------------    OPERATIONS) TO
                                                                     1997          1996         1995       DECEMBER 31, 1994
                                                                 ------------  ------------  -----------  -------------------
                                                                      $             $             $                $
REVENUES
Trading Profit (Loss):
  Realized                                                         13,777,460    26,334,748    4,446,595         (786,137)
  Net change in unrealized                                          9,762,823    (1,552,659)   3,362,093          724,455
                                                                 ------------  ------------  -----------  -------------------
    Total Trading Results                                          23,540,283    24,782,089    7,808,688          (61,682)
Interest income (DWR)                                               5,987,304     3,242,977    1,430,845           67,617
                                                                 ------------  ------------  -----------  -------------------
    Total Revenues                                                 29,527,587    28,025,066    9,239,533            5,935
                                                                 ------------  ------------  -----------  -------------------
EXPENSES
Brokerage fees (DWR)                                               11,617,770     6,997,531    3,003,934          149,907
Management fees                                                     5,832,758     3,273,649    1,373,227           68,529
Incentive fees                                                        369,975     1,852,569      600,504           19,678
                                                                 ------------  ------------  -----------  -------------------
    Total Expenses                                                 17,820,503    12,123,749    4,977,665          238,114
                                                                 ------------  ------------  -----------  -------------------
NET INCOME (LOSS)                                                  11,707,084    15,901,317    4,261,868         (232,179)
                                                                 ------------  ------------  -----------  -------------------
                                                                 ------------  ------------  -----------  -------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                                   11,589,197    15,737,852    4,226,249         (229,460)
General Partner                                                       117,887       163,465       35,619           (2,719)

NET INCOME (LOSS) PER UNIT:
Limited Partners                                                         1.02          2.11         1.72             (.22)
General Partner                                                          1.02          2.11         1.72             (.22)

TOTAL ASSETS AT THE END OF PERIOD                                 184,769,817   114,822,056   60,075,842       15,084,678
TOTAL NET ASSETS AT END OF PERIOD                                 181,950,507   112,985,629   59,326,379       14,931,054
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                        14.63         13.61        11.50             9.78
General Partner                                                         14.63         13.61        11.50             9.78

                                                  SPECTRUM GLOBAL BALANCED
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          FOR THE PERIOD FROM
                                                                                                           NOVEMBER 2, 1994
                                                                     FOR THE YEARS ENDED DECEMBER 31,      (COMMENCEMENT OF
                                                                   -------------------------------------    OPERATIONS) TO
                                                                      1997         1996         1995       DECEMBER 31, 1994
                                                                   -----------  -----------  -----------  -------------------
                                                                        $            $            $                $
REVENUES
Trading Profit (Loss):
  Realized                                                           3,683,460      177,564    1,508,581          (61,916)
  Net change in unrealized                                             464,966     (175,835)     373,624           18,804
                                                                   -----------  -----------  -----------       ----------
    Total Trading Results                                            4,148,426        1,729    1,882,205          (43,112)
Interest income (DWR)                                                1,145,033      891,897      447,608           25,896
                                                                   -----------  -----------  -----------       ----------
    Total Revenues                                                   5,293,459      893,626    2,329,813          (17,216)
                                                                   -----------  -----------  -----------       ----------
EXPENSES
Brokerage fees (DWR)                                                 1,124,531    1,030,310      503,995           29,040
Incentive fees                                                         300,250           --      161,155               --
Management fee                                                         269,162      221,282      104,999            6,050
                                                                   -----------  -----------  -----------       ----------
    Total Expenses                                                   1,693,943    1,251,592      770,149           35,090
                                                                   -----------  -----------  -----------       ----------
NET INCOME (LOSS)                                                    3,599,516     (357,966)   1,559,664          (52,306)
                                                                   -----------  -----------  -----------       ----------
                                                                   -----------  -----------  -----------       ----------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                                     3,561,537     (354,537)   1,536,421          (50,640)
General Partner                                                         37,979       (3,429)      23,243           (1,666)

NET INCOME (LOSS) PER UNIT:
Limited Partners                                                          2.12         (.44)        2.24             (.17)
General Partner                                                           2.12          .44         2.24             (.17)

TOTAL ASSETS AT END OF PERIOD                                       25,923,024   19,620,770   14,923,682        3,817,871
TOTAL NET ASSETS AT END OF PERIOD                                   25,683,236   18,706,255   14,754,500        3,797,845
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                         13.75        11.63        12.07             9.83
General Partner                                                          13.75        11.63        12.07             9.83

                                                     SPECTRUM SELECT
-------------------------------------------------------------------------------------------------------------------------

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                   ------------------------------------------------------

                                                                       1997          1996          1995          1994
                                                                   ------------  ------------  ------------  ------------
                                                                        $             $             $             $
REVENUES
Trading Profit (Loss):
  Realized                                                           15,940,851    26,876,393    65,987,157    19,134,352
  Net change in unrealized                                            3,149,167   (10,950,217)   (4,657,344)   (7,758,820)
                                                                   ------------  ------------  ------------  ------------
    Total Trading Results                                            19,090,018    15,926,176    61,329,813    11,375,532
Interest income (DWR)                                                 7,405,511     6,120,347     7,969,749     6,044,870
                                                                   ------------  ------------  ------------  ------------
    Total Revenues                                                   26,495,529    22,046,523    69,299,562    17,420,402
                                                                   ------------  ------------  ------------  ------------
EXPENSES
Brokerage commissions (DWR)                                           9,777,851    10,641,478    14,173,695    15,551,182
Management fees                                                       5,239,533     4,583,197     5,626,908     5,452,353
Transaction fees and costs                                            1,370,439     1,104,011     1,589,795     1,652,264
Administrative expenses                                                 114,000       128,000       148,000       126,000
Incentive fees                                                           49,989       175,796     8,707,049     4,441,510
                                                                   ------------  ------------  ------------  ------------
      Total Expenses                                                 16,551,812    16,632,482    30,245,447    27,223,309
                                                                   ------------  ------------  ------------  ------------
NET INCOME (LOSS)                                                     9,943,717     5,414,041    39,054,115    (9,802,907)
                                                                   ------------  ------------  ------------  ------------
                                                                   ------------  ------------  ------------  ------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                                      9,781,168     5,283,411    38,580,172    (9,695,068)
General Partner                                                         162,549       130,630       473,943      (107,839)

NET INCOME (LOSS) PER UNIT:
Limited Partners                                                         122.14         98.17        356.14        (81.46)
General Partner                                                          122.14         98.17        356.14        (81.46)

TOTAL ASSETS AT END OF PERIOD                                       169,541,807   167,588,012   179,342,999   171,613,080
TOTAL NET ASSETS AT END OF PERIOD                                   166,773,321   163,786,285   176,446,260   168,189,328
NET ASSET VALUE PER UNIT
Limited Partners                                                       2,084.52      1,962.38      1,864.21      1,508.07
General Partner                                                        2,084.52      1,962.38      1,864.21      1,508.07

                                                     SPECTRUM SEL
-----------------------------------------------------------------

                                                                       1993
                                                                   ------------
                                                                        $
REVENUES
Trading Profit (Loss):
  Realized                                                           12,348,813
  Net change in unrealized                                           28,172,416
                                                                   ------------
    Total Trading Results                                            40,521,229
Interest income (DWR)                                                 2,410,096
                                                                   ------------
    Total Revenues                                                   42,931,325
                                                                   ------------
EXPENSES
Brokerage commissions (DWR)                                           8,893,981
Management fees                                                       3,165,432
Transaction fees and costs                                              918,652
Administrative expenses                                                 141,000
Incentive fees                                                        3,420,048
                                                                   ------------
      Total Expenses                                                 16,539,113
                                                                   ------------
NET INCOME (LOSS)                                                    26,392,212
                                                                   ------------
                                                                   ------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                                     26,080,515
General Partner                                                         311,697
NET INCOME (LOSS) PER UNIT:
Limited Partners                                                         467.14
General Partner                                                          467.14
TOTAL ASSETS AT END OF PERIOD                                       202,681,945
TOTAL NET ASSETS AT END OF PERIOD                                   199,215,616
NET ASSET VALUE PER UNIT
Limited Partners                                                       1,589.53
General Partner                                                        1,589.53

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

1. DEAN WITTER SPECTRUM STRATEGIC L.P.

    LIQUIDITY

    Assets of the Partnership are deposited with DWR and CFI in separate futures interests trading accounts established for each Trading Advisor and are used by the Partnership as margin to engage in trading. Such assets are held in either non-interest bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." The Partnership's assets held by DWR and CFI may be used as margin solely for the Partnership's trading. Since the Partnership's sole purpose is to trade in futures interests, it is expected that the Partnership will continue to own such liquid assets for margin purposes.

    The Partnership's investment in futures interests may, from time to time, be illiquid. See "Risk Factors-- Risks Relating to Futures Interests and the Futures Interests Markets--Futures Interests Trading May be Illiquid." Most United States futures exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit. If the price for a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in such futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its futures interests and result in restrictions on redemptions. However, since commencement of trading by the Partnership, there has never been a time when illiquidity has affected a material portion of its assets. See "Redemptions" and "Risk Factors."

    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the Partnership from trading in potentially profitable markets or prevent the Partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

    CAPITAL RESOURCES

    No Partnership has, nor does any expect to have, any capital assets. Redemptions, Exchanges and sales of additional Units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. As redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and therefore the impact of future redemptions.

    RESULTS OF OPERATIONS

    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.

    1995 RESULTS. Spectrum Strategic recorded losses during January 1995 as a result of trading in currency, metals and soft commodities futures markets. Smaller gains in the energy and global financial futures markets offset a portion of these losses for the month. Spectrum Strategic posted positive results in February and March primarily as a result of sustained price movements in international stock index and bonds futures markets. Additional gains were experienced in currency trading due to a strengthening in the value of the Japanese yen and most major European currencies versus the U.S. dollar.

    Small net gains were recorded during April as gains in agricultural and currency trading more than offset losses in the energy and global financial futures markets. Spectrum Strategic recorded losses during May due primarily to volatile price movement in the currency, metals and soft commodities futures markets. Losses were experienced in June primarily from trading global interest rate futures. Additional losses were experienced in the currency, agricultural and soft commodities markets.

    The third quarter began with losses primarily as a result of the erratic price movement in a majority of the futures markets trading during July. The most significant losses were recorded in the agricultural and soft commodities markets. Trading gains were experienced during August primarily as a result of a decrease in value of the Japanese yen relative to the U.S. dollar. Smaller gains in financial futures and soft commodities offset losses in the metals and energy markets during the month. During September, Spectrum Strategic recorded losses as a result of trading in the metals markets as both base and precious metals prices moved in a volatile pattern. In currency trading, gains from transactions involving the Japanese yen more than offset losses recorded from transactions involving most European currencies.

    Modest gains were recorded in October as a result of profits recorded from long positions in German bund, U.S. Treasury bond, euroswiss and eurodollar futures as prices in each of these markets increased during the month. Small gains were recorded in agricultural futures. Long positions in European interest rate futures recorded gains as prices in European bond futures increased in November. Additional gains were recorded from trading in Nikkei index futures, as well as from transactions involving short German mark positions as the value of the mark decreased during the month. During December, agricultural and energy futures prices moved higher and gains were recorded from long positions in these markets. Trading losses in soft commodities and metals futures offset a portion of Spectrum Strategic's overall gains in December.

    For the year ended December 31, 1995, Spectrum Strategic's total trading revenues, including interest income, were $5,747,054. Total expenses for the year were $3,063,925, resulting in a net gain of $2,683,129. The value of an individual Unit in Spectrum Strategic increased from $10.01 at December 31, 1994 to $11.06 at December 31, 1995.

    1996 RESULTS. In 1996, Spectrum Strategic recorded gains during January as the value of the U.S. dollar increased relative to most world currencies resulting in profits from short German mark and Japanese yen positions. Additional gains were recorded from trading gold, silver and crude oil futures. Spectrum Strategic recorded significant losses in February due primarily to a sharp reversal in European and U.S. interest rate futures prices. Additional losses were recorded in currencies as the downward move in the Japanese yen and most European currencies during January abruptly reversed in February. Small losses in March were recorded from trading Japanese and European bond futures, as well as from U.S. and German stock index futures. Additional losses were recorded in soft commodities and currencies. Gains experienced in agriculturals and energies offset a portion of overall losses during March.

    In April, trading gains were recorded from trading corn, wheat and soybean futures. Additional gains were recorded in currencies from short positions in the German mark and Swiss franc as the value of these currencies moved lower relative to the U.S. dollar and other world currencies. During May, losses were recorded in energies as oil and gas prices moved lower after a previous move upward. Smaller losses were recorded from trading in global bond futures. Losses in June were recorded in agriculturals from trading wheat and soybean futures. Additional losses were recorded in metals, energies and U.S. financial futures. Gains in currencies and soft commodities helped mitigate overall losses during June.

    In July, Spectrum Strategic recorded losses from trading corn, wheat and soybean futures as prices in these markets moved lower. Additional losses were recorded in currencies from short Japanese yen positions as its value moved sharply higher versus the U.S. dollar. Smaller losses were recorded in soft commodities and metals. Gains recorded in financial futures offset a portion of overall losses during the month. Modest gains were recorded during August primarily due to long positions in soybean products as prices increased. Additional gains were recorded from long Japanese bond futures and in currencies from transactions involving the Japanese yen and Australian dollar. During September, gains were recorded in financial futures from long European and Japanese bond futures positions as prices moved steadily higher. Additional gains were recorded from long S&P Index futures positions as prices moved sharply higher. Smaller gains were recorded in the currency and energy markets.

    Gains in October were recorded from a continued upward move in Japanese and European bond futures. Additional gains were recorded from long S&P 500 Index futures positions as prices moved higher early in the month. Gains were also recorded in currencies from long British pound and Canadian dollar positions. In November, Spectrum Strategic recorded gains from long positions in global stock index and bond futures as prices in these markets moved higher. Profits were also recorded in metals from long copper positions and short gold positions. During December, losses were recorded from long global interest rate futures positions as prices reversed sharply lower. Additional losses were recorded in agricultural commodities, metals, and energies. Spectrum Strategic recorded losses as the gains experienced in currencies and global bond futures during September, October and November were offset by losses experienced in these same sectors during February and from short-term volatility in the energy and domestic commodities markets during the second half of the year.

    For the year ended December 31, 1996, Spectrum Strategic's total trading revenues, including interest income, were $4,905,380. Total expenses for the year were $5,712,243, resulting in a net loss of $806,863. The value of an individual Unit in Spectrum Strategic decreased from $11.06 at December 31, 1995 to $10.67 at December 31, 1996.

    1997 RESULTS. In 1997, Spectrum Strategic posted losses during January primarily from choppy price movement in global interest rate futures. Smaller losses were experienced from short positions in S&P 500 Index futures as domestic stock prices moved higher during the month. Significant profits were recorded from short energy futures positions as oil and gas prices moved lower when demand declined due to unseasonably warm weather in key market areas. Additional gains were recorded from long positions in silver and copper futures. During March, Spectrum Strategic profited from short U.S. interest rate futures positions as domestic bond prices sold off due in large part to an increase in the Fed Funds rate late in the month. Additional gains were recorded from short S&P 500 Index futures positions as U.S. equity prices also moved lower during late March.

    In April, losses were recorded due primarily to choppy price movement in European interest rate futures. A portion of the previous months' profits were given back as short positions in U.S. interest rate futures experienced losses due to a rally in U.S. bond prices late in the month after showing signs of weakening in late March and early April. Small profits were recorded during May as long positions in copper and zinc futures profited from an increase in base metals prices. In currency trading, gains from transactions involving the Japanese yen more than offset losses from transactions involving the British pound. Losses were recorded during June from long positions in soybean and soybean products as prices in these markets moved lower. Smaller losses were experienced from short-term volatile price movement in Japanese government bond futures.

    In July, gains were recorded from short positions in most major foreign currencies as the value of the U.S. dollar strengthened relative to these currencies. Additional gains were recorded from long positions in global interest rate and stock index futures as prices in these markets moved higher. Losses were experienced from long positions in U.S. and European stock index and bond futures as prices in these markets moved lower. Smaller losses were recorded from long positions in aluminum and copper futures as base metals prices declined. During September, losses were recorded from short positions in S&P 500 Index futures as the U.S. stock market regained its previous bullish momentum. Smaller losses were recorded from long positions in soft commodities as prices moved lower during the month.

    Losses were recorded during October from long positions in base and precious metals futures as prices in these markets declined. Smaller losses were recorded from short-term volatility in the value of the Japanese yen and Swiss franc relative to the U.S. dollar. These losses were partially offset by gains from long positions in corn and soybean meal futures as prices increased. During November, Spectrum Strategic experienced losses from short positions in U.S., Hong Kong and German stock index futures as most global equity prices rebounded higher after moving sharply lower in late October and early November. Smaller losses were experienced from long cocoa futures positions as prices moved lower. These losses were partially offset by gains recorded from short Japanese yen positions as the value of the yen weakened versus the U.S. dollar due to the economic turmoil in Asia. In December, profits were recorded from short Japanese yen positions as the value of the yen continued to decline versus the U.S. dollar amid concerns over the instability of the Japanese economy. Additional gains were recorded from long silver futures positions as prices rallied on reports of declining inventories. Smaller gains were recorded from long European bond futures positions as prices in these markets moved higher.

    For the year ended December 31, 1997, Spectrum Strategic's total trading revenues, including interest income, were $5,989,330. Total expenses for the year were $7,054,209, resulting in a net loss of $1,064,879. The value of an individual Unit in Spectrum Strategic increased from $10.67 at December 31, 1996 to $10.71 at December 31, 1997.

    From inception of trading in November 1994 through February 1998, the Net Asset Value per Unit of Spectrum Strategic has increased by 9.0% (a compound annualized return of 2.6%).

    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

    INTEREST INCOME AND EXPENSES

    Interest income to the Partnership is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income was greater in 1997 than 1996 due to an increasing size of the Partnership's asset base due to subscriptions far outweighing redemptions.

    In regard to expenses of the Partnership, brokerage fees were charged at an annual rate of 8.25% of Net Assets through July 31, 1997. Effective August 1, 1997, brokerage fees were reduced to an annual rate of 7.65% of Net Assets. Brokerage fees increased from 1996 to 1997 because of the increasing asset size of the Partnership.

    Management fees to the Partnership were charged at an annual rate of 4% of Net Assets. These fees were greater in 1997 than in 1996 because of the increasing asset size of the Partnership.

    Incentive fees have been charged on a monthly basis at 15% of each Trading Advisor's net profits. Incentive fees were less in 1997 than in 1996 as a result of the Trading Advisors' reduced profitability from the previous year.

    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS

    GENERAL. The Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnership may trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts there exists a risk to the Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the Trading Advisors were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the Trading Advisors' internal controls, each Trading Advisor must be in compliance with the Trading Policies of the Partnership. Such Trading Policies include standards for liquidity and leverage with which the Partnership must comply. The Trading Advisors and the General Partner monitor the Partnership's trading activities to ensure compliance with the Trading Policies. See "Investment Programs, Use of Proceeds and Trading Policies-- Trading Policies." The General Partner may (under the terms of each Management Agreement) require a Trading Advisor to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.

    In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to the Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of the Partnership for futures contracts traded in the United States and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, and, as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a

"principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnership trades, see "Investment Programs, Use of Proceeds and Trading Policies" on page 35. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interest Markets--Special Risks Associated with Trading on Foreign Exchanges" on page 17.

    There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to the Partnership, and the Partnership is not indemnified against a default by such parties from the General Partner or MSDW or DWR. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange, clearinghouse or other exchange member default on trades effected for the broker's customers; any such obligation on the part of the broker appears even less clear where the default occurs in a non-US jurisdiction.

    The General Partner deals with these credit risks of the Partnership in several ways. First, it monitors the Partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The Commodity Brokers inform the Partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The General Partner, however, has installed a system which permits it to monitor the Partnership's potential margin liability, exchange by exchange. The General Partner is then able to monitor the Partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the Partnership's margin liability thereon.

    Second, as discussed earlier, the Partnership's trading policies limit the amount of Partnership Net Assets that can be committed at any given time to futures contracts and require, in addition, a certain minimum amount of diversification in the Partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of the Partnership to a single exchange and, historically, the Partnership's exposure has typically amounted to only a small percentage of its total Net Assets. On those relatively few occasions where the Partnership's credit exposure may climb above that level, the General Partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate.

    Third, the General Partner has secured, with respect to CFI acting as the clearing broker for the Partnership, a guarantee by Credit Agricole Indosuez, CFI's parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in the Partnership's account. As of December 31, 1997, Credit Agricole Indosuez' total capital was over $3.25 billion, and it is currently rated AA2 by Moody's.

    With respect to forward contract trading, the Partnership trades with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. At the date of the Prospectus, the Partnership deals only with CFI as their counterparty on forward contracts. The guarantee by CFI's parent, discussed above, covers these forward contracts.

    1997 DATA. At December 31, 1997, open futures, options and forward contracts were:

                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
                                                                                                $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................        87,114,000
    Commitments to Sell...............................................................        69,871,000
  Commodity Futures:
    Commitments to Purchase...........................................................        32,034,000
    Commitments to Sell...............................................................        24,672,000
  Foreign Futures:
    Commitments to Purchase...........................................................       119,070,000
    Commitments to Sell...............................................................         5,387,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................           748,000
  Commitments to Sell.................................................................           748,000

    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at December 31, 1997, $2,527,613.

    Of the $2,527,613 net unrealized gain on open contracts at December 31, 1997, all of such amount was related to exchange-traded futures contracts.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    Exchange-traded futures contracts held by the Partnership at December 31, 1997 mature through December 1998. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1997 mature through January 1998.

    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI, as a futures commission merchant for the Partnership's exchange-traded futures and futures styled options contracts, is required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totalled, at December 31, 1997, $59,631,616 in the case of Spectrum Strategic. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                              ASSETS       LIABILITIES
                                                                          --------------  --------------
                                                                                $               $
EXCHANGE-TRADED CONTRACTS:
Financial Futures.......................................................      30,123,000      70,617,000
Options on Financial Futures............................................      18,562,000       1,261,000
Commodity Futures.......................................................      80,636,000      24,285,000
Options on Commodity Futures............................................      27,328,000      28,813,000
Foreign Futures.........................................................      83,507,000      29,983,000
Options on Foreign Futures..............................................       4,320,000         479,000

OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS..........................         507,000         922,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

2. DEAN WITTER SPECTRUM TECHNICAL L.P.

    LIQUIDITY

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Liquidity" on page 49, which discussion is equally applicable to Spectrum Technical.

    CAPITAL RESOURCES

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Capital Resources." on page 49, which discussion is equally applicable to Spectrum Technical.

    RESULTS OF OPERATIONS

    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.

    1995 RESULTS. Spectrum Technical began 1995 with a strong first quarter. A majority of the first quarter profits resulted from financial futures prices strengthening, resulting in profits for Spectrum Technical's long stock index and bond futures positions during February and March. Smaller trading gains were recorded in currency trading due to an upward move in the value of the Japanese yen and major European currencies versus the U.S. dollar. A portion of these gains for the first quarter was offset by losses experienced in January. The majority of these losses during January were recorded in the currency markets as an upward move in the value of most major European currencies relative to the U.S. dollar occurred early in the month, followed by an extremely sharp and sudden reversal late in the month.

    During April, profits were posted as a result of a continued upward move in global financial futures prices. Modest gains were recorded by Spectrum Technical during May as the upward trend in global interest rate futures prices continued and gains were recorded from previously established long global bond futures positions. A portion of these gains were offset by losses in the currency, metals and energy markets. Spectrum Technical recorded losses during June as international bond futures prices pulled back from their previous four month upward trend.

    Trading losses were experienced during July due primarily to the U.S. bond futures prices retreating from their previous upward move. Additional losses were recorded in the metals, energy and agricultural markets as prices in these markets moved in a trendless pattern. During August, trading losses in traditional commodities and financial futures more than offset gains experienced in the currency markets. Currency gains were recorded from short Japanese yen positions as the value of the yen continued to move lower relative to the U.S. dollar. Currency trading during September resulted in losses due primarily to a sharp and extremely significant reversal in the upward move on the U.S. dollar relative to most European currencies on September 20 and 21. Energy prices also reversed their previous upward move that began earlier in the month, resulting in additional losses for Spectrum Technical during this period.

    Trendless price movement in energy and soft commodities futures resulted in losses during October. Additional losses were experienced in global financial futures as prices in these markets also moved without consistent direction. Gains from currency trading offset a small portion of these losses for the month. Gains were experienced during November as a result of trading global interest rate and coffee futures. Trading losses in currency, energy and metals futures, as a result of trendless prices movement in each of these markets, offset a portion of these gains. Energy prices broke out of their previous trendless patterns and moved higher during December enabling Spectrum Technical to record profits from long gas and oil futures positions. Additional gains were recorded from trading other additional commodities and financial futures.

    For the year ended December 31, 1995, Spectrum Technical's total trading revenues, including interest income, were $9,239,533. Total expenses for the year were $4,977,665, resulting in net income of $4,261,868. The value of an individual Unit in Spectrum Technical increased from $9.78 at December 31, 1994 to $11.50 at December 31, 1995.

    1996 RESULTS. In 1996, Spectrum Technical recorded gains during January as the value of the U.S. dollar moved higher relative to most world currencies resulting in profits from short Japanese yen, Swiss franc and German mark positions. Additional gains were recorded from long European interest rate, Eurodollar and global stock index futures positions as prices increased. Losses were recorded during February due to dramatic reversals in several key market complexes. The most significant losses were recorded in the currency markets as the previous downward move in the value of the Japanese yen and most European currencies abruptly reversed. Additional losses were recorded from previously established long positions in global interest rate futures and stock index futures. Gains in March were recorded in energies from long crude oil positions as prices trended higher. Additional gains were recorded from a declining value in the Japanese yen and an increasing value of the Australian dollar. A portion of these gains was offset by losses recorded in the metals, financial futures and agricultural markets.

    In April, gains were recorded in currencies from short positions in the German mark and Swiss franc as the value of these currencies trended lower versus the U.S. dollar and other world currencies. Additional gains were recorded in the agricultural and energy markets. Losses were recorded during May as a result of sharp trend reversals and trendless price movement in a majority of the markets traded. The most significant of these losses were recorded in Japanese bond and Nikkei Index futures. Additional losses were experienced from long copper futures positions as prices moved sharply lower during mid-month. Spectrum Technical recorded gains during June due primarily to short positions in copper futures as prices continued to move lower on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains in metals were recorded from short gold, silver and aluminum futures positions. Smaller gains were recorded in the energy and currency markets.

    In July, Spectrum Technical recorded losses in currencies from short positions in the Japanese yen as its value moved sharply higher versus the U.S. dollar. Additional losses were recorded from global stock index and U.S. interest rate futures as prices moved in a short-term volatile pattern. Smaller losses were recorded in the agricultural and energy markets. Small losses were recorded during August primarily due to trend reversals and choppy price movement in the currency markets. The most significant losses were recorded from short positions in the Australian dollar as its value reversed higher relative to the U.S. dollar and other world currencies. A majority of these losses was offset by gains recorded in financial futures and energies. During September, gains were recorded due primarily to a strong upward trend in oil prices. Additional gains were recorded in financial futures from long European and Japanese bond futures positions as prices moved steadily higher.

    Strong gains in October were recorded as long positions in global interest rate futures profited from a continued upward trend. In currencies, long British pound positions profited as its value increased dramatically relative to the U.S. dollar, and from short Japanese yen positions as its value decreased. In November, significant gains were recorded as global interest rate futures prices continued to trend higher. Additional gains were recorded in currency trading from long British pound positions. Smaller profits were recorded in metals from long copper and short gold futures positions. Losses were recorded in December from long global interest rate futures positions as prices reversed sharply lower, thus giving back a portion of previous months' profits. Additional losses were recorded in currencies from long Australian dollar positions as its value decreased sharply relative to the U.S. dollar early in the month.

    For the year ended December 31, 1996, Spectrum Technical's total trading revenues, including interest income, were $28,025,066. Total expenses for the year were $12,123,749, resulting in a net gain of $15,901,317. The value of an individual Unit in Spectrum Strategic increased from $11.50 at December 31, 1995 to $13.61 at December 31, 1996.

    1997 RESULTS. In 1997, gains were recorded during January from short positions in the German mark, Swiss franc and Japanese yen as the value of the U.S. dollar strengthened relative to these currencies. Additional gains were recorded from short gold futures positions as gold prices declined to their lowest levels since 1993. A continued strengthening in the value of the U.S. dollar versus most major European currencies during February resulted in additional currency gains for Spectrum Technical's short German mark and Swiss franc positions. Long positions in coffee futures profited from an upward price trend as concerns about declining supplies grew stronger. During March, losses were recorded from short positions in the German mark and Swiss franc as the previous downward trend in the value of these currencies relative to the U.S. dollar reversed higher. Smaller losses were recorded from short positions in the energy markets as oil and gas prices reversed higher after moving lower during February.

    In April, losses were recorded from short positions in U.S. interest rate futures established during late March as U.S. bond prices rallied higher late in the month after moving lower previously. During May, losses were recorded in currencies from short positions in the Japanese yen as the previous decline in the value of the yen reversed higher relative to the U.S. dollar in late May. Subsequently, losses were recorded in late May from newly established long yen positions as its value moved lower late in the month. Smaller losses were experienced due to short-term volatile movement in oil and gas prices. Gains were recorded during June as long positions in global interest rate and stock index futures profited from an upward price trend. Additional gains were recorded in currency trading from long Japanese yen positions as the value of the yen moved higher.

    In July, Spectrum Technical recorded gains from long positions in global financial futures as prices continued to trend higher. Additional gains were recorded from short positions in the German mark and Swiss franc as the previous strengthening in the value of the U.S. dollar relative to these currencies reemerged. Smaller gains were recorded from short gold futures positions. Losses were recorded during August from long positions in international interest rate futures as prices moved lower after previously trending higher. These losses were partially offset by gains from short Nikkei Index futures positions as Japanese equity prices declined. September was profitable as international bond futures prices moved higher, thus resulting in gains for Spectrum Technical's long positions. Additional gains were recorded from long positions in European and U.S. stock index futures, as well as from short positions in Japanese stock index futures. Gains were also recorded from long natural gas futures positions as prices increased significantly as inventory supplies declined.

    Small profits were recorded during October from long British pound positions as the value of the pound increased relative to the U.S. dollar. Gains were also recorded from short positions in the Australian and Canadian dollars, as well as from long Japanese and U.S. bond futures positions. A majority of these gains were offset by losses experienced from short-term price volatility in global stock index futures late in the month. Gains were recorded during November from short Japanese yen positions as it trended lower versus other major currencies due to economic uncertainty in Asia. Additional gains were recorded from long British pound positions as the value of the pound moved higher on news of an interest rate increase in Great Britain. Gains were also recorded from short gold futures positions as gold prices fell below $300 an ounce. December was profitable as silver prices rallied on reports of declining supply, thus resulting in gains for long positions. Additional gains in metals were recorded from short gold futures positions. Profits were also recorded from long positions in European and U.S. interest rate futures as prices increased due to a "flight-to-quality" by investors.

    For the year ended December 31, 1997, Spectrum Technical's total trading revenues, including interest income, were $29,527,587. Total expenses for the year were $17,820,503, resulting in a net gain of $11,707,084. The value of an individual Unit in Spectrum Technical increased from $13.61 at December 31, 1996 to $14.63 at December 31, 1997.

    From inception of trading in November 1994 through February 1998, the Net Asset Value per Unit of Spectrum Technical has increased by 45.2% (a compound annualized return of 11.9%).

    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

    INTEREST INCOME AND EXPENSES

    Interest income to the Partnership is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership was greater in 1997 than 1996 due to an increasing size of the Partnership's asset base due to subscriptions far outweighing redemptions.

    In regard to expenses of the Partnership, brokerage fees were charged at an annual rate of 8.25% of Net Assets through July 31, 1997. Effective August 1, 1997, brokerage fees were reduced to an annual rate of 7.65% of Net Assets. Brokerage fees increased from 1996 to 1997 because of the increasing asset size of the Partnership.

    Management fees to the Partnership are charged at an annual rate of 4% of Net Assets. These fees were greater in 1997 than in 1996 because of the increasing asset size of the Partnership.

    Incentive fees have been charged on a monthly basis at 15% of each Trading Advisor's net profits.
Incentive fees were less in 1997 than in 1996 as a result of the Trading Advisors' reduced profitability from the previous year.

    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS

    GENERAL. See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Financial Instruments-- General" on page 52, which discussion is equally applicable to Spectrum Technical.

    1997 DATA. At December 31, 1997, open futures, options and forward contracts were:

                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
                                                                                                $
                                                                                        -----------------
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................       302,165,000
    Commitments to Sell...............................................................        80,696,000
  Commodity Futures:
    Commitments to Purchase...........................................................        36,753,000
    Commitments to Sell...............................................................        84,557,000
  Foreign Futures:
    Commitments to Purchase...........................................................       283,941,000
    Commitments to Sell...............................................................       379,781,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................       116,349,000
  Commitments to Sell.................................................................       203,705,000

    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at December 31, 1997, $12,296,712.

    Of the $12,296,712 net unrealized gain on open contracts at December 31, 1997, $11,977,756 related to exchange-traded futures contracts and $318,956 related to off-exchange-traded forward currency contracts.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    Exchange-traded futures contracts held by the Partnership at December 31, 1997 mature through December 1998. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1997 mature through March 1998.

    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts and futures styled options are marked to market on a daily basis, with variations in value settled on a daily basis. Each of

DWR and CFI, as a futures commission merchant for the Partnership's exchange-traded futures and futures styled options contracts, is required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totalled, at December 31, 1997, $164,308,925. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                 ASSETS       LIABILITIES
                                                                             --------------  --------------
                                                                                   $               $
EXCHANGE-TRADED CONTRACTS:
    Financial Futures......................................................     233,922,000     153,604,000
    Options on Financial Futures...........................................       6,705,000         347,000
    Commodity Futures......................................................      58,233,000      60,140,000
    Options on Commodity Futures...........................................       2,181,000              --
    Foreign Futures........................................................     205,510,000     168,044,000
    Options on Foreign Futures.............................................       4,070,000              --

  OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS...........................     103,299,000     111,186,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

3. DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    LIQUIDITY

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Liquidity" on page 49, which discussion is equally applicable to Spectrum Global Balanced.

    CAPITAL RESOURCES

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Capital Resources" on page 49, which discussion is equally applicable to Spectrum Global Balanced.

    RESULTS OF OPERATIONS

    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisor and the ability of such Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisor or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisor's trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.

    1995 RESULTS. Spectrum Global Balanced recorded gains during the first quarter of 1995 in the stock portion of the balanced portfolio as domestic stock prices increased throughout the quarter, resulting in profits for Spectrum Global Balanced's long S&P 500 Index futures position. The managed futures portion of the portfolio posted profits during the first three months of the year as a result of trading global financial futures and world currencies, as well as soft commodities and energy futures. Smaller gains were recorded in the bond portion of the portfolio as U.S. Treasure bond prices increased during January and February.

    Profits were posted during April primarily from trading currency and global bonds futures in the managed futures portion of the portfolio. Additional gains were recorded in U.S. bond and stock index futures as prices in these markets moved higher during the month. During May, trading gains were recorded in international bond futures, as well as in domestic stock index futures. The majority of the gains recorded during June were experienced in S&P 500 Index futures trading. Smaller gains were recorded in U.S. Treasury bonds futures. In the managed futures portion of the portfolio, trading gains in wheat, coffee, copper and crude oil futures offset losses in global financial futures and currency trading.

    Trading losses were recorded during July primarily as a result of losses in U.S. and international interest rate futures, as well as traditional commodity futures. Gains in S&P 500 Index futures and currency trading offset a portion of these losses for the month. Trading in S&P Index futures resulted in losses during August as prices retreated from their previous upward move. Additional losses were recorded from trading base metals and global interest rate futures in the managed futures portion of the portfolio. Gains in U.S. Treasury bond futures, as well as in currency, energy and global stock index futures offset a portion of the losses in August. Increasing domestic stock and bond futures prices resulted in gains for Spectrum Global Balanced during September. In the managed futures portion of the portfolio, gains in agricultural, soft commodities and global interest rate futures offset losses in energy, currency and base metals futures trading.

    Trendless price movement in energy and soft commodities futures resulted in losses during October. Additional losses were experienced in global financial futures as prices in these markets. Modest gains were recorded in October from profits recorded in U.S. Treasury bond futures, as well as in aluminum and corn futures trading. Losses in currency, soft commodities, global interest rate and S&P 500 Index futures offset a portion of these gains. Trading gains were experienced in November as both U.S. stock and bond futures prices moved higher during the month. Additional profits were recorded in the managed futures portion of the portfolio from trading in global interest rate and energy futures. During December, trading gains were experienced as energy prices continued to increase and gains were recorded from previously established long gas and oil futures positions. Additional gains were recorded in domestic stock index and bond futures trading.

    For the year ended December 31, 1995, Spectrum Global Balanced's total trading revenues, including interest income, were $2,329,813. Total expenses for the year were $770,149, resulting in net income of $1,559,664. The value of an individual Unit in the Spectrum Global Balanced increased from $9.83 at December 31, 1994 to $12.07 at December 31, 1995.

    1996 RESULTS. In 1996, Spectrum Global Balanced recorded losses during February primarily as a result of a sharp move lower in U.S. Treasury bond futures and in the managed futures portion of the portfolio in global interest rate futures and currencies. In March, losses were recorded in the bond portion of the balanced portfolio as U.S. Treasury bond futures prices decreased as well as in the managed futures portion from trading Australian and European bond futures.

    Profits were posted during April primarily from trading in the agricultural markets. Additional gains were recorded from transactions involving most European currencies relative to the U.S. dollar. A portion of Spectrum Global Balanced's overall gains for the month was offset by losses in the stock portion of the balanced portfolio. Losses were recorded during May in the managed futures portion of the balanced portfolio from trading global interest rate futures as prices moved in a trendless pattern. Additional losses were recorded in currencies as the value of the Japanese yen was trendless. Gains were recorded in June from short positions in copper futures as prices plunged on news of significant losses in copper by Sumitomo Corporation. Additional gains were recorded from trading in soft commodities, energies and agriculturals. Losses in global interest rate futures and currencies offset a majority of these profits.

    In July, gains were recorded from long Swiss franc, German mark and French franc positions due to a strong upward move in their value relative to the U.S. dollar. Additional gains were recorded from long Australian bond futures positions as prices moved higher late in the month. A portion of these gains was offset by losses recorded in the stock and bond portions of the balanced portfolio. During August, losses were recorded in currencies primarily due to trend reversals in the German mark and Australian dollar. In the bond portion of the balanced portfolio, losses were recorded as U.S. bond futures prices moved lower. Trading gains recorded from long crude oil futures and S&P 500 Index futures positions, as prices in both these markets moved higher, helped mitigate overall losses. Profits were recorded during September from gains in each portion of the balanced portfolio. The most significant gains were recorded in the managed futures portion from long global bond futures positions as prices moved steadily higher. Additional gains were recorded in both the stock and bond portions as S&P 500 Index and U.S. Treasury note futures prices finished the month higher.

    Profits in October were recorded from long global bond futures positions as prices continued to trend higher. Additional gains were recorded from long U.S. stock and bond futures positions as prices in these markets also finished the month higher. Strong gains were recorded in November in the managed futures sector from long global bond futures positions as prices continued to trend higher. Additional gains were recorded from long U.S. Treasury note futures positions, and in the stock portion from long S&P 500 Index futures positions. Losses in December were recorded in the managed futures portion of the balanced portfolio from long global bond futures positions as prices reversed sharply lower, thus giving back a portion of previous months' profits. Additional losses were recorded in the stock and bond portion of the balanced portfolio from long U.S. Treasury note and S&P 500 Index futures positions. Losses were recorded during the year despite positive performance from U.S. stock index futures during a majority of the year as a relatively light exposure to this area relative to bonds resulted in losses during early 1996.

    For the year ended December 31, 1996, Spectrum Global Balanced's total trading revenues, including interest income, were $893,626. Total expenses for the period were $1,251,592, resulting in a net loss of $357,966. The value of an individual Unit in Spectrum Balanced decreased from $12.07 at December 31, 1995 to $11.63 at December 31, 1996.

    1997 RESULTS. In 1997, gains were recorded during January in the currency markets from short positions in most European currencies as the value of the U.S. dollar strengthened relative to these currencies. Additional gains were recorded in the stock index portion of the balanced portfolio as long S&P 500 Index futures positions profited from an increase in domestic stock prices. Gains were recorded in the currency markets from a continued strengthening in the value of the U.S. dollar relative to most European currencies, as well as the Singapore dollar. Additional gains were recorded from short energy futures positions as oil and gas prices declined, and from long positions in corn futures as prices in this market moved higher. Losses were recorded during March from long S&P 500 Index futures positions in the stock portion of the balanced portfolio as U.S. stock prices moved lower late in the month. In currencies, a portion of the previous months' profits was given back as the previous upward trend in the value of the U.S. dollar relative to most European currencies reversed lower.

    Spectrum Global Balanced experienced losses during April from short U.S. interest rate futures positions in the managed futures portion of the balanced portfolio as bond prices rallied late in the month, after showing signs of trending lower previously. These losses were partially offset by gains recorded from long positions in both the stock index and bond components of the balanced portfolio as prices in domestic capital markets increased. Profits were recorded during May from long positions in Australian bond futures as prices in this market moved higher. Additional gains were recorded from long positions in U.S. stock index and bond futures as prices in these markets continued their upward trend. The bullish trend in U.S. equity and bond prices continued into June, thus resulting in profits for long positions in the stock index and bond futures components of the balanced portfolio. Additional gains were recorded from long Australian bond futures positions, as prices moved higher, and from long Japanese yen positions as the value of the yen increased versus the U.S. dollar.

    The third quarter began with additional gains being recorded in the stock index and bond futures portions of the balanced portfolio as U.S. stock and bond prices moved higher. Gains were also recorded in the managed futures component from long positions in U.S. and Australian interest rate futures, as well as from a strengthening in the value of the U.S. dollar. A reversal lower in U.S. stock index and bond futures prices during August resulted in a portion of previous months' profits being given back. Smaller losses were recorded from long positions in international interest rate futures as prices in these markets also moved lower. During September, gains were recorded from long positions in the stock and bond portions of the balanced portfolio as

U.S. stock index and bond futures prices regained their previous upward momentum. Additional gains were recorded in the managed futures component from long positions in global interest rate futures. Smaller gains were recorded from long positions in the German mark, as well as in the Swiss and French francs.

    Losses were recorded during October from long S&P 500 Index futures positions as U.S. equity prices declined sharply on October 27. These losses were mitigated as stock prices rebounded on October 28. Smaller losses were experienced from long positions in Australian and European interest rate futures as prices in these markets reversed lower during early October. Spectrum Global Balanced recorded a small loss during November primarily from long U.S. Treasury note futures positions as prices moved lower. A majority of these losses were offset by gains recorded from long S&P 500 Index futures positions as domestic stocks rallied late in the month. In the managed futures component, small losses were experienced from long energy futures positions as oil and gas prices declined on easing tensions in the Middle East. Gains were recorded in currencies during December from short positions in most Pacific Rim currencies, particularly the New Zealand and Singapore dollars, as the value of these currencies declined over concerns of economic instability in Asia.

    For the year ended December 31, 1997, Spectrum Global Balanced's total trading revenues, including interest income, were $5,293,459. Total expenses for the period were $1,693,943, resulting in a net gain of $3,599,516. The value of an individual Unit in Spectrum Global Balanced increased from $11.63 at December 31, 1996 to $13.75 at December 31, 1997.

    From inception of trading in November 1994 through February 1998, the Net Asset Value per Unit of Spectrum Global Balanced has increased by 42.7% (a compound annualized return of 11.3%).

    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

    INTEREST INCOME AND EXPENSES

    Interest income to the Partnership is derived from 100% of its assets earning interest at a prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership was greater in 1997 than 1996 due to an increasing size of the Partnership's asset base due to subscriptions far outweighing redemptions.

    In regard to expenses of the Partnership, brokerage fees were charged at an annual rate of 8.25% of Net Assets through July 31, 1997. Effective August 1, 1997, brokerage fees were reduced to an annual rate of 7.65% of Net Assets. Brokerage fees increased from 1996 to 1997 because of the increasing asset size of the Partnership.

    Management fees to the Partnership are charged at an annual rate of 1.25% of Net Assets. These fees were greater in 1997 than in 1996 because of the increasing asset size of the Partnership.

    Incentive fees have been charged on a monthly basis at 15% of the Trading Advisor's net profits. Incentive fees were greater in 1997 than in 1996 as a result of increased monthly profitability for the Partnership's Trading Advisor.

    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS

    GENERAL. See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Financial Instruments-- General" on page 52, which discussion is equally applicable to Spectrum Global Balanced.

    1997 DATA. At December 31, 1997, open futures, options and forward contracts were:

                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
                                                                                                $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................        40,675,000
    Commitments to Sell...............................................................         6,721,000
  Commodity Futures:
    Commitments to Purchase...........................................................                --
    Commitments to Sell...............................................................         5,168,000
  Foreign Futures:
    Commitments to Purchase...........................................................        45,574,000
    Commitments to Sell...............................................................        26,176,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................         2,436,000
  Commitments to Sell.................................................................        10,218,000

    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at December 31, 1997, $681,559.

    Of the $681,559 net unrealized gain on open contracts at December 31, 1997, $657,913 related to exchange-traded futures contracts and $23,646 related to off-exchange-traded forward currency contracts.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    Exchange-traded futures contracts held by the Partnership at December 31, 1997 mature through March 1998. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1997 mature through March 1998.

    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts and futures styled options are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI, as a futures commission merchant for the Partnership's exchange-traded futures and futures styled options contracts, is required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totalled, at December 31, 1997, $25,612,869. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                 ASSETS       LIABILITIES
                                                                             --------------  --------------
                                                                                   $               $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures........................................................      39,908,000      11,661,000
    Options on Financial Futures...........................................       1,206,000       2,398,000
  Commodity Futures........................................................       4,414,000       3,535,000
    Options on Commodity Futures...........................................              --              --
  Foreign Futures..........................................................      28,444,000      26,146,000
    Options on Foreign Futures.............................................              --              --

OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS.............................      12,716,000      16,655,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

4. DEAN WITTER SPECTRUM SELECT L.P.

    LIQUIDITY

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Liquidity" on page 49, which discussion is equally applicable to Spectrum Select.

    CAPITAL RESOURCES

    See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Capital Resources." on page 49, which discussion is equally applicable to Spectrum Select.

    RESULTS OF OPERATIONS

    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.

    1995 RESULTS. In 1995, Spectrum Select recorded losses during January as a result of a decline in the value of the U.S. dollar relative to most major world currencies. Smaller losses were recorded in both U.S. and international interest rate futures trading due to short-term volatile price movement. In February and March, significant gains were recorded from trading in both financial futures and currencies. In financial futures, increased interest rate futures prices over this two-month period resulted in gains from long positions in global bond futures. In the currency markets, a decline in the value of the U.S. dollar resulted in trading profits for long positions in the Japanese yen, German mark and Swiss and French francs.

    Spectrum Select's positive performance continued into April and May as the previously established long positions in both U.S. and international interest rate futures profited from the upward trend in interest rate futures prices. In addition, the value of the Japanese yen relative to the U.S. dollar continued to move higher early in April, contributing to overall gains during the month. Smaller gains were recorded from long S&P 500 Index futures positions as domestic stock prices moved higher during May. Trading losses were recorded in June as the upward price trend in overseas bond futures subsided. Small losses were recorded during June in agricultural futures from trading in soybean and corn futures, and in currencies, as foreign currencies moved in a narrow trading range versus the U.S. dollar and other currencies.

    In July, Spectrum Select experienced a difficult trading environment in U.S. and global interest rate futures, as prices retreated from their previous move higher. Trendless price movement also resulted in losses within the metals, agricultural and energy market sectors. Losses were recorded during August as global interest rate futures prices moved without consistent direction. Additional losses were recorded in the soft commodities markets due to short-term volatile price movement. During September, losses were recorded due to a dramatic trend reversal in the upward move of the U.S. dollar relative to most European currencies. Smaller losses were recorded during the third quarter in energy futures as prices declined abruptly, resulting in losses from long oil and gas positions.

    Trading in international interest rate futures during October resulted in net losses as global bond prices moved in a short-term volatile pattern. Trendless price movement in stock index, energy and metals futures prices resulted in additional losses. In November, financial futures trading was profitable as increasing global bond futures prices resulted in gains being recorded from long positions in European, U.S., Japanese and Australian government bond futures. Additional trading gains were recorded from trading in soft commodities. Long positions in natural gas futures resulted in significant gains during December as prices increased dramatically. Additional gains were recorded from long positions in both crude and heating oil futures. Long positions in European and U.S. bond futures also contributed profits during December as European and U.S. bond futures prices continued their bullish trend.

    For the year ended December 31, 1995, Spectrum Select's total trading revenues, including interest income, were $69,299,562. Total expenses for the year were $30,245,447, resulting in a net gain of $39,054,115. The value of an individual Unit in Spectrum Select increased from $1,508.07 at December 31, 1994 to $1,864.21 at December 31, 1995.

    1996 RESULTS. Spectrum Select recorded losses in January from long energy and agricultural futures positions as prices in these markets reversed lower, thus giving back a portion of profits recorded in late 1995. A majority of these losses were offset by gains recorded in the currency markets from short positions in most major currencies versus the U.S. dollar, and in the financial futures markets from long European bond futures positions. During February, significant losses were recorded as a result of a series of sharp trend reversals in the financial futures and currency markets. In financial futures, losses were recorded from long positions in global interest rate and stock index futures as the previous upward price trend reversed sharply. Additional losses were recorded in currencies due to a sudden upward move in the value of most major currencies relative to the U.S. dollar. In March, small losses were posted due primarily to short-term volatile price movement in global financial futures and metals. A majority of these losses were offset by gains recorded from long positions in oil and gas futures.

    Profits were recorded in currencies during April from short German mark and Swiss franc positions as the value of these currencies declined versus the U.S. dollar. Additional gains were recorded from long positions in crude oil and agricultural futures. Choppy price movement in global financial futures resulted in losses being recorded during May. Smaller losses were recorded in the energy markets as a portion of previous months' profits was given back due to a price reversal lower. During June, profits were recorded primarily from short positions in copper futures as prices moved sharply lower on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains in metals were recorded from short positions in gold, silver and aluminum futures as prices in these markets also moved lower.

    In July, losses were recorded in the currency markets from short positions in the Japanese yen as its value moved sharply higher versus the U.S. dollar. Smaller losses were recorded from long natural gas futures positions as prices reversed lower. Losses were also recorded during August primarily from short positions in coffee futures as prices moved higher. In currency trading, volatile movement in the value of most major world currencies relative to the U.S. dollar resulted in smaller losses during August. A majority of these losses were offset by gains recorded from long positions in the energy markets. During September, gains were recorded primarily due to a continued upward trend in oil prices. Additional gains were recorded in financial futures from long European and Japanese interest rate futures positions as prices moved steadily higher.

    The fourth quarter of 1996 began with significant gains during October and November due primarily to long British pound positions, as its value surged higher versus other major currencies. Strong gains were also recorded in financial futures as long global interest rate futures positions profited from a continued upward price trend. A portion of these gains was given back during December due to a sharp price reversal lower in the previous upward trend in global interest rate futures prices. Smaller losses were recorded in energy and metals futures as prices moved in a short-term volatile pattern.

    For the year ended December 31, 1996, Spectrum Select's total trading revenues, including interest income, were $22,046,523. Total expenses for the year were $16,632,482, resulting in a net gain of $5,414,041. The value of an individual Unit in Spectrum Select increased from $1,864.21 at December 31, 1995 to $1,962.38 at December 31, 1996.

    1997 RESULTS. In 1997, gains were recorded during January in currencies as a result of a strengthening in the value of the U.S. dollar versus the Japanese yen and most major world currencies. Gains were also recorded from short gold futures positions as prices declined to their lowest levels in over three years. Gains were recorded during February as the value of the U.S. dollar continued to strengthen relative to most major world currencies. Additional gains were recorded from long coffee futures positions as prices moved higher during the month. Small losses were recorded during March from trend reversals in the currency and energy markets. Losses were also recorded in currencies as the value of most European currencies reversed higher versus the U.S. dollar. In energies, losses were recorded from short positions in gas and oil futures.

    In April, losses were recorded in the financial futures markets as domestic bond prices rallied higher late in the month after showing signs of trending lower previously. Inconsistent price movements in global stock index futures resulted in smaller losses within this market complex. During May, losses were experienced from short Canadian dollar positions as its value finished the month higher relative to the U.S. dollar and other major currencies. Continued short-term volatility in oil and gas prices resulted in additional losses for Spectrum Select. Spectrum Select recorded relatively flat performance during June as losses experienced from long coffee futures positions, as coffee prices reversed dramatically lower, offset gains from short positions in soybean and corn futures, as well as long positions in global stock index futures.

    During July, profits were recorded from long positions in global interest rate and stock index futures as prices in these markets trended higher. Additional gains were recorded from short European currency positions as the U.S. dollar again strengthened relative to the German mark. A sharp trend reversal in global interest rate and stock index futures resulted in a give-back of a portion of July's profits. Additional losses were recorded in the currency markets as the value of most European currencies increased relative to the U.S. dollar after moving lower previously. A strong upward move in global bond futures prices resulted in gains for Spectrum Select's long positions. Smaller gains were recorded from long silver and short copper futures positions.

    Spectrum Select recorded losses during October due to sharp trend reversals in global bond futures early in the month and short-term price volatility in U.S. bond and stock index futures in the month's final week. Additional losses were experienced from trendless price movement in the energy and metals complexes. In November, Spectrum Select experienced gains in currencies from short positions in the Canadian dollar as its value weakened relative to the U.S. dollar. Additional gains were recorded from trading precious and base metal futures. A majority of Spectrum Select's gains were offset by losses in the financial futures markets from long positions in Japanese government bond futures as prices moved lower. During December, Spectrum Select recorded gains from short positions in crude and heating oil futures as the price of oil moved lower. Additional gains were recorded in metals from trading copper and silver futures. Smaller gains were recorded from short positions in the Japanese yen and Australian dollar as the value of these currencies declined as the economic crisis in the Pacific Rim escalated.

    For the year ended December 31, 1997, Spectrum Select's total trading revenues, including interest income, were $26,495,529. Total expenses for the period were $16,551,812, resulting in a net gain of $9,943,717. The value of an individual Unit in Spectrum Select increased from $1,962.38 at December 31, 1996 to $2,084.52 at December 31, 1997.

    From inception of trading in August 1991 through February 1998, the Net Asset Value per Unit of Spectrum Select has increased by 114.8% (a compound annualized return of 12.3%).

    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.

    INTEREST INCOME AND EXPENSES

    Interest income to the Partnership is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership was greater in 1997 than 1996 due to an increasing size of the Partnership's asset base due to subscriptions far outweighing redemptions.

    In regard to expenses of the Partnership, the Partnership was charged "roundturn" brokerage commissions at a rate of 80% of DWR's published non-member rates for speculative accounts (which was equal to approximately $75), and separately paid its transaction fees and costs, which brokerage commissions and transaction fees and costs were capped at an annual rate of 7.80% of its Net Assets at month-end allocated to each Trading Advisor, and its ordinary administrative expenses, which were capped at 0.25% per year of average month-end Net Assets. Effective June 1, 1998, Spectrum Select will be charged a flat-rate brokerage fee at an annual rate of 7.25% of Net Assets (which fee will also cover transaction fees and costs and administrative expenses, which Spectrum Select currently pays separately). From 1996 to 1997, brokerage commissions and transaction fees and costs increased, while ordinary administrative expenses decreased.

    Management fees to the Partnership are charged at an annual rate of 3% of Net Assets. These fees were greater in 1997 than in 1996 because of the increasing asset size of the Partnership.

    Spectrum Select was charged quarterly incentive fees at a rate of 17 1/2% of each Trading Advisor's net profits (effective June 1, 1998, such fees will be paid monthly at a rate of 15%). Fees decreased in 1997 from 1996 due to a decrease in profitability above a previous quarter-end high for the Partnership's Trading Advisors.

    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS

    GENERAL. See discussion under "--1. Dean Witter Spectrum Strategic L.P.--Financial Instruments-- General" on page 52, which discussion is equally applicable to Spectrum Select.

    1997 DATA. At December 31, 1997, open futures, options and forward contracts were:

                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................       428,493,000
    Commitments to Sell...............................................................       173,316,000
  Commodity Futures:
    Commitments to Purchase...........................................................        23,131,000
    Commitments to Sell...............................................................       135,389,000
  Foreign Futures:
    Commitments to Purchase...........................................................       997,389,000
    Commitments to Sell...............................................................       315,676,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................        96,671,000
  Commitments to Sell.................................................................       127,065,000

    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at December 31, 1997, $9,627,161.

    Of the $9,627,161 net unrealized gain on open contracts at December 31, 1997, $10,514,844 related to exchange-traded futures contracts and a loss of $887,683 related to off-exchange-traded forward currency contracts.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    Exchange-traded futures contracts held by the Partnership at December 31, 1997 mature through December 1998. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1997 mature through March 1998.

    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts and futures styled options are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI, as a futures commission merchant for the Partnership's exchange-traded futures and futures styled options contracts, is required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totalled, at December 31, 1997, $168,693,769. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                                ASSETS         LIABILITIES
                                                                                           ----------------  ----------------
                                                                                                  $                 $
EXCHANGE-TRADED CONTRACTS:
Financial Futures........................................................................       363,272,000       243,761,000
Options on Financial Futures.............................................................         3,781,000                --
Commodity Futures........................................................................        95,455,000        76,233,000
Options on Commodity Futures.............................................................         2,484,000         1,789,000
Foreign Futures..........................................................................       360,391,000       382,135,000
Options on Foreign Futures...............................................................                --                --

OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS...........................................        41,814,000        40,388,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

                                 CAPITALIZATION

    The following table sets forth the capitalization of each Partnership as of February 28, 1998 and the pro forma capitalization of each Partnership adjusted to reflect (i) the proceeds (at the respective Net Asset Values of $10.90, $14.52, $14.27, and $21.48 per Unit as of February 28, 1998) to Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced, and Spectrum Select from the sale during the next 12 months of the approximately 5,492,512.485, 8,480,912.481, 5,499,806.177, and 1,500,000 unsold and newly registered Units, respectively, and (ii) the capital contribution required of the General Partner based on such capitalization of each Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                           PRO FORMA
                                                                              (1)
                                                                          ------------
                                                                          AMOUNT TO BE
                                                               AMOUNT     OUTSTANDING
                                                            OUTSTANDING        IF
                                                               AS OF       ADDITIONAL
                                                            FEBRUARY 28,   UNITS ARE
                                                                1998          SOLD
                                                            ------------  ------------
                                                                 $             $
Spectrum Strategic
Limited Partnership Interest (2)..........................    60,438,508   120,306,894
General Partnership Interest (3)..........................        63,200     1,215,221

Spectrum Technical
Limited Partnership Interest (2)..........................   183,971,450   307,114,299
General Partnership Interest (3)..........................     1,886,553     3,102,165

Spectrum Global Balanced
Limited Partnership Interest (2)..........................    27,466,089   105,948,323
General Partnership Interest (3)..........................       289,428     1,070,185

Spectrum Select
Limited Partnership Interest (2)..........................   166,503,913   198,723,913
General Partnership Interest (3)..........................     2,858,609     2,007,312

---------

(1) Pro forma amounts assume that all Units are sold at the February 28, 1998 Net Asset Values per Unit of $10.90, $14.52, $14.27, and $21.48,
    respectively (the Spectrum Select Net Asset Value has been adjusted for the 100-for-one Unit conversion, which became effective with the April 30, 1998 Monthly Closing).

(2) Units are offered on a continuing basis at Monthly Closings for sale at a price based on the Net Asset Value of a Unit as of the close of business on the date of such Monthly Closing. The actual proceeds from such sales will depend upon the Net Asset Value per Unit at the time of sale.

(3) The General Partner has agreed to contribute an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). Effective in 1977, the General Partner became registered with the CFTC as a CPO and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"), which is a publicly-owned company. MSDW, DWR and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.

    The General Partner is or has been the general partner and CPO for 22 other commodity pools--Dean Witter Cornerstone Fund I ("Cornerstone I"), Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III"), Dean Witter Cornerstone IV ("Cornerstone IV"), Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("Portfolio Strategy"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("IAF"), DWR/JWH Futures Fund L.P. ("DWR/JWH"), DWR Chesapeake L.P. ("Chesapeake"), Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), and DWR/Market Street Futures Fund L.P. ("Market Street"), plus four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), February 1985 for Columbia, the inception of Cornerstone I in December 1983 (until its termination in December 1991), the inception of Cornerstone II and Cornerstone III in December 1983, the inception of Cornerstone IV in December 1986, the inception of Diversified in November 1987, the inception of Diversified II in September 1988, the inception of Diversified III in May 1990, the inception of Multi-Market in April 1988, the inception of Principal Guaranteed Fund II in October 1988, the inception of Principal Guaranteed Fund III in October 1988, the inception of Principal Plus in August 1989, the inception of Portfolio Strategy in August 1990, the inception of Global in November 1991, the inception of World Currency in December 1992, the inception of IAF in October 1993, the inception of Chesapeake in August 1994, the inception of DWR/JWH in November 1995, the inception of MSTAF in July 1997, and the inception of Market Street in January 1998. As of December 31, 1997, the General Partner had in excess of $1.2 billion in aggregate net assets under management, making it one of the largest operators of managed futures funds in the United States. As of December 31, 1997, there were approximately 100,000 investors in the commodity pools managed by Demeter.

    The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreements--Management of Partnership Affairs." The General Partner receives no compensation for its services to the Partnerships (however, the General Partner shares office space, equipment and staff with DWR, which receives brokerage fees from the Partnerships, as described under "Description of Charges--Charges to Each Partnership-- 2. Commodity Brokers"). Under the Limited Partnership Agreement of each Partnership, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all the Partners thereof (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated investment in the Partnerships, the General Partner will increase its net worth from time to time as may be required as additional Limited Partners are admitted to the Partnerships or otherwise. MSDW has contributed to the General Partner additional capital necessary to permit the General Partner to meet its net worth obligations as General Partner of each Partnership and intends to continue to do so. Under certain conditions and where modifications will not adversely affect the interests of Limited Partners, the General Partner's minimum net worth requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners. See "Capitalization."

    In this connection, as reflected in MSDW's 1997 Annual Report and Form 10-Q for the quarter ended February 28, 1998, MSDW had total shareholders' equity of $13,956 million and total assets of $302,287 million as of November 30, 1997 (audited), and total shareholders' equity of $14,524 million and total assets of $345,534 million as of February 28, 1998 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of such Annual Report and Form 10-Q. MSDW will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    Richard M. DeMartini, age 45, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. DeMartini is president and chief operating officer of DWR's Individual Asset Management Group. He was named to this position in May of 1997 and is responsible for Dean Witter InterCapital, Van Kampen American Capital, insurance services, managed futures, unit trust, investment consulting services, Dean Witter Realty, and NOVUS Financial Corporation. Mr. DeMartini is a member of the MSDW management committee, a director of the InterCapital funds, a trustee of the TCW/DW funds and a trustee of the Van Kampen American Capital and Morgan Stanley retail funds. Mr. DeMartini has been with Dean Witter his entire career, joining the firm in 1975 as an account executive. He served as a branch manager, regional director, and national sales director, before being appointed president and chief operating officer of the Dean Witter Consumer Markets. In 1988 he was named president and chief operating officer of Sears' Consumer Banking Division and in January 1989 he became president and chief operating officer of Dean Witter Capital. Mr. DeMartini has served as chairman of the board of the Nasdaq Stock Market, Inc. and vice chairman of the board of the National Association of Securities Dealers, Inc. A native of San Francisco, Mr. DeMartini holds a bachelor's degree in marketing from San Diego State University.

    Mark J. Hawley, age 54, is President and a Director of the General Partner. Mr. Hawley is also President and a Director of DWFCM. Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Managed Futures Department. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.

    Lawrence Volpe, age 51, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

    Joseph G. Siniscalchi, age 53, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

    Edward C. Oelsner III, age 55, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Dean Witter InterCapital Inc., an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

    Robert E. Murray, age 37, is a Director of the General Partner. Mr. Murray is also a Director of DWFCM. Mr. Murray, currently a Senior Vice President of DWR's Managed Futures Department and is the Senior Administrative Officer of DWFCM. Mr. Murray began his career at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Department. He is responsible for the development and maintenance of the proprietary Fund Management System utilized by DWFCM and Demeter in organizing information and producing reports for monitoring clients' accounts. Mr. Murray currently serves as a Director of the Managed Funds Association. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.

    Patti L. Behnke, age 37, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in April 1991 as Assistant Vice President of Financial Reporting and is currently a First Vice President and Director of Financial Reporting and Managed Futures Accounting in DWR's Individual Asset Management Group. Prior to joining DWR, Ms. Behnke held positions of increasing responsibility at

L.F. Rothschild & Co. and Cartwell Savings Bank. Ms. Behnke began her career at Arthur Andersen & Co., where she was employed in the credit division from 1982 to 1986. She is a member of the AICPA and the New York State Society of Certified Public Accountants.

    The General Partner and its officers and directors may, from time to time, trade futures interests for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

    The General Partner has agreed to make capital contributions to each Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

    As of the date of this Prospectus, Mark J. Hawley, President and a Director of the General Partner, owned 20 Units of Spectrum Select, which amount is less than 1% of the outstanding Units of such Partnership. As of the date of this Prospectus, Mr. Hawley did not beneficially own Units of any other Partnership, and none of the other directors or executive officers of the General Partner beneficially owned Units of any Partnership.

                              THE TRADING ADVISORS

INTRODUCTION

    The investment objective of each Partnership is capital appreciation of its assets through speculative trading in futures interests. A Partnership's ability to succeed in this endeavor depends largely on the combined success of the respective trading approaches utilized on behalf of such Partnership by its Trading Advisors. The following is a brief description of general approaches used in trading futures interests, followed by specific information relating to each of the Trading Advisors of the Spectrum Series.

    A Trading Advisor's registration with the CFTC or its membership in the NFA should not be taken as an indication that any such agency has recommended or approved the Trading Advisor.

GENERAL DESCRIPTION OF TRADING APPROACHES

    SYSTEMATIC AND DISCRETIONARY. Trading Advisors may be classified as either systematic or discretionary.

    A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic Trading Advisor's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make trading decisions on the basis of their own judgement and trading experience, not on the basis of trading signals generated by any program or model.

    Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

    TECHNICAL AND FUNDAMENTAL ANALYSIS. In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, Trading Advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

    Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

    Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

    TREND-FOLLOWING. "Trend-following" Trading Advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" Trading Advisors assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" Trading Advisor is likely to incur substantial losses.

    RISK CONTROL TECHNIQUES. As will be apparent from the following descriptions of the respective Trading Advisors' trading programs, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdown, it is very difficult to achieve long-term profitability.

    Trading Advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and can not, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" Trading Advisor trades profitably, the losses incurred in the course of taking an initial position in a futures interest can quickly cumulate into a major drawdown. A Trading Advisor's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets rather than as an effective protection against loss.

    Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in a Trading Advisors' trading approach, unless the General Partner is informed of such change and considers such change to be material.

    In addition to the continually changing character of trading methods, the futures markets themselves are continually changing. Each Trading Advisor may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its programs depending upon the Trading Advisor's view of the markets.

THE TRADING ADVISORS

    The following contains the biographies of the principals and brief summaries of trading programs of the Trading Advisors selected for each of the Partnerships. The success of each Partnership is dependent upon the collective success of its Trading Advisors in their trading for the Partnership. In terms of attempting to reach an investment decision regarding the purchase of Units in any Partnership, however it is difficult to know how to assess Trading Advisor descriptions, as trading methods are proprietary and confidential. Over time the Trading Advisors selected for a Partnership may change, and the individual Trading Advisors, even if they continue to trade for a Partnership, may make substantial modifications to their trading programs.

    The following descriptions of the Trading Advisors of each Partnership, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. No attempt has been or could be made to provide a precise description of any Trading Advisor's trading program. Furthermore, certain Trading Advisors may have chosen to refer to specific aspects of their trading programs, which aspects may also be applicable to other Trading Advisors which did not choose to make specific reference to these aspects of their own trading approaches. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different approaches involved. The General Partner believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

    FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

DEAN WITTER SPECTRUM STRATEGIC L.P.

    Spectrum Strategic seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose discretionary trading approaches employ primarily fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, in their trading programs.

    The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc. ("Blenheim"), Stonebrook Capital Management, Inc. ("Stonebrook"), and Willowbridge Associates Inc. ("Willowbridge"). A description of each Trading Advisor and its principals and trading programs is presented below.

    1.  BLENHEIM INVESTMENTS, INC.

    Blenheim is a New Jersey corporation which was formed in 1988 to provide commodity trading advisory services to clients. Blenheim has been registered with the CFTC as a CTA and CPO since March 1989, and is a member of the NFA in such capacities. Blenheim's address is Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242. Blenheim is not affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships.

    The principals of Blenheim are as follows:

    Mr. Willem Kooyker, is the Chief Executive Officer, Chairman and sole shareholder of Blenheim. Mr. Kooyker received a BA cum laude in Economics from Baruch College and an MBA in International Finance and Economics from New York University. Mr. Kooyker began his career in the commodities business in 1964 with Internatio-Muller of New York, New York, where he remained until 1980. At that time Mr. Kooyker joined Commodities Corporation (U.S.A.) ("CCUSA") located in Princeton, New Jersey, where he eventually became President. In October 1984, Mr. Kooyker left CCUSA and became President and Chairman of Tricon U.S.A., Ltd., the predecessor of Tricon U.S.A., Inc. ("Tricon"), a trading and consulting company in the futures and physicals markets. Tricon was registered as a CTA in October 1988, and as a CPO in February 1989. These registrations were terminated in November 1994. Mr. Kooyker continues to serve as Chairman of Tricon's parent company, Tricon Holding Company, Ltd. Since January, 1989, Mr. Kooyker has devoted substantial attention to the activities of Blenheim. Mr. Kooyker has been a member of the N.Y. Coffee, Sugar and Cocoa Exchange and the New York Mercantile Exchange. Mr. Kooyker is registered as a Principal and associated person ("AP") of Blenheim. Mr. Kooyker has been trading commodity accounts since 1964.

    Mr. Kooyker is a majority owner of Derivatives Portfolio Management, LLC ("DPM"). DPM is a Delaware limited liability company formed in 1993 to provide back office risk control and consulting services to institutions and individuals engaged in the commodities, securities and physicals trading businesses. DPM is registered with the CFTC as a CPO effective January 26, 1994, and is a member of the NFA in that capacity. DPM is also registered with the SEC as an investment adviser. DPM is not currently managing any commodity pools.

    Mr. Kooyker is also sole shareholder of Bolsward Investments, Inc. ("Bolsward"). Bolsward is a New Jersey corporation, formed in May 1993. Bolsward is a limited partner in R&S Management Group, L.P., an inactive CPO and CTA.

    James E. Gaffney, is the Vice President of Blenheim and is responsible for corporate finance and investor relations. Since January 1996, Mr. Gaffney has also been President of Valentis Investment Management, Inc., a consulting company. From January 1996 through October 1997 Mr. Gaffney was Vice President of Mountain Trading, Inc. ("Mountain"), a CTA. From July 1986 through October 1993, Mr. Gaffney was Vice President and Treasurer of Tricon, where he was responsible for banking and credit activities. Prior to joining Tricon, Mr. Gaffney was with MCorp of Houston, Texas, for five years, where he arranged financing for energy-related commodities companies.

    In 1981, Mr. Gaffney graduated from the University of Texas, where he earned a BBA in Business Administration with a concentration in corporate finance. Mr. Gaffney is registered as a Principal and AP of Blenheim and is a member of the NFA in those capacities.

    Guy J. Castranova, age 39, has been the Secretary of Blenheim since its inception. Mr. Castranova is a Senior Vice President and Chief Financial Officer of DPM, as well as a Vice President and Controller of Tricon. Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.

    In 1980 Mr. Castranova was graduated from Saint Joseph's University, with a BS degree in Accounting. He is registered as an AP and Principal of Blenheim, Tricon and DPM and is a member of the NFA in those capacities.

    During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Blenheim or its principals.

    Blenheim and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Blenheim trading program described below.

THE BLENHEIM TRADING PROGRAM

    Blenheim's trading program was developed by Mr. Kooyker. The objective of Blenheim's Global Markets Strategy, which is employed on behalf of Spectrum Strategic, is to capture substantial profits through the establishment of strategic primary investment positions in a variety of markets, with an emphasis in global fixed income, currency, stock indices, energy and other commodity markets. These investment positions are typically in derivative instruments such as futures, options and over-the-counter transactions. Blenheim concentrates in those markets which, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. Diversification in an account's portfolio is a major consideration in Blenheim's trading program. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term major price movements.

    Blenheim relies primarily on its experience in trading, and utilizes fundamental, geopolitical, and technical factors in its analysis and evaluation of the markets. Blenheim has a team of economists, financial analysts and traders that regularly monitor world-wide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Once the core strategy is established, econometric models are developed to forecast and measure market reaction to interim news and events. These models take into consideration numerous factors including money supply, yield curve, inflation indicators, government funding issues and related market supply/demand imbalances. The objective of this process is to identify short-term opportunities to re-balance the portfolio. Additionally, Blenheim's trading group utilizes the econometric signals as well as numerous other market sentiment factors in an effort to take advantage of short-term trading opportunities.

    Blenheim treats portfolio risk management as a dynamic process. The various strategies and positions are managed as components of a portfolio whereby the historical volatility of the individual positions are evaluated against the effect on the total portfolio. Positions are constructed in an attempt to limit daily volatility to acceptable levels based on Blenheim's perception of the market.

    Various techniques are employed in managing the portfolio and position volatility. Blenheim generally initiates medium size positions at a market entry level determined by it, rather than initially taking a larger position while waiting to see the direction in which the market actually moves. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price.

    From time to time this approach may lead to interim volatility in an account's equity or an extended period of limited action until market prices begin to move in the forecasted direction. Blenheim will typically establish a core position at a size and with a stop loss that allows for a manageable level of interim volatility until the market begins to trend favorably. Once the market begins to trend in the forecasted direction, and news and events begin to confirm Blenheim's expectations, a secondary position in the same market may be added in addition to the core strategic position in order to more fully participate in the price move. This secondary position will often have stop loss parameters that are closer to the current market prices in order to further limit volatility. Blenheim may further increase the position for short periods, at stop loss parameters in order to profit from market over-reactions to news and events.

    In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility.

    The trading strategy of Blenheim has evolved and will continue to do so based on on-going research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become quite active in the global fixed income and currency markets. Blenheim may in its sole discretion add to the portfolio additional commodity interests or cease trading particular items. On rare occasions, Blenheim may withdraw from all markets.

    Blenheim may trade physicals, forwards, and swaps. The physicals trading may involve futures to physicals arbitrage strategies. Except to the extent that such conditions exist or that certain of the interests traded by Blenheim are specifically excluded from the trading of certain accounts due to client restrictions, Blenheim generally trades all accounts under management in parallel fashion, with substantially equivalent trades made for all accounts on a proportional basis; however, Spectrum Strategic will not trade in physicals, swaps or securities.

    Blenheim's diversified portfolio of approximately thirty commodities are actively traded on domestic and foreign markets through the use of futures, options on futures, and over-the-counter transactions. Through mid-1990, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin. Recently the percentage has been between twenty-five percent (25%) and thirty percent (30%). In the future the percentage committed may, from time to time, be substantially higher or lower.

    Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

    2.  STONEBROOK CAPITAL MANAGEMENT, INC.

    Stonebrook is a Delaware corporation which has been registered with the CFTC as a CTA since July 1993, and is a member of the NFA in that capacity. Stonebrook's principal office is located at 40 Exchange Place, Suite 1866, New York, New York 10005. Stonebrook was founded in 1993 by Jerome D. Abernathy. Stonebrook is not affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships.

    The principals of Stonebrook are as follows:

    Mr. Jerome D. Abernathy is President of Stonebrook and, in this capacity, has ultimate responsibility for all trading decisions. From July 1991 through March 1992, Mr. Abernathy was Director of Research at Moore Capital Management, Inc. ("Moore Capital"), a registered CTA and CPO in New York. From March 1992 through May 1993, Mr. Abernathy was Director of Systems Trading for Investment Management Services, Inc. ("IMS"), a registered introducing broker affiliated with Moore Capital. As Director of Research, Mr. Abernathy was responsible for developing and supervising Moore Capital's research and technology efforts. As Director of Systems Trading for IMS, Mr. Abernathy was responsible for trading IMS Global I, an offshore derivatives fund. Mr. Abernathy holds a B.S. in Electrical Engineering from Howard University in Washington D.C. and both an S.M. and Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology in Cambridge, MA. Mr. Abernathy also attended the Sloan School of Management at MIT where he studied finance.

    Mr. Timothy C. Lee directs short-term technical trading and research. From March 1992 through May 1993, Mr. Lee was a research analyst and trader for IMS. In this capacity, Mr. Lee contributed to the trading decisions for the IMS Global I as well as developing fundamental and technical trading strategies. Since May 1993, he has worked with Mr. Abernathy on the organization and operation of Stonebrook. From September 1991 through March 1992, Mr. Lee was employed by Moore Capital as a research analyst and trader. During this period Mr. Lee also managed an account for Moore Capital. Mr. Lee received his B.S. in Operations Research from the Columbia University School of Engineering and Applied Sciences in 1990.

    During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Stonebrook or its principals.

    Stonebrook and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Stonebrook trading program described below.

THE STONEBROOK TRADING PROGRAM

    Stonebrook's trading philosophy is to attempt to achieve consistent long-term capital appreciation while adhering to volatility control and risk management principles through the speculative trading of commodity interests, including foreign currencies (both on a spot and forward basis) and related derivative instruments (such as foreign currency futures contracts and options on such futures contracts). Stonebrook will trade in derivative instruments based upon fixed-income debt securities (such as interest rate futures contracts and options thereon) and worldwide stock indices. Stonebrook may also trade in derivative instruments based on petroleum products, precious metals, and various other commodities and securities.

    Stonebrook's trading approach is a blend of technical and fundamental techniques. Technical analysis is used for timing trades and identifying market disequilibria. Fundamental analysis is used to anticipate policy changes and trends that lead to profitable trading opportunities. Stonebrook combines the technical and fundamental methods with a disciplined risk control methodology.

    Stonebrook may change its trading methods without notice and there is no assurance that Stonebrook's approach to trading will yield the same results as it has in the past.

    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, may vary significantly according to market conditions, the percentage gained or lost in that account, the size of the given account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, and when the account commenced trading. For these reasons no investor should expect necessarily the same performance as that of any other account traded by Stonebrook.

    Stonebrook intends to focus its trading on the fixed-income, foreign currency, and stock index markets worldwide. The list of countries with respect to which futures interests are traded includes but is not limited to the United States, Canada, the United Kingdom, France, Germany, Spain, Italy, Japan, Australia, Singapore, and various emerging markets. Stonebrook may also trade other markets such as metals, energies, and other commodities as opportunities arise.

    Stonebrook generally employs a margin-to-equity ratio of approximately 10% to 20%, but such ratio may be higher at certain times.

PAST PERFORMANCE OF STONEBROOK

    Stonebrook and its principals have established a performance history in the client accounts for which they have acted as CTA. The assets of Spectrum Strategic allocated to Stonebrook are allocated to its trading program, which is described above.

    Performance history is also shown for accounts previously managed by one of Stonebrook's principals, all of which accounts are closed.

    INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY STONEBROOK OR SPECTRUM STRATEGIC IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING ADVISORS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT STONEBROOK OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                      STONEBROOK CAPITAL MANAGEMENT, INC.
                           STONEBROOK TRADING PROGRAM

    Capsule I reflects the composite performance information of Stonebrook Capital Management Inc.'s trading program, which will trade a portion of the assets of Spectrum Strategic.

                                                                       CAPSULE I

Name of CTA: Stonebrook Capital Management, Inc.
Name of program: Stonebrook Trading Program
Inception of trading by CTA: November 1993
Inception of trading in program: November 1993
Number of open accounts: 20
Aggregate assets overall: $48,439,037 (notional included);
Aggregate assets in program: $18,002,198 (notional excluded)
Worst Monthly % Drawdown* (month/year): (1.44)% - 2/94
Worst Month-End Peak-to-Valley Drawdown*: (6.15)% - 1/94-8/94
1998 year to date return (2 months):  2.59%
1997 annual return: 1.27%
1996 annual return: 11.09%
1995 annual return: 18.20%
1994 annual return: 0.88%
1993 annual return: 0.76%

* "Drawdown" means losses experienced by an account over a specified period.

    The footnote following these Capsules is an integral part of Capsule I.

    Capsule II reflects the composite performance results of accounts previously managed by one of Stonebrook's principals, all of which accounts are closed.

                                                                      CAPSULE II

Name of CTA: Jerome D. Abernathy
Name of Program: Abernathy Trading Program
Inception of trading by CTA: March 1992
Inception of trading in program: March 1992
Number of open accounts: 0
Aggregate assets overall: $0
Aggregate assets in program: $0
Worst Monthly % Drawdown* (month/year): (0.36)% - 12/92
Worst Month-End peak-to-valley drawdown*: (0.36)% - 12/92
1993 period return (4 months): 4.89%
1992 period return (10 months): 23.65%

* "Drawdown" means losses experienced by an account over a specified period.

FOOTNOTE TO CAPSULE I

    For the periods beginning after August, 1994, Stonebrook adopted a new method of computing rate-of-return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations to be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant RORs are representative of the trading program. Stonebrook has performed these computations for periods subsequent to August, 1994. However, because Stonebrook had no fully-funded accounts before July, 1994, the Fully-Funded Subset method has not been used prior to September, 1994. Instead, the RORs reported are based upon a computation which uses the Nominal Values of the accounts included in the composite table. Stonebrook believes that this method yields the same RORs as the Fully-Funded Subset method and the RORs presented in the performance table are representative of the trading program for the periods presented.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    While Spectrum Strategic does not trade notional funds, Stonebrook does accept notionally-funded managed accounts. A notionally-funded account allows a client to specify the level of trading and risk that will be assigned to an account. For example, a 50% notional account would have twice the potential for profits as well as twice the risk as a fully-funded account. A person considering directly opening a notional account with Stonebrook should consider the following table and accompanying footnotes (this is not applicable to an investment in Spectrum Strategic):

ACTUAL RATE
OF RETURN (1)                               RETURNS BASED ON VARIOUS FUNDING LEVELS (3)
---------------------------------------------------------------------------------------------------

    %                                %                  %                  %                  %
  30                                     30                 60                 75                100
  20                                     20                 40                 50                 67
  10                                     10                 20                 25                 33
   0                                      0                  0                  0                  0
-10                                     -10                -20                -25                -33
-20                                     -20                -40                -50                -67
-30                                     -30                -60                -75               -100
---------------------------------------------------------------------------------------------------
Level of Funding (2)                    100                 50                 40                 30

FOOTNOTES TO MATRIX

(1) This column represents the range of actual rates of return for fully-funded accounts reflected in Capsule II.

(2) This represents the percentage of actual funds divided by the fully-funded trading level. Funding levels selected include most common funding percentages selected and the lowest level of funding allowed by Stonebrook.

(3) These columns represent the rate of return experienced by customers at various levels of funding traded by the advisor. The rates of returns for accounts that are not fully-funded are inversely proportional to the actual rates of returns based on the percentage level of funding.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    3.  WILLOWBRIDGE ASSOCIATES INC.

    Willowbridge is a Delaware corporation organized in January 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. Willowbridge has been registered with the CFTC as a CPO and CTA since May 1988 and is a member of the NFA in such capacities. In addition, Doublewood, Inc. ("Doublewood") and Union Spring Asset Management, Inc. ("Union Spring") are registered CPOs and CTAs. None of Willowbridge, Doublewood, or Union Spring is affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships. The trading Principals of Willowbridge are Philip L. Yang and Michael Y. Gan.

    The principals of Willowbridge are as follows:

    Mr. Philip L. Yang has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a CPO and a CTA and is a member of the NFA in such capacities. He is also a Principal and an AP of Doublewood and Union Spring. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. "Managed Futures: The Convergence with Hedge Funds," a chapter in EVALUATING AND IMPLEMENTING HEDGE FUND STRATEGIES, a book published in 1996 by Euromoney Publications

    Mr. Michael Y. Gan has been the Executive Vice-President of Willowbridge since September 1, 1992. Mr. Gan is registered as an AP of Willowbridge. He is individually registered with the CFTC as a CPO and a CTA and is a member of the NFA in such capacities. He is also a Principal and an AP of Doublewood and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

    Ms. Theresa C. Morris is the Senior Vice President of Willowbridge. Ms. Morris has been employed by Willowbridge since its inception in August 1988, and is registered as an AP of Willowbridge. Ms. Morris is also a Principal and an AP of Doublewood and Union Spring. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has over twenty years of experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

    Mr. Richard G. Faux, Jr. has been Executive Director of Willowbridge since April 1995. He is registered as an AP and a Principal of Willowbridge. He is also an AP of Doublewood, and President and a Principal and an AP of Union Spring. Mr. Faux co-founded MC Baldwin Financial Company ("MC Baldwin") in 1989 and served as its Co-Chief Executive until April 1995. MC Baldwin is an international trading manager which develops futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomas McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

    Mr. John C. Plimpton is Director of Investment Services. He joined Willowbridge Associates Inc. in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an AP and a Principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation (USA), a CTA and CPO, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of businesses privately held by his family, as well as serving as director of Inolex Chemical Company, a speciality chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.

    Mr. James J. O'Donnell is Vice President of Willowbridge. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

    Mr. Steven R. Crane is a Vice President of Willowbridge. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

    There have been no administrative, civil or criminal actions, pending, on appeal or concluded, against Willowbridge or its principals during the five years preceding the date of this Prospectus.

    Willowbridge, its principals and their families, its employees, and its affiliates, have traded, and may continue to trade, futures interests contracts for their own accounts. Such trades may or may not be in accordance with the Willowbridge trading strategies described below.

THE WILLOWBRIDGE TRADING PROGRAM

    Willowbridge's trading strategies are available only through one of its four "investment programs." An investment program consists of one or more trading strategies or a combination thereof. Willowbridge currently offers four Investment Programs: the Select Investment Program; the Currency Investment Program; the Primary Investment Program; and the Currency, Financials and Metals Investment Program. Set forth below is a brief description of the Select Investment Program which is utilized by Spectrum Strategic. The Select Investment Program allows Spectrum Strategic to determine the allocation of its funds among one or more of the seven Willowbridge Trading Strategies. As of the date of this Prospectus, of the Spectrum Strategic assets allocated to Willowbridge, all have been allocated to the XLIM Trading Approach.

    The XLIM Trading Approach ("XLIM"), which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades are selected from a wide variety of futures contracts,

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forwards, spots and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to change the portfolio composition of XLIM. While trading decisions are based on fundamental and technical market analysis, of equal importance is the anecdotal information Mr. Yang pieces together about specific market opportunities. He then develops expectations and formulates reward-to-risk judgments about the markets. Mr. Yang emphasizes only a small number of core positions at any time, selecting those for which he believes the reward-to-risk is the most favorable and for which he believes he has an advantage over conventional market expectations. Only a small amount of capital is initially risked; incremental positions are then added as open equity profits are built up. Likewise the additional positions are liquidated if the market moves against them. It is intended that approximately 15-40% of the assets under management pursuant to the XLIM Trading Approach will normally be committed as margin for trading, but from time to time the percentage of assets committed may be substantially more or less. XLIM's historical rates of return and drawdown information accompany its performance capsules.

    XLIM trades are selected from a wide variety of futures contracts, forwards, spot and options, on United States and international markets, including, but not limited to, financial instruments, currencies, precious and base metals, and agricultural commodities.

    The other strategies which in the future may be available to Spectrum Strategic pursuant the Select Investment Program include the five Willowbridge Trading Systems ("Systems") and the MTech discretionary trading approach of Mr. Gan.

    The Vulcan system is a computerized version of a systematic, technical charting system. The model uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Positions are generally held for 10 to 15 trading days.

    The Argo system, like Vulcan, is a computerized version of an experienced chartist trader. However, Argo has a relatively slower time horizon than Vulcan and its focus is primarily on major, long-term price moves. It is intended that Argo's positions will generally be held from 20 to 30 trading days.

    The Titan system is a technical trend-following system coupled with a counter-trend mechanism for adjusting position size. Unlike Vulcan, Titan applies various technical factors in an effort to monitor the overall market environment in order to recognize major trends. The number of days the system will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days.

    The Rex system is an options trading system which uses proprietary statistical analyses to determine whether an option for a particular market is intrinsically cheap or expensive. The Rex model attempts to purchase underpriced options and sell overpriced options. For risk control, the Rex model uses a variety of proprietary rules based on volatility, price direction, time decay and net-delta levels.

    The Siren system incorporates real-time price information to determine situations when price is moving away from market value. Siren can best be characterized as a top and bottom picking model which attempts to determine patterns of market activity that often signal a major change in price direction. Siren's time frame is generally 18 to 25 trading days.

    As the trading programs used by Willowbridge are proprietary and confidential, the discussion above is necessarily of a general nature and is not intended to be exhaustive. Willowbridge reserves the right to alter its trading programs without prior approval by, or notice to, its clients.

    Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the five Systems described above. The licensing agreement will be continued until December 31, 2001 and will be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

    If Willowbridge's five Systems discussed above are no longer available to Willowbridge (because of licensing arrangements), Willowbridge may offer only the XLIM and the MTech Trading Approaches in its Select Investment Program.

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    The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on the basis of technical as well as fundamental analysis. MTech currently trades in the United States and international futures, forward, spot and options markets. Mr. Gan reserves the right to change the portfolio composition of MTech.

    For each of the five Willowbridge trading systems ("Systems"), risk is managed on a market by market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the Systems should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the Systems do not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the Systems to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.

DEAN WITTER SPECTRUM TECHNICAL L.P.

    Spectrum Technical seek as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading programs utilize various proprietary technical long-term trend-following systems.

    The Trading Advisors for Spectrum Technical are Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), and John W. Henry & Company, Inc. ("JWH"-Registered Trademark-). A description of each Trading Advisor and its principals and trading programs is presented below.

    1.  CAMPBELL & COMPANY, INC.

    Campbell is a Maryland corporation organized in April, 1978 as a successor to a partnership originally organized in January, 1974. Campbell has been registered with the CFTC as a CTA since May 1978 and is a member of the NFA in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Baltimore, MD 21204. Campbell is not affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships.

    The principals of Campbell are as follows:

    Mr. Richard M. Bell serves as a Senior Vice-President--Trading of Campbell. Mr. Bell began his employment with Campbell in May, 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September, 1986 through May, 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July, 1975 through September, 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns seats on the PHLX and a Philadelphia Currency Participation, all of which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

    Mr. D. Keith Campbell has served as Chairman of the Board of Campbell since it began operations and was President until January 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the sole voting stockholder. From 1971 through June, 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a CTA since January, 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC as a CPO and is a member of the NFA in such capacity. He is registered as an AP of Campbell.

    Mr. William C. Clarke, III joined Campbell in June, 1977. He is an Executive Vice-President and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an AP of Campbell.

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    Mr. Bruce L. Cleland joined Campbell in January, 1993. Mr. Cleland serves as
President, Chief Executive Officer and a Director of Campbell. From May, 1986 through December, 1992 Mr. Cleland served in various principal roles with the following firms; President, F&G Management, Inc., a CTA; President,
Institutional Brokerage Corp., a floor broker; Principal, Institutional Advisory Corp., a CTA and CPO; Principal, Hewlett Trading Corporation, a CPO; Principal, Institutional Energy Corporation, an introducing broker. In January, 1983 Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures commission merchant, where he served as President until April, 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person of Campbell.

    Xiaohua Hu serves as a Vice President--Research. Mr. Hu has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 Mr. Hu was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Xiaohua was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

    Phil Lindner, serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October, 1994, became the IT Director in March, 1996, and Vice President in January, 1998. Mr. Lindner oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

    Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April, 1990. From March, 1989 through April, 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. Prior to that, from January, 1984 through March, 1989 he was the Chief Executive Officer of James Little & Associates, Inc., a registered CPO and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of THE HANDBOOK OF FINANCIAL FUTURES, and is a frequent contributor to investment industry publications. Mr. Little is registered as an AP of Campbell.

    Ms. Theresa D. Livesey serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell. Ms. Livesey joined Campbell in June, 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December, 1987 to June, 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

    V. Todd Miller serves as a Vice President--Research. Mr. Miller has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

    Albert Nigrin serves as a Vice President--Research. Mr. Nigrin has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While

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teaching, he also wrote and published a book with MIT Press, NEURAL NETWORKS FOR
PATTERN RECOGNITION. Mr. Nigrin received a B.A. in Electrical Engineering in
1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

    Markus Rutishauser serves as Vice President--Trading, and has been employed by Campbell since October, 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in foreign exchange trading. Prior to that, Mr. Rutishauser was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January, 1996.

    Mr. David M. Salmon is a Director of Campbell since January, 1976. During this time, he has worked with Campbell in an independent consultant capacity, but has not been an employee. He has been employed by his own computer systems programming consulting company David Salmon, Inc. since 1976. Prior to his work with Campbell, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, a M.S.E.E. from Northeastern University and a Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

    Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President-- Trading. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

    There have been no administrative, civil or criminal actions, pending, on appeal or concluded against Campbell or its principals during the five years preceding the date of this Prospectus.

    Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has no written policies for proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

THE CAMPBELL TRADING PROGRAM

    Campbell trades the assets allocated to it by the Partnership pursuant to its Financial, Metal & Energy Large Portfolio. The Financial, Metal & Energy Large Portfolio trades exclusively in futures, options and forward contracts including foreign currencies, precious and base metals, crude oil and petroleum products, stock market indices, and interest rate futures.

    While Campbell follows a disciplined computerized approach to the markets, on occasion it may, if Campbell deems it advisable, override system signals. Computer signals may therefore be modified under certain market conditions. Such modifications may, or may not, prove beneficial to the results achieved.

    Campbell renders trading decisions for all its Portfolios based on its proprietary technical trend-following models. These models are designed to follow intermediate to long-term price trends and also utilize quantitative portfolio management analysis. The principal objective of the models is to profit from major and sustained price trends. The basic concepts on which they are built were developed through research efforts in 1976 and 1980. Since that time, Campbell's systems have continued to evolve as ongoing research and increased computing power expand its analysis and understanding of price and market parameters.

    Campbell has two main trend-following trading models. The differences between the two models are primarily in their sensitivity to price action. One model, for example, may assume positions relatively quickly and place comparatively close stop-loss orders on market entry while the other model may tend to assume positions less quickly and consolidate profits, where available, more slowly than the first model. Furthermore, each model may vary as to the time or price at which the transaction determined by it is signaled. For example, one model may attempt a transaction at any time during the day that a price objective is reached, and the other

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may attempt a transaction at the opening of the market or at the close of trading on the same day. On occasion one of the models may trigger a long position signal in one delivery month while the other model recommends a short position in another delivery month of the same financial instrument. It is unlikely that both positions would prove profitable, and in retrospect one or both trades will appear to have been unnecessary. On occasion, the models might temporarily recommend opposing positions in the same delivery month of the same financial instrument, in which case the recommendations would cancel each other out, and a neutral position would be assumed. It is Campbell's policy to follow trades signaled by each model independent of what the other model may be recommending. Campbell believes that utilizing more than one trading model on the same account offers diversification, and is most beneficial when numerous contracts of each commodity are traded.

    Over the past several years, Campbell's research has resulted in several changes that have increased the quality of returns (i.e., decreased variability or volatility of performance, while still maintaining attractive returns).

    First, a number of additional markets were added. Most of these were foreign markets with low correlation to the existing markets traded, thus overall diversity of the portfolios was increased. Additional markets may again be added in the future. Some markets may also be deleted from time to time if their performance does not meet expectations.

    Second, an additional set of parameters was added to each trading model, as it was found that using several different parameter sets to measure market movement also increased diversity and smoothed the volatility of performance. This improved quality of performance allowed for an increase in leverage.

    Third, a "risk reduction" method was added to our models to analyze market volatility and make adjustments to market positions. Over the course of a long-term trend, there are times when the risk (volatility) of the market is not justified by the potential reward. Risk reduction assesses the risk/reward ratio of the trend, and if this ratio becomes imbalanced, the model is signaled to exit the trade, prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant, fast moving trend), research indicates that it has also added to the smoothing of performance.

    A third trading model, which includes both trending and contra-trending components, is now being used for certain markets. Campbell may in the future develop additional trading systems and modify models currently in use and, in all likelihood, would employ such systems for all accounts in the Campbell's investment portfolios.

    Campbell employs a portfolio management strategy, the purpose of which is to determine periods of high and low portfolio risk. When, in the opinion of Campbell, such points are reached, positions may be reduced or increased so that portfolio risk is decreased or increased, respectively. It is possible, however, that during these periods the market's behavior is such that the benefit of having increased or decreased portfolio risk is not realized. For example, if a point of high risk is reached and portfolio risk is decreased by a reduction in positions, and the markets continue to produce profits before the portfolio cash can be redeployed in market positions, the return that otherwise would have been realized, had the account been more fully invested, would be reduced. Campbell may, from time to time, increase or decrease the number of contracts held based on increases or decreases in an account, changes in internal market conditions, perceived changes in portfolio-wide risk factors, or other factors which Campbell deems relevant.

    Campbell trades futures contracts on all of the major U.S. futures exchanges and some foreign futures exchanges. Campbell trades options on futures contracts on U.S. futures exchanges and forward contracts in the inter-bank market in currencies, metals and energy. Campbell has not previously traded in foreign options on futures but may do so in the future. Campbell also engages in "exchange for physicals" (or "EFPs"). An EFP is a transaction that is executed off-exchange in the over-the-counter market, and that is subsequently converted into an equivalent futures contract on a futures exchange. Campbell may in the future trade swap agreements, hybrid instruments and other off-exchange contracts, but will not trade such agreements, instruments, and contracts for the Partnership.

    2.  CHESAPEAKE CAPITAL CORPORATION

    Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional

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investors in trading futures interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a CTA and as a CPO since June 20, 1988 and May 8, 1991, respectively, and is a member of the NFA in such capacities. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business. Chesapeake is not affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships.

    The principals of Chesapeake are as follows:

    Mr. R. Jerry Parker, Jr., received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based CTA and CPO registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman of the Board of Directors, Chief Executive Officer and a Principal.

    Mr. John M. Hoade received a B.S. degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., a distributor and processor of specialty metals, located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct the operations and the marketing efforts of the company. Mr. Hoade is President, Secretary, and a Principal of Chesapeake.

    There have been no administrative, civil or criminal actions or proceedings, pending, on appeal or concluded, against Chesapeake or any of its principals during the five years preceding the date of this Prospectus.

    Chesapeake and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below.

THE CHESAPEAKE TRADING PROGRAM

    Prior to June 1, 1998, the assets allocated to Chesapeake have been traded pursuant to its Diversified Program and its Financial and Metals Program. Effective June 1, 1998, the assets of the Partnership allocated to Chesapeake and traded pursuant to its "Diversified Program" will be traded pursuant to its "Diversified 2XL Program." All assets of the Partnership allocated to Chesapeake and traded pursuant to its "Financials and Metals Program" will be reallocated, 50% to Chesapeake, to be traded pursuant to its Diversified 2XL Program, and 50% to Campbell, to be traded pursuant to its Financial, Metal & Energy Large Portfolio. All future allocations of Partnership assets to Chesapeake will be traded solely pursuant to its Diversified 2XL Program.

    The Diversified 2XL Program emphasizes a maximum range of diversification with a global portfolio of futures interests, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake may trade on U.S. and non-U.S. exchanges. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

    The investment programs currently offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program" and the "Financials and Metals Program" (the "Trading Programs"). The Diversified 2XL Program, which Chesapeake will trade for the Partnership, began trading in April 1994. The Diversified 2XL Program utilizes the same trading system as the Diversified Program, except that the Diversified 2XL Program is traded on an upleveraged basis equal to approximately two times the leverage typically applied to a fully-funded Diversified Program account. The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis on certain markets or

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market sectors and the exclusion of others. The following overview is not intended as a detailed and exhaustive review of the trading methodology or strategies employed by Chesapeake, as the exact nature of the methods and these systems is proprietary and confidential.

    Chesapeake believes that future price movements in all markets may be more accurately anticipated by historical price movements within a quantitative or technical analysis than through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative in nature.

    In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In order to determine the overall technical condition of the market at every point in time and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action and volume.

    The results of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Diversified 2XL Program is likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control regulation, or participation as a purchaser or seller in futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Diversified 2XL Program, will be profitable in the future. In addition, the future profitability of the Diversified 2XL Program would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

    Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, a trend following trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions.

    The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, I.E., commitment of equity to multiple markets and to a number of trading strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the Trading Program(s) used, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, the contracts, if any, excluded from the account by the client, and when the account commenced trading.

    Chesapeake has generally used between 10% and 30% of the equity in a fully-funded Diversified Program account as original margin for trading, but at times the margin-to-equity ratio can be higher. The Financials and Metals Program generally utilized a somewhat lower margin-to-equity ratio than the Diversified Program. The Diversified 2XL Program generally trades at approximately double the Diversified Program level.

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    Decisions concerning the liquidation of positions, the futures interests to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. A decision not to trade certain futures interests due to lack of liquidity, excess volatility or any other reason may result at times in clients (such as the Partnership) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

    The trading strategies and systems utilized by Chesapeake's Trading Programs, including the Diversified 2XL Program, may be revised from time to time by Chesapeake, as a result of ongoing research and development which seeks to devise new trading strategies and systems, as well as test methods currently employed. The trading strategies and systems used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

    3.  JOHN W. HENRY & COMPANY, INC.

    JWH, a Florida corporation, is a United States-based global investment management corporation with offices located at 301 Yamato Road, Suite 2200, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. As of January 31, JWH managed approximately 2.3 billion in client assets. JWH's asset management services utilize global foreign exchange, financial futures, and commodities markets. In addition to publicly offered commodity pools such as Spectrum Technical, JWH manages assets for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks, and family offices spanning the Americas, Europe and Asia.

    JWH began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a CTA. JWH reincorporated in the state of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a CTA and a CPO with the CFTC and is a member of the NFA in such capacities. JWH is not affiliated with the General Partner, DWR, CFI or any of the other Trading Advisors for the Partnerships.

    The individual principals of JWH are as follows:

    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last sixteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.

    Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is Chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to activities in businesses unrelated to JWH and its affiliates.

    Mr. Mark H. Mitchell is vice chairman, counsel to the firm, and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Asset Management, Inc., and JWH Financial Products, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association ("MFA"). Mr. Mitchell is currently a member of the CPO/CTA Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules,

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both of the NFA. In addition, he has served as a member of the Government
Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

    Ms. Elizabeth A.M. Kenton is chief administrative officer, a senior vice president, and the director of compliance JWH. Since joining JWH in March of 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Investment Management, Inc., a director of Westport Capital Management Corporation, the vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.

    Mr. David M. Kozak is general counsel, vice president and secretary of JWH. He is also secretary of JWH Investment Management, Inc., JWH Asset Management, Inc., JWH Financial Products, Inc., and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and as a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. Mr. Kozak is currently a director of the MFA, chairman of the Subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Bar Association of the City of New York, a member of the Government Relations Committee of the MFA, CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

    Mr. Kevin S. Koshi is an executive vice president and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the implementation and oversight of the firm's proprietary strategies and investment. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. Matt Driscoll is chief trader, vice president and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24 hour trading operation. Mr. Driscoll attended Pace University.

    Mr. Barry S. Fox is the director of research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary systems used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Development departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

    Mr. Michael J. Scoyni is a managing director of JWH. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed by JWH in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

    Mr. Christopher E. Deakins is director of investor services and a vice president of JWH. Mr. Deakins is responsible for general business development and oversees the investor services function. Prior to joining JWH

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in August 1995, he was a vice president of national sales, and a member of the management team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

    Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration and internal projects of JWH's Florida office. Mr. Twist was secretary and treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

    Ms. Nancy O. Fox, C.P.A., is a vice president and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and security industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.

    Mr. Julius A. Staniewicz is the senior strategist in JWH's Research and Product Development Department and a member of the Investment Policy Committee of JWH. He is also President of JWH Asset Management, Inc., and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a CPO and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

    Ms. Eilene Nicoll is the vice president of trading administration and is a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly organized corporation which had not yet begun operations by the time she left in July 1997. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc. Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. From January 1991 to May 1991 Ms. Nicoll was employed by Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing and allocation of proprietary capital. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

    Mr. Paul D. Braica, C.P.A. is the managing director of administration of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April, 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.

    Mr. Kevin J. Treacy, F.C.A. is a vice president of JWH. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs &

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Co., a corporation specializing in leveraged buyouts and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Masters in Accounting from University College Dublin.

    Ms. Florence Sofer is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc. where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. Prior to that she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis in marketing from George Washington University.

    Mr. Andrew D. Willard is director of technology of JWH.

    Mr. William G. Kelley is a vice president of JWH.

    Mr. Robert B. Lendrim is a vice president of JWH.

    Ms. Wendy B. Goodyear is a vice president of JWH.

    Mr. Mark W. Sprankel is an assistant vice president of JWH.

    Mr. Kenneth S. Webster, C.P.A. is an assistant vice president and manager of investment support of JWH.

    Mr. Michael P. Flannery is an assistant vice president of JWH.

LEGAL AND ETHICAL CONCERNS

    There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in purported class action lawsuits filed in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November 1996, JWH was named as a co-defendant in a class action complaint filed in the Superior Court of the State of Delaware, New Castle County that contained essentially the same allegations as the New York and California complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The California complaints were consolidated in May 1997. The New York complaints were consolidated in July 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain DWR commodity pools, some of which are advised by JWH, and are primarily directed at DWR's alleged fraudulent selling practices in connection with the marketing of those pools. These actions are the same matters as those discussed under "Certain Litigation." JWH is essentially alleged to have aided and abetted or directly participated with DWR in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion orders may receive better fills than client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the CTA. The records of these accounts also will not be made available to clients.

THE INVESTMENT POLICY COMMITTEE (THE "IPC")

    The IPC is one vehicle for decision-making at JWH about the content and application of JWH investment programs. Composition of the IPC, and participation in its discussions and decisions by non-members, may

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vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless JWH's chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the Trading Department at any time of special situations which he deems may require a modification in applying the methodology.

THE JWH INVESTMENT PHILOSOPHY

    The basis of the JWH investment philosophy is that prices for all financial instruments reflect human reactions to external events. Accordingly, it can be expected that a series of political, economic, social or environmental events will create patterns of price movements, or trends. When a sequence of similar events is repeated at a later time, the price trends often reoccur. JWH programs attempt to capture the profit opportunities created by sustained market movements.

    By conducting analysis on historic price data for commodity markets, the firm's founder, John W. Henry, developed proprietary systems designed to identify important price trends and determine optimal entry and exit points. JWH's comprehensive research has also led to the development of quantitative models which suggest the appropriate content and weighting for each position in a global portfolio.

    The investment philosophy of JWH is supported by intensive risk management and continuing research to enhance the application of the underlying methodologies. Risk is measured and managed in a variety of ways. Within client portfolios, individual positions are monitored on a stand-alone and portfolio-weighted basis. Positions are matched with stop-loss provisions which are altered regularly to reflect changing market conditions.

    For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. Many of the JWH investment programs maintain positions in a variety of worldwide markets in seeking to achieve material benefits from the opportunities presented.

    Procedures built into JWH's programs have been designed to enhance trading efficiency and preserve client capital. JWH's research on these and other issues has decreased the overall volatility of JWH's programs while maintaining the potential for generating attractive performance returns.

A DISCIPLINED INVESTMENT PROCESS

    Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

    The first step in the JWH investment process is the identification of sustained price movements--or trends--in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others--those where a profitable trend continues--are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months

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have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

    To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

    Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PROGRAM MODIFICATIONS

    In an effort to maintain and improve performance, JWH has engaged, and continues to engage in extensive research. While the basic philosophy underlying the firm's methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

    As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors will not be informed of the changes.

LEVERAGE

    Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits and losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR FUND ACCOUNTS

    JWH has developed procedures for investing fund accounts that provide for the addition, redemption and/ or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit ("NAV") on the close of business on the last business day of each month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of each month. In order to provide market exposure commensurate with equity in the account on the date of these transactions, JWH's general practice is to adjust positions at a time as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at an NAV that will be the same for each of these transactions and to eliminate possible

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variations in NAVs that could occur as a result of price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust the investment of the assets associated with the addition, redemption and reallocation of capital at a time as close as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month or, in its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL OR CASH COMMODITIES

    In addition to futures contracts, JWH may from time to time for certain clients trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts.

    The JWH programs often make trades in markets that have lower trading volume and are less liquid, such as the markets for coffee, cotton and certain currencies. JWH operates each JWH program as a completely separate and independent program.

    The assets of Spectrum Technical allocated to JWH are traded pursuant to its Original Investment Program and Financial and Metals Portfolio.

    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. The program has enjoyed an improved risk/reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position, either long or short in every market traded by the program.

    THE FINANCIAL AND METALS PORTFOLIO. JWH's most widely recognized program began trading client capital in October 1984. The Financial and Metals Portfolio, participates in four major market sectors--currencies, metals, interest rates and stock indexes--and attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Because assets are concentrated in financial futures and metals only, volatility can be higher than in a more diversified portfolio.

DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to a Trading Advisor whose trading approach utilizes both fundamental and technical analysis, with an emphasis on world equity, fixed income and currency markets.

    The Trading Advisor for Spectrum Global Balanced is RXR, Inc. ("RXR"). A description of RXR, its principals and trading program is presented below.

    RXR, INC.

    RXR, a New York corporation, was organized in June, 1983. RXR's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. RXR has been registered as a CTA since July 1984 and as a CPO since 1983, and is a member of the NFA in such capacities.

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    RXR is a wholly-owned subsidiary of The RXR Group Inc., a Delaware corporation ("The RXR Group"), which acts as a holding company, also holding all of the stock of RXR Securities Inc. ("RXR Securities") and RXR Capital Management Inc. ("RXR Capital"). RXR Securities is registered with the CFTC as an introducing broker and is also registered as a securities broker/dealer with the SEC. RXR Securities is a member of the NASD and of the NFA. RXR Capital is registered with the CFTC as a CTA and CPO, is a member of the NFA in such capacities, and is registered as an investment adviser with the SEC. RXR is not affiliated with the General Partner, DWR, CFI or any other Trading Advisor for the Partnerships.

    The individual principals of RXR are as follows:

    Mr. Mark Rosenberg is the Chairman of the Board, Chief Executive Officer and a Director of each of RXR, RXR Capital, RXR Group and RXR Securities.

    Mr. Rosenberg co-founded RXR in 1983 and RXR Capital in 1985 with the goal of establishing a money management company which would utilize futures, options and derivatives in the development of innovative investment and risk management programs for both institutional and fund clients.

    Mr. Rosenberg serves as a member of the Board of Directors of the Futures Industry Association ("FIA"). He is an arbitrator for the NFA and a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange ("CME") and New York's Commodity Exchange, Inc. ("COMEX"). Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Prior to forming RXR in 1983, Mr. Rosenberg spent 14 years in the securities and futures industry, most of those years with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and later at Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and alternative asset management.

    Mr. Rutherford R. Romaine, is the Vice Chairman, Chief Investment Officer and a Director of RXR, RXR Capital, RXR Group and RXR Securities. Mr. Romaine is a co-founder of RXR.

    Mr. Romaine is the former Vice Chairman of the Board of Directors of the Managed Funds Association ("MFA"). He also serves on several MFA committees including the Statistics and Standards Committee and the Conference Committee. Additionally, Mr. Romaine currently serves on the Nominating Committee for the NFA and is a member of the CTA/CPO Advisory Committee of the NFA. Further, Mr. Romaine has served as a member of the CTA/CPO Advisory Committee of the CME and the Advisory Council of the New York Cotton Exchange. Prior to co-founding RXR in 1983, Mr. Romaine spent several years as a trading advisor and Vice President of Merrill Lynch Futures Inc. and later as a Vice President/Investments of Prudential-Bache Securities, Inc. Mr. Romaine has been a frequent speaker at futures industry conventions, forums and task forces addressing a wide range of issues relating to the institutional use of derivatives. Mr. Romaine graduated from Yale University in 1970 with a Bachelor of Arts degree.

    Mr. Peter A. Hinrichs is the Chief Financial Officer, Treasurer and a Director of RXR, RXR Capital, RXR Group and RXR Securities. He has been with RXR since its founding in 1983. Mr. Hinrichs has responsibilities for Administration, Human Resources and Facilities Management for RXR and its affiliates. Prior to joining RXR, Mr. Hinrichs spent several years in trading and administration at Merrill Lynch Futures Inc. and later at Prudential Bache Securities.

    Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in business management. He is a member of the Board of Directors of Fountain House Inc., a non-profit rehabilitation center for the mentally ill and is an active fund raiser for a number of charitable organizations.

    Mr. James F. Tomeo is Senior Vice President and is a Director of The RXR Group and of RXR. He has been with the firm since 1986. He is the former Chairman of the International Committee of the Managed Funds Association and is the U.S. representative to the Education and Research Committee of the Alternative Investment Management Association based in Europe. Before joining RXR, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant and for the LTV Corporation in New York. Mr. Tomeo graduated from Bucknell University in 1980 with a Bachelor of Science degree in business administration, the University of Hartford in 1987 with a Master of Business Administration degree, and the Institute of International Studies and Training (Japanese business study program) in 1988.

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    There have been no administrative, civil or criminal actions, pending, on appeal or concluded against RXR or its principals during the five years preceding the date of this Prospectus.

    Principals and employees of RXR are not permitted to trade futures, options on futures or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by RXR.

RXR'S INVESTMENT PHILOSOPHY

    RXR uses a global macro investment philosophy which has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. In the global equity and fixed income areas, RXR analyzes various fundamental information from the world economies such as growth data, labor wage rates, central bank interest rate policy and inflation, to determine its approach to the markets. In the foreign exchange and commodity components, RXR analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure in the more than 50-market portfolio so that no one market or sector can dominate performance. The trading program utilized for Spectrum Global Balanced was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, RXR manages both US and non-US capital markets, currency, and commodity exposure in a single, integrated portfolio.

RESEARCH AND DEVELOPMENT

    Research and development calls on the talents of personnel from several areas within the company. Under the leadership of its founders, Mark Rosenberg and Rutherford Romaine, the process begins with research. RXR has developed macro-economic and technical models that can detect price dislocations resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.

    The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work managing multi-asset portfolios for its institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio ("IBP") Program, composed of US stock, bond, and non-US financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of US stocks and bonds. Effective June 1, 1998, RXR will broaden the hedged equity and fixed income components to include participation in the world's major developed capital markets.

    No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that RXR will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems which do not include a managed futures component. In addition, because the General Partner has instructed RXR to manage Spectrum Global Balanced's account at 1.4 times the amount of leverage it would normally apply in managing the actively managed component of an IBP Program account, the performance results achieved for Spectrum Global Balanced by RXR may be more volatile than an IBP Program account concurrently managed by RXR and its affiliates.

    Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, RXR's trading methods are continually evolving, as are the markets themselves.

DEAN WITTER SPECTRUM SELECT L.P.

    Spectrum Select has been added as another Partnership available for investment and Series Exchanges in the Spectrum Series, effective with the May 31, 1998 Monthly Closing. Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs.

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    The Trading Advisors for Spectrum Select are EMC Capital Management, Inc.
("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise"). A description of each Trading Advisor and its principals and trading programs is presented below.

    1. EMC CAPITAL MANAGEMENT, INC.

    EMC is an Illinois corporation, registered with the CFTC as a CTA and CPO. EMC was incorporated in January 1988 for the purpose of acting as a CTA, and was registered with the CFTC as a CTA in May of 1988 and as a CPO in February 1991. Elizabeth Cheval is the sole director of EMC, although Ms. Cheval's stock ownership in EMC is held through a revocable trust of which she is the sole beneficiary and sole trustee. Ms. Cheval is a member of the NFA as is EMC in its capacity as a CPO and CTA. The business address of EMC is 2201 Waukegan Road, Suite West, 240 Bannockburn, Illinois 60015. EMC is not affiliated with the General Partner, DWR, CFI, or any other Trading Advisor for the Partnerships.

    The principals of EMC are as follows:

    Ms. Elizabeth A. Cheval is the Chairman and sole Director of EMC. In 1984 Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986 she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.

    Mr. Jeffrey D. Izenman is the President of EMC having joined the firm in that capacity in September, 1994. Since January, 1995, Mr. Izenman has also been a member of the Board of Directors of the Managed Funds Association and is a member of the Association's executive committee. Mr. Izenman is also a member of the Business Conduct Committee of the NFA. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October, 1988 through August, 1994, and an associate with that firm from September, 1982 through September, 1988. There he specialized in the representation of commodity trading advisors (including EMC) and commodity pool operators as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May, 1982 and a B.S. in Accountancy from the University of Illinois in May, 1979.

    At this time, neither EMC nor Ms. Cheval or Mr. Izenman trades for its or their own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval or Mr. Izenman engage in such trading, records will not be available for inspection by Limited Partners. It should be noted that EMC is currently the CPO and CTA of the EMC Premier Fund, L.P., a commodity pool for which EMC acts as the general partner. Ms. Cheval is currently a limited partner in two commodity pools for which EMC is a trading advisor. Neither EMC or any of its principals own any Units of Spectrum Select.

    There have been no material administrative, civil, or criminal actions pending, on appeal or concluded against EMC or any of its principals.

THE EMC TRADING PROGRAM

    EMC trades for Spectrum Select using its Classic Program. The exact nature of EMC's investment programs is proprietary and confidential. The following description of the Classic Program is of necessity general and is not intended to be exhaustive.

    EMC's investment strategy is technical rather than fundamental in nature, I.E., it is developed from analysis of patterns of actual monthly, weekly, and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.

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    EMC's investment strategy is trend-following in that initiations of positions in a particular market are generally in the direction of the price trend in that market, although under certain circumstances counter trend elements may also be employed.

    EMC employs an investment strategy which utilizes a blend of systems (or, in other words, a number of systems simultaneously). The strategy is diversified in that EMC follows over fifty futures interests and often invests in more than ten at one time.

    Although the specific types of futures interests including but not limited to futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures interests for its clients. Examples of futures interests for which contracts are now invested in by EMC include, but are not necessarily limited to, precious and base metals, U.S. and foreign financial instruments, U.S. and foreign stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future. EMC may trade certain futures interests for some clients which it does not trade for the Partnership.

    EMC also may invest in currency forward contracts on the foreign exchange markets.

    EMC also may engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."

    The futures interest contracts typically traded have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 15% to 35% of an account's equity as margin on open positions although this percentage can vary.

    EMC believes that the development of a futures investment strategy is a continual process. As a result of EMC's on-going research and development, enhancements and modifications have been made from time to time in the specifics of EMC's methods and it is likely that similar enhancements and modifications will be made in the future. As a result, the methods that may be used by EMC in the future might differ from those presently being used. Because EMC's methods are proprietary and confidential, the General Partner may not be aware of such changes in EMC's investment methods.

    Initially, EMC's risk management will be dictated by the amount of its allocated share of Spectrum Select's Net Assets. However, as profits are generated or losses are incurred, the risk management techniques employed by EMC for Spectrum Select will be modified.

    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's Net Assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, from time to time EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategy, but rather are to be expected under the EMC program. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

    2. RABAR MARKET RESEARCH, INC. ("RABAR")

    Rabar is an Illinois corporation which is registered with the CFTC as a CTA and a CPO and is a member of the NFA in such capacities. Paul Rabar is the President and sole principal of Rabar. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. It was registered as a CTA and a CPO in June 1988. Rabar has managed accounts continuously since July 1988. Its name was changed to Rabar

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Market Research, Inc. in January 1989. The business address of Rabar is 10 Bank
Street, Suite 830, White Plains, New York 10606-1933. Rabar is not affiliated with the General Partner, DWR, CFI or any other Trading Advisor for the Partnerships.

    Mr. Paul Rabar first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 and 1986 he traded commodity futures for Richard J. Dennis, Jr., a speculative trader of futures and options. In 1987 and 1988 until May, Mr. Rabar independently managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work-- primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

    Rabar is the CPO of, and serves as the trading advisor to, Rabar Futures Fund, L.P., a private commodity pool. Mr. Rabar is also the sole shareholder of Rabar International Management, Ltd., a Cayman Islands corporation, which operates Rabar International Futures Fund, L.P., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors). Rabar is the trading advisor of Rabar International Futures Fund, L.P.

    It should be noted that Rabar and/or Mr. Rabar currently, and may in the future, invest in commodity pools that are advised by Rabar. However, neither Rabar nor Mr. Rabar own any Units of Spectrum Select.

    Rabar does not currently trade an account for itself, but may do so in the future. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Rabar's and Mr. Rabar's personal trading will not be open to inspection by Limited Partners.

    There have been no material administrative, civil, or criminal actions pending, on appeal or concluded against Rabar or Mr. Rabar.

    THE RABAR TRADING PROGRAM

    Rabar's objective is to achieve appreciation of Spectrum Select's assets which it is allocated through speculative trading of futures interests, including but not limited to domestic and foreign futures contracts and options on futures contracts and forward contracts. Rabar primarily trades futures contracts for its existing clients, although Rabar may also engage in the trading of forward or spot contracts in foreign currencies and cash commodities for certain clients. The specific futures interests will be selected from time to time by Rabar on the bases discussed below. Examples of futures contracts now traded by Rabar include, but are not necessarily limited to, gold, silver, U.S. Treasury bonds, certain foreign currencies, grains and soybean products, oils, and sugar. Rabar may also engage in EFP transactions. Under certain circumstances, Rabar may trade certain futures interests for some clients which it does not trade for Spectrum Select.

    Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, I.E., they are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.

    Rabar's risk management techniques include diversification, I.E., commitment of equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. Consequently, no investor, including prospective investors in Spectrum Select, should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principal.

    Rabar's trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities, and it is likely that

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similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Rabar in the future might differ from those presently being used. The General Partner may not be aware of such changes in Rabar's trading methods.

    The markets typically traded by Rabar have been chosen for their historical performance, and for their customary liquidity. However, from time to time Rabar may trade in newer or less liquid markets. There can be no assurance of liquidity.

    The exact nature of Rabar's methods are proprietary and confidential. The foregoing description is of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these commodities may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

    Prospective investors should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses of profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

    3. SUNRISE CAPITAL MANAGEMENT, INC.

    Sunrise is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. In January 1994, Sunrise changed its name from "Sunrise Commodities, Inc." to "Sunrise Capital Management, Inc." This name change became effective with respect to Sunrise's registration with the NFA in January 1994. Sunrise was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise was registered in February 1983 as a CTA and in April 1990 as a CPO with the CFTC and is a member of the NFA in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. ("CMI") organized Sunrise Capital Partners L.L.C. ("Sunrise Capital Partners"), a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise and CMI and was registered in February 1995 as a CTA and CPO with the CFTC and is a member of the NFA in both such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a CTA and is a member of the NFA in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise set forth above. While Sunrise, not Sunrise Capital Partners, is a Trading Advisor for the Partnership, a description of the principals of Sunrise Capital Partners is included below due to the relationship between Sunrise and CMI resulting from the establishment of Sunrise Capital Partners. Sunrise and Sunrise Capital Partners currently operate 5 commodity pools. Sunrise and Sunrise Capital Partners are not affiliated with the General Partner, DWR, CFI or any other Trading Advisor for the Partnerships.

    The Principals of Sunrise are as follows:

    Mr. Martin P. Klitzner is President, Secretary and a Director of Sunrise, and a Managing Director of Sunrise Capital Partners. Mr. Klitzner received a B.A. Degree from the University of Michigan in 1967 and an M.B.A. from the University of Michigan in 1968. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise in December 1982, and has exclusive operational control of the day-to-day activities of Sunrise which includes the supervision of trading procedures.

    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for Sunrise's day-to-day activities, as well as research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis is the Chairman of the Board and Chief Financial Officer of Sunrise. Dr. Davis received a B.S. degree from the University of Michigan in 1968 and received his medical degree from the University of Michigan in 1970. Dr. Davis was a professor at the University of California, San Diego School of Medicine,

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where he has served on the faculty from 1980 through 1990. Since 1979, Dr. Davis has studied and traded the commodity futures markets. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.

    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest is currently a Professor of Medicine at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest begain trading the commodity markets in 1975.

    Mr. Martin M. Ehrlich is Vice President and a Director of Sunrise, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in 1986 after having been a long-time investor with Sunrise. Prior to assuming responsibilities for marketing and public relations for Sunrise, Mr. Ehrlich was an independent businessman and investor.

    Ms. Marie Laufi is a Vice President-Trading of Sunrise. She received a degree in Economics from the University of Prague, Czechoslovakia before joining a Czechoslovakian import/export company. She held a position with this firm for nine years before immigrating to the United States. From 1986 through 1988, Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise on August 8, 1988 and currently oversees trading room procedures.

    The Davis Family Trust, dated October 12, 1989, is a Director and the Sole Shareholder of Sunrise; Gary B. Davis and his wife, Elissa Davis, are Trustees and the sole beneficiaries of this Trust. Elissa Davis is a principal of Sunrise and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of Sunrise or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    Sunrise, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. Limited Partners will not be permitted to inspect the personal trading records of Sunrise, Sunrise Capital Partners, their principals, or their affiliates.

    Neither Sunrise nor any of its principals own any Units of Spectrum Select.

    There have been no material administrative, civil or criminal actions pending, on appeal or concluded during the five years preceding the date of this Prospectus against Sunrise, Sunrise Capital Partners or any of their principals or their affiliates.

DESCRIPTION OF SUNRISE'S TRADING PROGRAMS

    Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

    In providing commodity trading advice to Spectrum Select, Sunrise trades the CIMCO portfolio.

    The Sunrise CIMCO--Diversified Financial Program was designed by Sunrise to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and Euro products), stock indices (including S&P
500), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

    Relying on technical analysis, Sunrise believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, and which have been influenced by Dr. Forrest and

                                      102
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Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

    Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trading market, trading would likely be unsuccessful because an account would trade such markets.

    The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

    While Sunrise relies primarily on its mechanical, technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instances in which Sunrise will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise is under no obligation to notify clients (including Limited Partners) of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

    A technical trading system consists of a series of fixed rules applied systematically, however, the system still requires Sunrise make certain subjective judgments. For example, Sunrise must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

    Sunrise engages in ongoing research which may lead to significant modifications from time to time. Sunrise will notify the General Partner if modifications to its trading systems or portfolio structure are material.

    Sunrise believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise in the future might differ from those presently being used.

    Sunrise has discretionary authority to make all trading decisions including upgrading or downgrading the trading size of the account of Spectrum Select to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise may from time to time adjust the leverage applicable to Spectrum Select's assets allocated to Sunrise; provided, however, any such adjustments will be consistent with the leverage parameters described herein and Spectrum Select's overall investment objectives and Trading Policies. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: ongoing research, volatility of individual markets, risk considerations, and Sunrise's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to the financial advantage of Limited Partners.

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
                           THE MANAGEMENT AGREEMENTS

    Each Trading Advisor has entered into a Management Agreement with a Partnership and the General Partner which provides that the Trading Advisor will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in futures interests of the portion of the Partnership's assets allocated to the management of such Trading Advisor from time to time during the term of the Management Agreement. See "Differences Among the Spectrum Series."

TERM

    The Management Agreement with each Trading Advisor for Spectrum Strategic, Spectrum Technical and Spectrum Global will not expire until November 1998. The Management Agreement with each Trading Advisor for Spectrum Select will not expire until May 2000. Unless otherwise terminated upon written notice from each Trading Advisor at least 30 days prior to the expiration of the respective Management Agreement, each such agreement shall be automatically renewed for additional one year terms.

    Each Management Agreement with a Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon prior written notice to the Trading Advisor. In addition, each Management Agreement may be terminated by the Partnership or the Trading Advisor at any time without penalty under certain other circumstances specified therein.

    No assurance is given that a Partnership will be able to retain the services of a Trading Advisor once its Management Agreement with such person is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by each Partnership to a Trading Advisor for its services under the Management Agreement is described under "Description of Charges to Each Partnership--1. Trading Advisors."

LIABILITY AND INDEMNIFICATION

    Each Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility."


OBLIGATIONS TO A PARTNERSHIP


    Each Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of each Management Agreement, the Trading Advisor and its principals and affiliates may be advising other investors and trading for their proprietary accounts. However, under no circumstances will the Trading Advisor or any of its principals and affiliates knowingly or deliberately favor (other than by charging different management and/or incentive fees) any account advised or managed by such Trading Advisor or any of its principals and affiliates over the account of the Partnership in any way or manner. Each Trading Advisor will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor and its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading systems, methods or strategies employed by the Trading Advisor on behalf of the Partnership or trading systems, methods or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and will be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts over the Partnership's account.

                               EXCHANGE PRIVILEGE

    If the conditions described below are satisfied, a Limited Partner can redeem his Units in a Partnership as of the last day of any calendar month and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at 100% of the Net Asset Value thereof (a "Series Exchange"). However, a Series Exchange of Units will only be permitted as of the sixth month-end after a person first becomes a Limited Partner of any Partnership and as of the last day of each month thereafter (an "Exchange Date"). Each Unit purchased in a Series Exchange with the proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on such Exchange Date. A Limited Partner who redeems Units in connection with a Series Exchange will not be subject to any redemption charges with respect to such redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

    Each Series Exchange is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." In order to effect a Series Exchange, a Subscription Agreement must be sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the applicable Exchange Date. Such Agreement must acknowledge that the Limited Partner remains eligible to purchase Units on such date. A minimum of 50 Units must be exchanged unless a Limited Partner is liquidating his entire interest in a Partnership. A form of Subscription Agreement is annexed hereto as Exhibit B. Additional copies of the Subscription Agreement may be obtained by written request to the General Partner or from a local DWR branch office. Each Partnership issuing Units to Limited Partners pursuant to a Series Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered. There can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect a Series Exchange for a Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may not continue qualifying Units for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. At some time in the future, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Subscription Agreement. Any such restrictions may limit the ability of a resident of such state to Exchange his Units. In the event that not all Subscription Agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

    Units of limited partnership interest of any new partnership of the Spectrum Series may be offered to Limited Partners pursuant to exercise of the Series Exchange privilege. Before purchasing such units, a Limited Partner must execute a Subscription Agreement specifically referring to the units of such partnership and must have received a copy of a Prospectus or a supplement to this Prospectus describing such units and such partnership.

    Since a Series Exchange is equivalent to a redemption and immediate reinvestment of the proceeds of such redemption, a Limited Partner should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Material Federal Income Tax Considerations."

                                  REDEMPTIONS

    Persons who have been Limited Partners in a Spectrum Series Partnership for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Such Units may be subject to redemption charges as described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the closing in which they first became a Limited Partner in the manner described herein. Such Units may be subject to redemption charges as described below.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date (as defined below). Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Notwithstanding the above, Units purchased by an investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions. Further, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees will not be subject to the redemption charges described above.

    Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing
(a) the dollar amount received upon redeeming an interest in another pool for which the General Partner is general partner and commodity pool operator and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in a Partnership will not be subject to a redemption charge on 50% of his Units. Redemption of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Subscription Procedure."

    A Limited Partner who redeems Units in connection with a Series Exchange will not be subject to redemption charges with respect to the Units exchanged. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

    Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit
A. Additional copies of the Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreements--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

    The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding. "Net Assets" are defined in each Limited Partnership Agreement to mean the total assets of a Partnership (including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest is traded by a Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest is traded or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market will mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    The General Partner will endeavor to pay redemptions within 10 business days after the Redemption Date. A Partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Restricted Investment Liquidity in the Units." Payment will be made by credit in the amount of such redemption to the Limited Partner's customer account with DWR, or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner in a Partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreements--Reports to Limited Partners."

    The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreements-- Nature of the Partnerships."

    Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."
LIMITED RIGHT TO REDEEM UNITS WITHOUT REDEMPTION CHARGE
    In view of the number of changes to the Partnerships being implemented at this time, including changes in Trading Advisors, the addition of Spectrum Select to the Spectrum Series, and changes in the fees and charges to the Partnerships, the General Partner and DWR have determined to waive any applicable redemption charges with respect to redemptions of Units in any Spectrum Series Partnership which occurs at the end of May and June 1998, and to waive the six-month holding period with respect to Units redeemed as of such month-ends.

                             THE COMMODITY BROKERS

DESCRIPTION OF THE COMMODITY BROKERS

    Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, acts as the Partnerships' non-clearing commodity broker, and Carr Futures, Inc. ("CFI" and, together with DWR, the "Commodity Brokers"), a Delaware corporation, acts as the clearing broker for the Partnerships' futures interests trades and as the counterparty on the Partnerships' foreign currency forward contracts. DWR also serves as the non-clearing commodity broker for all but one of the other commodity pools for which Demeter serves as general partner and commodity pool operator, and CFI serves as the clearing broker and foreign currency forward counterparty for such commodity pools.

    DWR is a principal operating subsidiary of MSDW, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal and government securities, an investment banker, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"). DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of 399 offices nationwide with almost 10,000 account executives servicing individual and institutional client accounts.

    CFI is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $5.5 billion at December 31, 1996 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. CFI's parent has guaranteed to each Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI. CFI has been registered under the CEAct as a futures commission merchant and has been a member of the NFA in such capacity since August 1987. CFI's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. CFI acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.

    In 1997, following the merger of the parent of DWR and Morgan Stanley Group Inc., DWR sold its institutional futures business and foreign currency trading operations (including futures exchange and clearinghouse memberships, equipment, records and relevant personnel) to CFI. The sale did not involve or otherwise affect the operations or personnel of DWR's Managed Futures Department or Demeter Management Corporation, the general partner of the Partnerships. Because DWR no longer maintained a futures clearing and foreign currency business, and so as to provide continuity of trading operations, the Partnerships' futures clearing and foreign currency accounts (along with the accounts of Demeter's other commodity pools), were transferred to CFI. While CFI now acts as the counterparty on the Partnerships' foreign currency trades and acts as the clearing broker for the Partnerships' futures contracts and futures options trades, DWR acts as the non-clearing commodity broker for the Partnerships and continues to hold most (70-80%) of the Partnerships' assets.

BROKERAGE ARRANGEMENTS

    The Partnerships' brokerage arrangements with DWR and CFI are discussed in "Conflicts of Interest-- Relationship of the General Partner to DWR as Commodity Broker" and "--Customer Agreements with the Commodity Brokers," and "Description of Charges--Charges to Each Partnership--2. Commodity Brokers."

    The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity brokers, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by DWR, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to DWR from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

    The Customer Agreements set forth a standard of liability for the Commodity Brokers and provide for certain indemnities of and by the Commodity Brokers. See "Fiduciary Responsibility."

                               CERTAIN LITIGATION

    At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

    On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), Spectrum Select (under its original name) and certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the other Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

    During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter, or any of their principals, which DWR or Demeter believes would be material to an investor's decision to invest in the Partnerships.

    At any given time, CFI is involved in various legal actions. On July 31, 1992, a CFTC Administrative Law Judge ("ALJ") ordered CFI to pay a former client of the firm approximately $1.7 million in damages, plus interest and costs, based upon certain alleged misrepresentations made by a former account executive. Al Baraka Investment and Development Corp. vs. Indosuez Carr Futures, Inc. (CFTC Docket No. 91-R-126). On May 3, 1993, the CFTC issued an Order of Summary Affirmance, which affirmed the ALJ's decision, and the U.S. Court of Appeals for the Seventh Circuit affirmed the CFTC order in June, 1994.

    During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against CFI or any of its principals, which CFI believes would be material to an investor's decision to invest in the Partnerships.

                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

    Since 1974, the market in futures interests has undergone dramatic changes. According to statistics provided by the Futures Industry Association, in 1974 the futures markets were divided 82% in agricultural products, 15% in metals, 2% in currencies, and 1% in lumber and energy products; by December 31, 1997, the markets were divided 58% in interest rates, 12% in agriculturals, 10% in stock indices, 6% in currencies, 8% in metals, and 6% in energy products. By December 31, 1997, over $32 billion was invested in managed futures interests.

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on domestic or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1999 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1999 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

FORWARD CONTRACTS

    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subjects of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount of a specific commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount of a specified amount of a specified commodity) in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

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    The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value.

    Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if a Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships will be for speculative rather than for hedging purposes.

COMMODITY EXCHANGES

    Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the New York Cotton Exchange, Inc. and the Coffee, Sugar and Cocoa Exchange.

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

    Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract

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specifications, speculative position limits and daily price fluctuation limits.
The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

    Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "Regulations" below and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets-- Special Risks Associated with Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

    The CFTC and United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as CFI. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnerships may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnerships are not, and will not be, attributable to Limited Partners with respect to their own futures interests trading, if any, for purposes of position limits.

DAILY LIMITS

    Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. This can create liquidity problems.

REGULATIONS

    Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures interests must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

    The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisors. If the registration of a Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.

    The CEAct requires all "futures commission merchants," such as DWR and CFI, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account

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separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," I.E., persons who solicit or accept orders for futures interests trades but who do not accept margin deposits for the execution of trades. The Partnerships have no present intention of using any introducing brokers in their trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    The fact of CFTC registration of the General Partner, DWR, CFI, and the Trading Advisors does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

    Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner, CFI, and the Trading Advisors are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

    The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

MARGINS

    "Initial" or "original" margin is the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the futures interests contracts he purchases or sells. Futures interests contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged."

    Brokerage firms, such as DWR and CFI, carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR and CFI presently intend to require each Partnership to make margin deposits equal to the exchange minimum levels for all futures interests contracts.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be conducted through CFI, each Partnership will be able to take advantage of CFI's credit lines with several participants in the interbank market. CFI will require margin with respect to a Partnership's trading of currency forward contracts.

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    When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures interests contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.

                       THE LIMITED PARTNERSHIP AGREEMENTS

    This Prospectus contains an explanation of the more significant terms and provisions of the Amended and Restated Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. Each Limited Partnership Agreement is identical insofar as the terms and provisions thereof discussed hereunder are concerned, except to the extent noted otherwise. The following description is a summary only of certain significant terms of the Limited Partnership Agreement not set forth elsewhere in this Prospectus, is not intended to be complete, and is qualified in its entirety by reference to Exhibit A.

NATURE OF THE PARTNERSHIPS

    Spectrum Strategic, Spectrum Technical and Spectrum Global Balanced were each formed on April 29, 1994, and Spectrum Select was formed on May 21, 1991. Each Partnership was formed under the Partnership Act. The fiscal year of each Partnership begins on January 1 of each year and ends on the following December 31.

    Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments" below, Limited Partners may only withdraw from a Partnership by redeeming all of their Units. Each Partnership may have a claim against its Limited Partners after redemption or a Series Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of such redemption, Series Exchange or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon redemptions, and amounts deemed received on a Series Exchange, together with interest thereon. No Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Series Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, DWR, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The Limited Partners of a Partnership will not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to Trading Advisors and has done so, except for the ability of the General Partner to override trading instructions that violate a Partnership's trading policies, or to the extent

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necessary to fund distributions, redemptions, or reapportionments among Trading
Advisors or to pay Partnership expenses, or when a Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership, PROVIDED HOWEVER, that, except as described in the Limited Partnership Agreement and this Prospectus, the General Partner will not engage on behalf of a Partnership any person, firm, or corporation that is an affiliate of the General Partner without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement may be terminable without penalty upon 60 days' prior written notice by the Partnership.

    Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions and Series Exchanges; preparing monthly and annual reports to the Limited Partners of each Partnership; preparing or causing to be prepared and filing tax returns required to be filed by each Partnership; directing the investment of each Partnership's assets (other than investments in futures interests); executing various documents on behalf of each Partnership and its Limited Partners pursuant to powers of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs. To facilitate the execution of various documents by the General Partner on behalf of each Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement.

SHARING OF PROFITS AND LOSSES

    Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for Units of such Partnership, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations."

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld in its sole discretion. No Limited Partner, or an assignee, transferee, estate, custodian or personal representative of a Limited Partner, may withdraw any capital or profits from a Partnership except by redemption of Units. See "Redemptions." The General Partner, without prior notice to or consent of the Limited Partners, may withdraw any portion of its interest in a Partnership that is in excess of the interest required under its Limited Partnership Agreement. See "Capitalization." The General Partner may withdraw or assign its entire interest in a Partnership only upon 120 days' prior written notice to Limited Partners; if a majority of Limited Partners elect a new general partner or partners to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with such withdrawal.

    Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that no Partnership need recognize any transfer or assignment until it has received at least 30 days' prior written notice from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner. No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members

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or affiliates contained in the Limited Partnership Agreements). No transfer or assignment of Units will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws, and
(ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code"). No transfer or assignment of Units will be effective or recognized by a Partnership if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

    Each Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership. In addition, the General Partner may make the following amendments to a Limited Partnership Agreement without the consent of the Limited Partners to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in the Limited Partnership Agreement; (iii) make any amendment to the Limited Partnership Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in the Limited Partnership Agreement to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Partnership Act, or to comply with applicable law; (viii) make any modification to the Limited Partnership Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 of the Limited Partnership Agreement; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. However, no amendment of the Limited Partnership Agreement of a Partnership without the consent of all Partners affected thereby may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of such Limited Partnership Agreement relating to amendments requiring the consent of all Partners.

    Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote pursuant to its Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt of such notice, must call a meeting of that Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable place and time, and the purpose of such meeting.

    At any meeting of the Limited Partners, upon the affirmative vote of Limited Partners (in person or by proxy) owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects

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to withdraw from the Partnership, becomes insolvent, bankrupt or is dissolved;
(v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action may be taken if it will adversely affect the classification of the Partnership as a partnership under the federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act (while not required by the Limited Partnership Agreement, it is advisable that Limited Partners proposing to take any of the foregoing actions obtain an opinion of qualified counsel to confirm that the action to be taken will not have adverse ramifications under federal income tax laws and the Partnership Act, and that such action is otherwise permitted under the Partnership Act). Any of the foregoing actions may also be taken by Limited Partners without a meeting, without prior notice, and without a vote, by means of written consents signed by Limited Partners owning the requisite number of Units; notice of any actions taken by written consent must be given to non-consenting Limited Partners within seven business days thereafter.

INDEMNIFICATION

    The Limited Partnership Agreement provides for certain indemnities of the General Partner and its affiliates. See "Fiduciary Responsibility."

REPORTS TO LIMITED PARTNERS

    The books and records of each Partnership are maintained at its principal office, and must be retained for not less than five years. The Limited Partners or their authorized attorneys or agents will have the right during normal business hours to inspect and copy such books and records of each Partnership of which they are Limited Partners, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Copies of subscription documentation in connection with purchases and Exchanges of Units will be retained by the Partnership for not less than six years.

    Within 30 days after the close of each calendar month, the General Partner shall provide such financial and other information with respect to each Partnership as the CFTC and NFA, from time to time, may require in such monthly reports, together with information concerning any material change in the brokerage commissions or fees payable by the Partnerships to any commodity broker. Additionally, each Partnership will distribute to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the independent certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a written request to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

    In addition, if any of the following events occurs, notice of such event, including a description of Limited Partners' redemption and voting rights, will be mailed to each Limited Partner of that Partnership within seven business days after the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in Trading Advisors or any material change in the management agreement with a Trading Advisor; (iv) any change in commodity brokers or any material change in the compensation arrangements with a commodity broker; (v) any change in general partners or any material change in the compensation arrangements with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of

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futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership.

    In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreements, no increase in any of the management, incentive or brokerage fees payable by the Partnerships, or any caps on management fees, incentive fees, brokerage commissions or fees, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, as described under "Description of Charges--Charges to Each Partnership--3. Expense Limitations," may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to any redemption charges.

    Each Limited Partner (and any assignee of such Limited Partner's interest) expressly agrees that in the event of his death, such Limited Partner waives on behalf of himself and his estate, and directs the legal representative of his estate and any person interested therein, to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership, except to the extent described above.

                              PLAN OF DISTRIBUTION

    The Units are being offered through DWR pursuant to a Selling Agreement among the Partnerships, the General Partner, and DWR, as selling agent. DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of the Units any securities broker or dealer which is a member in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, and which further agrees in making offers and sales of Units to comply with the applicable provisions of the Conduct Rules of the NASD ("Additional Sellers"). DWR and the General Partner are "affiliates" of one another pursuant to SEC rules under the 1933 Act.

    The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. In 1994 and 1996, the General Partner registered an aggregate of 38,500,000 Units with the SEC, which were allocated 12,500,000, 18,000,000, and 8,000,000 each to Spectrum Strategic, Spectrum Technical, and Spectrum Global Balanced, respectively, to cover continuing sales and Exchanges of Units of those Partnerships. As of February 28, 1998, an aggregate of 7,007,487.515, 14,519,087.519, and 2,500,193.823 Units of Spectrum Strategic,
Spectrum Technical, and Spectrum Global Balanced, respectively, had been sold to the public during those Partnerships' initial offering and the Continuing Offering, leaving 5,492,512.485, 3,480,912.481, and 5,499,806.177 unsold Units, respectively. The General Partner has registered with the SEC an additional 5,000,000 Units of Spectrum Technical, and 1,500,000 Units of Spectrum Select, for sale in the Continuing Offering. The General Partner may in the future register additional Units with the SEC. Subject to this limitation, there is no maximum aggregate amount of funds which may be contributed to a Partnership. The General Partner may in the future subdivide or combine outstanding Units of any Partnership, in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    Units of each Partnership will be offered during the Continuing Offering for sale at Monthly Closings held as of the last day of each month. Units will be offered and sold at a price per Unit equal to 100% of the Net Asset

Value of a Unit of the Partnership which sells the Unit as of the date of the applicable Monthly Closing. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit.

    During the Continuing Offering, funds with respect to a subscription received and not immediately rejected by the General Partner will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), and invested solely in the Escrow Agent's interest-bearing money market account. If a subscription is accepted by the General Partner, the Escrow Agent will pay to the appropriate Partnerships the subscription funds and pay to DWR any interest earned on such subscription funds at the applicable Closing, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts, and at such time such funds will be immediately available for investment or withdrawal. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions. At all times during the Continuing Offering, and prior to each Monthly Closing, subscription funds will be in the possession of the Escrow Agent, and at no time will the General Partner hold or take possession of such funds.

    Except as described below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the Monthly Closing for each Unit sold by them and issued at such Monthly Closing. In addition, DWR will also continue to compensate those of its employees who participated in this offering and continue to render certain services to Limited Partners by paying them up to 86% of the brokerage fees attributable to outstanding Units sold by them and received by DWR as commodity broker for each Partnership beginning, (i) in the case of Spectrum Strategic, Spectrum Technical and Spectrum Select, with the seventh month following the closing at which a Unit was issued, (ii) in the case of Spectrum Global Balanced, with the tenth month after the closing at which a Unit was issued, (iii) the first month after a Unit is issued pursuant to a Non-Series Exchange, or (iv) the month as of which such continuous compensation is first payable with respect to Units purchased pursuant to a Series Exchange, but with the seven- or ten-month period measured from the date the subscriber first became a Limited Partner, and continuing until the applicable Partnership terminates or the Unit is redeemed (whichever comes first). For this purpose, brokerage fees are deemed to be attributable to Units sold by an employee in the proportion which the number of such Units bears to the total number of Units outstanding at any time. For example, if an employee sold 200 Units of one Partnership and there were 10,000 Units of such Partnership outstanding, 2% (200 divided by 10,000) of the brokerage fees received by DWR with respect to such Partnership would be deemed to be attributable to the Units sold by that employee, and such employee would be paid by DWR, under present plans, up to 86% of such fees. Units issued to a Limited Partner on a Series Exchange will be treated for purposes of allocating brokerage fees as sold by the employee who sold the Units subject to such Series Exchange. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the NFA in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the CEAct and the regulations thereunder. The additional services to be rendered by such employees include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of each Partnership's Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures interests markets and the activities of the Partnerships; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to make additional investments or to redeem or Exchange Units; (e) assisting Limited Partners in the redemption or Exchange of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. Such additional compensation paid by DWR may be deemed to be underwriting compensation. In addition, certain officers and directors of the General Partner may receive compensation as employees of DWR based, in part, on the amount of brokerage fees paid by the Partnerships to DWR. The Selling Agreement among DWR, the General Partner and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided. A Limited Partner may telephone, write or visit such employee at the local DWR branch office to avail himself of such services.

    DWR will not pay to its employees the 3% initial gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or Non-Series Exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by DWR from a Partnership which are comparable to the gross sales credits which were received by such employees with respect to the other partnerships in the Series Exchange or Non-Series Exchange.

    DWR may compensate any qualified Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, as determined by DWR and such Additional Seller, but not to exceed 3% of the Net Asset Value of the Unit sold. Additional Sellers who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the NFA in such capacity may also receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services described above. Such additional compensation paid by DWR may be up to 35% of the brokerage fees generated by outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such additional compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such additional compensation paid by DWR may be deemed to be underwriting compensation.

    In connection with the sale of Units, DWR may at any time and from time to time implement cash sales incentive and/or promotional programs for its employees who sell Units. Such programs will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to its implementation.

    The aggregate of all compensation paid to employees of DWR from the initial 3% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

    The Units of each Partnership are being sold by each Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. Pursuant to the respective Management Agreements, each Partnership has agreed to indemnify each of its Trading Advisors in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to such Trading Advisor. Each Partnership also has agreed to indemnify DWR, the General Partner and any Additional Sellers in connection with the offer and sale of Units. See "Fiduciary Responsibility."

    If units of new partnerships of the Spectrum Series are offered for sale by the General Partner, such offer would be on such terms as the General Partner may determine. The expenses incurred in this offering and the pricing formulas described above would not be determinative of the price per unit in any such subsequent offering.

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an IRA; or (b) for eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the lesser of
(i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than MSTAF, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF, or (iv) the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. See "Investment Requirements." A subscription may be for Units of one Partnership, or may be divided among two or more Partnerships, provided that: (i) in the case of a new subscription (other than a Non-Series Exchange), the minimum subscription for any one Partnership is $1,000; and (ii) in the case of a Non-Series Exchange, the minimum subscription for any one Partnership is the proceeds of the redemption of one unit of the other commodity pool (or 100 units in the case of MSTAF). A subscriber whose subscription is accepted by the General Partner at a Monthly Closing and who desires to make an additional investment in the Partnerships may subscribe for Units at a subsequent Monthly Closing with a minimum investment in any Partnership of $500.

    In order to purchase Units, a subscriber must complete, execute, and deliver to DWR an execution copy of a Subscription Agreement. In the Subscription Agreement, a subscriber (other than one effecting an Exchange) will authorize the General Partner and DWR to transfer immediately the full subscription amount from his customer account with DWR to the Partnerships' Escrow Account. DWR will promptly debit the subscriber's customer account and transfer such funds to the Escrow Account with the Escrow Agent upon receipt of the executed Subscription Agreement. A subscriber (other than one effecting an Exchange) whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit his customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Additional Sellers will arrange for their customers subscribing for Units to open customer accounts with DWR. Payment must not be mailed to the General Partner, as any such payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnerships for subscribers who already own Units must be made by executing a Subscription Agreement authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of a Series Exchange or a Non-Series Exchange, a subscriber must complete, execute, and deliver to DWR an execution copy of a Subscription Agreement, which will authorize the General Partner to redeem all or a portion of such subscriber's interest in a Partnership or another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to terms of the applicable limited partnership agreement), and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership[s]. In accordance with an NASD rule, DWR will not subscribe for Units on behalf of any customer account over which it has discretionary authority, unless it gets prior written approval from the customer.

    In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer immediately the full subscription amount to the Dean Witter Spectrum Series Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnerships. See "Purchases by Employee Benefit Plans--ERISA Considerations."

    All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a subscriber's check will be issued subject to the collection of the funds represented by such check. In the event that a subscriber's check is returned unpaid, DWR will notify the General Partner, and the relevant Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreements, each Limited Partner agrees to reimburse a Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

    All subscriptions for Units are generally irrevocable by subscribers, provided, however, that (i) a subscriber may revoke his Subscription Agreement, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Subscription Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable Monthly Closing, whichever comes first, by delivering written notice to his DWR account executive; and (ii) there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. A separate execution copy of the Subscription Agreement accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

    As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called "401(k)" plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

    Notwithstanding the general requirement that investors in one or more Partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any of the four Partnerships must be at least $1,000, with certain exceptions. See "Investment Requirements." Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the Subscription Agreement to determine the applicable investment requirements. See "Subscription Procedure."

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (a) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (b) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. The Units currently meet, and it is expected that the Units will continue to meet, the criteria of the Regulation.

    The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. The person with investment discretion on behalf of an employee benefit plan who is considering the purchase of Units in one or more of the Partnerships should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

    Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

    Subscribing for Units in a Partnership does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units in one or more of the Partnerships, subject to the applicable minimum subscription requirement per Partnership.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAs OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, ANY ADDITIONAL SELLER OR ANY PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each Partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership and the General Partner does not intend to request such a ruling.
    The opinion of counsel described above is based upon the facts set forth herein, including that a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's gross income during each year consists of gains from such trading and interest income.

    Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

    PARTNERS, RATHER THAN PARTNERSHIP, SUBJECT TO FEDERAL INCOME TAX. Each Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

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    ORGANIZATION AND SYNDICATION EXPENSES.  None of the Partnerships nor any
Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units).

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by each Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect," in which case the allocations are made in accordance with the Partners' interests in the Partnership. In general, each Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net recognized capital gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net recognized loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

    The special allocation of each Partnership's net gain or loss upon a redemption of Units, which retains the same character as in the hands of each Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations (including each Partnership's tax allocations in respect of redeemed Units).

    If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partners to the extent cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than 18 months, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    Because each Partnership will purchase futures interests for its own account and not for the account of others, because each Partnership will not maintain an inventory of futures interests and because substantially all of the expected return of any combination of each Partnership's futures interests positions will not be attributable to the time value of such Partnership's net investment in such positions, for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, mid-term long-term or a combination thereof. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 20%, mid-term capital gains (I.E., gains with respect to capital assets held for more than one year, but not more than 18 months) are taxed at a maximum marginal rate of 28%, and short-term capital gains are taxed at a maximum marginal rate of 39.6%. For corporate partners, all capital gains are taxed at a maximum marginal rate of 35%.

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    A "Section 1256 contract" includes a "regulated futures contract," a
"foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless
(i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad based." A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts; however, the Partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

    Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service, ("foreign currency positions") is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as a principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gains from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (I.E., marked-to-market at year end) and gain or loss with respect to all such foreign currency positions is treated as 100% short-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "nonequity options" is treated as 60% long-term gain or loss and 40% short-term gain or loss. The General Partner has made a qualified fund election for the Partnerships.

    Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than 18 months.

    During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

    The Partnerships have not engaged, but may eventually engage, in spread and straddle trading (I.E., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account

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may limit his ability to deduct realized losses sustained by a Partnership.
Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

    Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives a Partnership elects to pursue. A Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, a Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under
Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, a Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If a Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

    Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

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    Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from a Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside such Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1997, this amount is $121,200 ($60,600 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, that expenses incurred by the Partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such Partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.

    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20%, mid-term capital gains are taxed at a maximum marginal rate of 28%, and short-term capital gains and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum rate of 28%. The limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will

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
be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain limited circumstances, a prior taxable year) or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from a Partnership is treated as effectively connected).

    Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as neither the foreign limited partner nor the partnership is a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The Partnerships have been advised by the General Partner's counsel that, in such counsel's opinion, each Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in a Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner that is not a dealer in commodities to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of a Partnership would be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

    If a Foreign Limited Partner is a dealer in commodities, or is otherwise engaged in a U.S. trade or business and if income, gain or loss from a Partnership is treated as effectively connected with such trade or business, such Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to such Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return. Foreign Limited Partners that are corporations and derive effectively connected income from the Partnerships may also be required to pay a branch profits tax at a 30% rate unless reduced by an applicable tax treaty.

    A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, a Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If a Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

    The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

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    TAX ELECTIONS.  The Code provides for optional adjustments to the basis of
Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The Partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAX ACCOUNTING. Each Partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the Units purchased by such plans and entities are not "debt-financed." Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

    All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, certain Limited Partners (I.E., Limited Partners owning less than a 1% profits interest if the Partnership has more than 100 Partners). However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

    The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.

                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnerships are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

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                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnerships and their Limited Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Partnerships. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnerships should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships, but may be liable for such tax to the extent such Limited Partners' allocable share of income attributable to the Partnerships' transactions involves tangible personal property. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                              POTENTIAL ADVANTAGES

    An investment in a Partnership is speculative and involves a high degree of risk. See "Risk Factors." The General Partner and DWR believe that managed futures investments (such as a Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

INVESTMENT DIVERSIFICATION

    An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in a Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of the past experience of the Partnerships, that the profit potential of a Partnership does not depend upon favorable general economic conditions, and that a Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

    Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") is the academic affirmation of the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a ground-breaking study about portfolio diversification. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio an investor may lower the portfolio's overall volatility or risk.

    The Partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while increasing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Thus, while past performance is no guarantee of future results, managed futures investments, such as the Partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance an investor's overall portfolio.

    The Trading Advisors' speculative trading techniques will be the primary factor in the Partnerships' success or failure. Investors should note that there are always two parties to a futures interests contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                               BONDS                                MANAGED
              STOCKS      (SALOMON CORP.     INT'L STOCKS      FUTURES (BARCLAY
             (S&P 500)      BOND INDEX)      (EAFE INDEX)         CTA INDEX)
            -----------  -----------------  ---------------  ---------------------
                 %               %                 %                   %
1981              -5.0            -1.2              -1.0                23.9
1982              21.6            42.5              -0.9                16.7
1983              22.5             6.3              24.6                23.8
1984               6.2            16.8               7.9                 8.7
1985              31.7            30.1              56.7                25.5
1986              18.6            19.9              70.0                 3.8
1987               5.2            -0.2              24.9                57.3
1988              16.5            10.7              28.6                21.8
1989              31.6            16.2              10.8                 1.8
1990              -3.1             6.8             -23.2                21.0
1991              30.4            19.9              12.5                 3.7
1992               7.6             9.4             -11.8                -0.9
1993              10.1            13.2              32.9                10.4
1994               1.3            -5.8               8.1                -0.7
1995              37.5            27.2              11.5                13.7
1996              23.0             1.3               6.4                 9.2
1997              33.4            11.6               2.1                10.2

    Performance data for stocks, bonds and international stocks is provided by Thomson Investment Software, Rockville, MD. Managed futures performance data is represented by the Barclay CTA Index, Fairfield, IA. Performance of any of these indices (which by definition are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE DEAN WITTER SPECTRUM SERIES). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS, OR INDIVIDUALLY, MAY DIFFER. SEE "THE SPECTRUM SERIES-- PERFORMANCE RECORDS" ON PAGES 43-46 FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIPS.

                              -------------------

    Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees.

                                     Graph
                          [Managed Futures vs. Stocks
12-Month Holding Period Performance for the period December 1981-December 1997]

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:

    The chart above illustrates the performance of managed futures against that of stocks from 1981 through 1997, using the recognized market indices of each asset. Stocks are represented by the S&P 500 Index, Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, Barclay Trading Group, Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.)

    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 18 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

    THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE DEAN WITTER SPECTRUM SERIES). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURE FUNDS AS A SUBCLASS, OR INDIVIDUALLY, MAY DIFFER. SEE "THE SPECTRUM SERIES-- PERFORMANCE RECORDS" ON PAGES 43-46 FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIPS.

FUTURES INTERESTS TRADED

    Each Partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

EXCHANGE PRIVILEGE

    At the sixth month-end after a person first becomes a Limited Partner in any Partnership, and each calendar month thereafter, a Limited Partner may shift his investment among the Partnerships (a "Series Exchange"). This permits a Limited Partner to select one or more Partnerships which best suit his investment needs and objectives, which may change from time to time. A Limited Partner is not required to pay any redemption charges in connection with a Series Exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

    Trading decisions for each Partnership will be made by Trading Advisors retained by the General Partner. See "The Trading Advisors." The trading approaches employed on behalf of each Partnership by its Trading Advisors are not available for investments as small as the required minimum investment in each Partnership. A Limited Partner's investment in each Partnership is allocated among the Trading Advisors for such Partnership. This permits a Limited Partner to receive the benefits from different trading systems being employed by such Partnership. A Limited Partner can further diversify his professional trading management by dividing his investment among one or more of the Partnerships. For example, an investor owning Units of all four Partnerships would have the benefit of having his investment managed by 10 Trading Advisors.

LIMITED LIABILITY

    Unlike an individual who invests directly in futures interests, an investor in a Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an Exchange of Units, and interest thereon. See "The Futures, Options and Forwards Markets," "Redemptions" and "The Limited Partnership Agreements-- Nature of the Partnerships."

INTEREST INCOME

    Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury Bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. Each Partnership deposits its assets in separate commodity trading accounts with the Commodity Brokers. DWR credits each Partnership at each month-end with interest income as if 80%, in the case of each of Spectrum Strategic, Spectrum Technical and Spectrum Select, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the Partnerships. While the Partnerships are credited with interest by DWR on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Programs, Use of Proceeds and Trading Policies."

ADMINISTRATIVE CONVENIENCE

    The Partnerships are structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnerships necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

    Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                    EXPERTS

    The financial statements of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Select Futures Fund L.P. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, and the statements of financial condition of Demeter as of November 30, 1997 and December 31, 1996 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in this Prospectus, and are included in reliance upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                             ADDITIONAL INFORMATION

    This Prospectus does not contain all of the information set forth in the Registration Statements and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statements, including the exhibits filed as part thereof. The Registration Statements and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnerships.

    "Affiliate"--An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.

    "Brokerage Fee"--The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges a flat-rate brokerage fee of 1/12 of 7.25% of Net Assets (a 7.25% annual rate) to each of Spectrum Strategic, Spectrum Technical and Spectrum Select, 1/12 of 4.60% of 1% of Net Assets (a 4.60% annual rate) to Spectrum Global, in each case as of the first day of the month.

    "Churning"--Engaging in excessive trading with respect to a futures interests account for the purpose of generating brokerage commissions.

    "Commodity Trading Advisor"--Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests.

    "Daily Limits"--Limits imposed by commodity exchanges on the amount of fluctuation in futures interest prices during a single trading day.

    "Forward Contract"--A contractual right to purchase or sell a specified quantity of currency or commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

    "Futures Contract"--Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

    "Limit Order"--An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

    "Margin"--Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

    "Market Order"--An order to execute a trade at the prevailing price as soon as possible.

    "Net Assets"--A Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest was traded by a Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    "Net Asset Value Per Unit"--The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units outstanding on the date of calculation.

    "Option"--An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

    "Organizational and Offering Expenses"--Costs incurred in the organization of a Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses. All such costs and expenses are being paid by DWR.

    "Pyramiding"--Using unrealized profits on existing positions in a given futures interest due to favorable price movements as margin specifically to buy or sell additional positions in the same or related futures interest.

    "Settlement Price"--The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

    "Speculative Position Limits"--Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

    "Spot Contract"--A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

    "Stop Order"--An order given to a broker to execute a trade in a futures interest when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

    "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the Trading Advisor's allocated Net Assets, decreased by monthly management fees and a pro rata portion of the monthly brokerage fee which are chargeable to the Trading Advisor's allocated Net Assets; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading to the end of the calendar month as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by the Partnership.

    "Transaction Fees and Costs"--Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and any fees for execution of forward contract transactions. All such fees and costs are being paid out of the brokerage fees payable by the Partnerships to DWR.

    "Unrealized Profit or Loss"--The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

    Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnerships). For ease of reference, each of these definitions is followed by the comparable defined term used in the form of Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

    "Advisor"--Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["Trading Advisors"--page A-4]

    "Affiliate"--An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. ["Affiliate"--page A-17]

    "Capital Contributions"--The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit(s) of General Partnership Interest"--page A-4; "Unit(s)"--page A-4]

    "Commodity Broker"--Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. "Commodity Broker"--page A-4; includes DWR and CFI]

    "Commodity Contract"--A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["Futures Interests"--page A-2]

    "Net Assets"--The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets"--page A-6]

    "Net Worth"--The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-2, B-3 and B-4; as regards the General Partner's net worth requirement, see Section 5 of the Limited Partnership Agreement on page A-3]

    "New Trading Profits"--The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account. ["Trading Profits"--pages 31 and 136]

    "Organizational and Offering Expenses"--All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational, initial and continuing offering expenses"--page A-7]

    "Participant"--The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners"-- page A-1]

    "Person"--Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

    "Program"--The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"--page A-1]

    "Pyramiding"--A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 5 on page A-10]

    "Sponsor"--Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR" and their "Affiliates"]

    "Valuation Date"--The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnerships are determined as of the last business day of the month--page A-14]

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
    Dean Witter Spectrum Balanced L.P.
    Dean Witter Spectrum Strategic L.P.
    Dean Witter Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., and Dean Witter Spectrum Technical L.P. (collectively, the "Partnerships") as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., and Dean Witter Spectrum Technical L.P. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

February 17, 1998 (March 12, 1998 as to Note 6)
New York, New York

                       DEAN WITTER SPECTRUM BALANCED L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                                         DECEMBER 31,
                                                                                                 ----------------------------
                                                                                                     1997           1996
                                                                                                 -------------  -------------
                                                                                                       $              $
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                                              24,954,956     19,127,125
  Net unrealized gain on open contracts                                                                681,559        216,593
  Net option premiums                                                                                 (458,150)            --
                                                                                                 -------------  -------------
    Total Trading Equity                                                                            25,178,365     19,343,718
Subscriptions receivable                                                                               625,710        191,569
Interest receivable (DWR)                                                                              118,949         85,483
                                                                                                 -------------  -------------
    Total Assets                                                                                    25,923,024     19,620,770
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                                                    114,576        801,425
Accrued brokerage fees (DWR)                                                                            99,762         92,147
Accrued management fee                                                                                  25,450         20,943
                                                                                                 -------------  -------------
    Total Liabilities                                                                                  239,788        914,515
                                                                                                 -------------  -------------
PARTNERS' CAPITAL
Limited Partners (1,849,054.344 and 1,591,356.003 Units, respectively)                              25,418,875     18,499,873
General Partner (19,230.497 and 17,752.928 Units, respectively)                                        264,361        206,382
                                                                                                 -------------  -------------
    Total Partners' Capital                                                                         25,683,236     18,706,255
                                                                                                 -------------  -------------
    Total Liabilities and Partners' Capital                                                         25,923,024     19,620,770
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------
NET ASSET VALUE PER UNIT                                                                                 13.75          11.63
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                                         DECEMBER 31,
                                                                                                 ----------------------------
                                                                                                     1997           1996
                                                                                                 -------------  -------------
                                                                                                       $              $
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                                              57,104,003     45,997,912
  Net unrealized gain on open contracts                                                              2,527,613        140,355
  Net option premiums                                                                                  322,123        (45,325)
                                                                                                 -------------  -------------
    Total Trading Equity                                                                            59,953,739     46,092,942
Subscriptions receivable                                                                               833,259        833,091
Interest receivable (DWR)                                                                              223,045        163,643
                                                                                                 -------------  -------------
    Total Assets                                                                                    61,010,043     47,089,676
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                                                  1,366,164      1,490,536
Accrued brokerage fees (DWR)                                                                           360,041        323,442
Accrued management fees                                                                                188,257        156,821
                                                                                                 -------------  -------------
    Total Liabilities                                                                                1,914,462      1,970,799
                                                                                                 -------------  -------------
PARTNERS' CAPITAL
Limited Partners (5,460,628.572 and 4,184,723.907 Units, respectively)                              58,482,349     44,645,423
General Partner (57,258.883 and 44,377.944 Units, respectively)                                        613,232        473,454
                                                                                                 -------------  -------------
    Total Partners' Capital                                                                         59,095,581     45,118,877
                                                                                                 -------------  -------------
    Total Liabilities and Partners' Capital                                                         61,010,043     47,089,676
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------
NET ASSET VALUE PER UNIT                                                                                 10.71          10.67
                                                                                                 -------------  -------------
                                                                                                 -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                                       DECEMBER 31,
                                                                                              ------------------------------
                                                                                                   1997            1996
                                                                                              --------------  --------------
                                                                                                    $               $
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                                           168,849,922     106,460,248
  Net unrealized gain on open contracts                                                           12,296,712       2,533,889
  Net option premiums                                                                                     --         328,955
                                                                                              --------------  --------------
    Total Trading Equity                                                                         181,146,634     109,323,092
Subscriptions receivable                                                                           2,965,621       5,117,123
Interest receivable (DWR)                                                                            657,562         381,841
                                                                                              --------------  --------------
    Total Assets                                                                                 184,769,817     114,822,056
                                                                                              --------------  --------------
                                                                                              --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (DWR)                                                                       1,097,194         776,253
Redemptions payable                                                                                1,009,230         683,809
Accrued management fees                                                                              573,696         376,365
Incentive fees payable                                                                               139,190              --
                                                                                              --------------  --------------
    Total Liabilities                                                                              2,819,310       1,836,427
                                                                                              --------------  --------------
PARTNERS' CAPITAL
Limited Partners (12,308,185.227 and 8,216,910.942 Units, respectively)                          180,099,271     111,852,280
General Partner (126,515.511 and 83,258.292 Units, respectively)                                   1,851,236       1,133,349
                                                                                              --------------  --------------
    Total Partners' Capital                                                                      181,950,507     112,985,629
                                                                                              --------------  --------------
    Total Liabilities and Partners' Capital                                                      184,769,817     114,822,056
                                                                                              --------------  --------------
                                                                                              --------------  --------------
NET ASSET VALUE PER UNIT                                                                               14.63           13.61
                                                                                              --------------  --------------
                                                                                              --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF OPERATIONS

                                                                                               FOR THE YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                     ----------------------------------------
                                                                                         1997          1996          1995
                                                                                     ------------  ------------  ------------

                                                                                          $             $             $
REVENUES
Trading Profit (Loss):
  Realized                                                                              3,683,460       177,564     1,508,581
  Net change in unrealized                                                                464,966      (175,835)      373,624
                                                                                     ------------  ------------  ------------
    Total Trading Results                                                               4,148,426         1,729     1,882,205
Interest income (DWR)                                                                   1,145,033       891,897       447,608
                                                                                     ------------  ------------  ------------
    Total Revenues                                                                      5,293,459       893,626     2,329,813
                                                                                     ------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                                                                    1,124,531     1,030,310       503,995
Incentive fee                                                                             300,250            --       161,155
Management fee                                                                            269,162       221,282       104,999
                                                                                     ------------  ------------  ------------
    Total Expenses                                                                      1,693,943     1,251,592       770,149
                                                                                     ------------  ------------  ------------
NET INCOME (LOSS)                                                                       3,599,516      (357,966)    1,559,664
                                                                                     ------------  ------------  ------------
                                                                                     ------------  ------------  ------------
Net Income (Loss) Allocation:
Limited Partners                                                                        3,561,537      (354,537)    1,536,421
General Partner                                                                            37,979        (3,429)       23,243

Net Income (Loss) per Unit:
Limited Partners                                                                             2.12          (.44)         2.24
General Partner                                                                              2.12          (.44)         2.24

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE YEARS ENDED
                                                                                                  DECEMBER 31,
                                                                                    ----------------------------------------
                                                                                        1997          1996          1995
                                                                                    ------------  ------------  ------------

                                                                                         $             $             $
REVENUES
Trading Profit (Loss):
  Realized                                                                             1,297,824     4,980,402     3,408,036
  Net change in unrealized                                                             2,387,258    (1,679,048)    1,451,792
                                                                                    ------------  ------------  ------------
    Total Trading Results                                                              3,685,082     3,301,354     4,859,828
Interest income (DWR)                                                                  2,304,248     1,604,026       887,226
                                                                                    ------------  ------------  ------------
    Total Revenues                                                                     5,989,330     4,905,380     5,747,054
                                                                                    ------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                                                                   4,414,327     3,398,205     1,802,579
Management fees                                                                        2,212,788     1,587,213       824,036
Incentive fees                                                                           427,094       726,825       437,310
                                                                                    ------------  ------------  ------------
    Total Expenses                                                                     7,054,209     5,712,243     3,063,925
                                                                                    ------------  ------------  ------------
NET INCOME (LOSS)                                                                     (1,064,879)     (806,863)    2,683,129
                                                                                    ------------  ------------  ------------
                                                                                    ------------  ------------  ------------
Net Income (Loss) Allocation:
Limited Partners                                                                      (1,054,657)     (799,980)    2,659,882
General Partner                                                                          (10,222)       (6,883)       23,247

Net Income (Loss) per Unit:
Limited Partners                                                                            0.04          (.39)         1.05
General Partner                                                                             0.04          (.39)         1.05

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE YEARS ENDED
                                                                                                  DECEMBER 31,
                                                                                   ------------------------------------------
                                                                                       1997           1996           1995
                                                                                   -------------  -------------  ------------

                                                                                         $              $             $
REVENUES
Trading Profit (Loss):
  Realized                                                                            13,777,460     26,334,748     4,446,595
  Net change in unrealized                                                             9,762,823     (1,552,659)    3,362,093
                                                                                   -------------  -------------  ------------
    Total Trading Results                                                             23,540,283     24,782,089     7,808,688
Interest income (DWR)                                                                  5,987,304      3,242,977     1,430,845
                                                                                   -------------  -------------  ------------
    Total Revenues                                                                    29,527,587     28,025,066     9,239,533
                                                                                   -------------  -------------  ------------
EXPENSES
Brokerage fees (DWR)                                                                  11,617,770      6,997,531     3,003,934
Management fees                                                                        5,832,758      3,273,649     1,373,227
Incentive fees                                                                           369,975      1,852,569       600,504
                                                                                   -------------  -------------  ------------
    Total Expenses                                                                    17,820,503     12,123,749     4,977,665
                                                                                   -------------  -------------  ------------
NET INCOME                                                                            11,707,084     15,901,317     4,261,868
                                                                                   -------------  -------------  ------------
                                                                                   -------------  -------------  ------------
Net Income Allocation:
  Limited Partners                                                                    11,589,197     15,737,852     4,226,249
  General Partner                                                                        117,887        163,465        35,619

Net Income per Unit:
  Limited Partners                                                                          1.02           2.11          1.72
  General Partner                                                                           1.02           2.11          1.72

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                       UNITS OF
                                                      PARTNERSHIP     LIMITED     GENERAL
                                                       INTEREST      PARTNERS     PARTNER      TOTAL
                                                     -------------  -----------  ---------  -----------
                                                                         $           $           $
DEAN WITTER SPECTRUM BALANCED L.P.
Partners' Capital,
December 31, 1994                                      386,338.297    3,701,277     96,568    3,797,845
Offering of Units                                      856,935.520    9,609,381     30,000    9,639,381
Net Income                                                      --    1,536,421     23,243    1,559,664
Redemptions                                            (21,105.767)    (242,390)        --     (242,390)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1995                                    1,222,168.050   14,604,689    149,811   14,754,500
Offering of Units                                      647,218.304    7,199,621     60,000    7,259,621
Net Loss                                                        --     (354,537)    (3,429)    (357,966)
Redemptions                                           (260,277.423)  (2,949,900)        --   (2,949,900)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1996                                    1,609,108.931   18,499,873    206,382   18,706,255
Offering of Units                                      505,325.179    6,507,261     20,000    6,527,261
Net Income                                                      --    3,561,537     37,979    3,599,516
Redemptions                                           (246,149.269)  (3,149,796)        --   (3,149,796)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1997                                    1,868,284.841   25,418,875    264,361   25,683,236
                                                     -------------  -----------  ---------  -----------
                                                     -------------  -----------  ---------  -----------

DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital,
December 31, 1994                                    1,190,794.333   11,791,839    127,090   11,918,929
Offering of Units                                    1,880,517.736   19,071,379    180,000   19,251,379
Net Income                                                      --    2,659,882     23,247    2,683,129
Redemptions                                           (135,720.249)  (1,390,505)        --   (1,390,505)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1995                                    2,935,591.820   32,132,595    330,337   32,462,932
Offering of Units                                    1,784,521.074   18,480,024    150,000   18,630,024
Net Loss                                                        --     (799,980)    (6,883)    (806,863)
Redemptions                                           (491,011.043)  (5,167,216)        --   (5,167,216)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1996                                    4,229,101.851   44,645,423    473,454   45,118,877
Offering of Units                                    1,956,789.313   22,377,135    150,000   22,527,135
Net Loss                                                        --   (1,054,657)   (10,222)  (1,064,879)
Redemptions                                           (668,003.709)  (7,485,552)        --   (7,485,552)
                                                     -------------  -----------  ---------  -----------
Partners' Capital,
December 31, 1997                                    5,517,887.455   58,482,349    613,232   59,095,581
                                                     -------------  -----------  ---------  -----------
                                                     -------------  -----------  ---------  -----------


   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

            STATEMENTS OF CHANGES IN PARTNERS' CAPITAL--(CONCLUDED)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                   UNITS OF
                                                 PARTNERSHIP      LIMITED      GENERAL
                                                   INTEREST       PARTNERS     PARTNER      TOTAL
                                                --------------  ------------  ---------  ------------
                                                                     $            $           $

DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital,
December 31, 1994                                1,526,204.420    14,771,789    159,265    14,931,054
Offering of Units                                3,799,373.914    41,608,374    405,000    42,013,374
Net Income                                                  --     4,226,249     35,619     4,261,868
Redemptions                                       (168,120.926)   (1,879,917)        --    (1,879,917)
                                                --------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1995                                5,157,457.408    58,726,495    599,884    59,326,379
Offering of Units                                3,684,340.110    44,072,998    370,000    44,442,998
Net Income                                                  --    15,737,852    163,465    15,901,317
Redemptions                                       (541,628.284)   (6,685,065)        --    (6,685,065)
                                                --------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1996                                8,300,169.234   111,852,280  1,133,349   112,985,629
Offering of Units                                5,034,287.188    69,082,458    600,000    69,682,458
Net Income                                                  --    11,589,197    117,887    11,707,084
Redemptions                                       (899,755.684)  (12,424,664)        --   (12,424,664)
                                                --------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1997                               12,434,700.738   180,099,271  1,851,236   181,950,507
                                                --------------  ------------  ---------  ------------
                                                --------------  ------------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                 -------------------------------------------
                                                                                     1997           1996           1995
                                                                                 -------------  -------------  -------------
                                                                                       $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                    3,599,516       (357,966)     1,559,664
Noncash item included in net income (loss):
  Net change in unrealized                                                            (464,966)       175,835       (373,624)
(Increase) decrease in operating assets:
  Net option premiums                                                                  458,150             --             --
  Interest receivable (DWR)                                                            (33,466)       (24,354)       (44,925)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                                           7,615         25,474         50,100
  Accrued management fee                                                                 4,507          7,053         10,437
  Incentive fee payable                                                                     --        (49,873)        49,873
                                                                                 -------------  -------------  -------------
Net cash provided by (used for) operating activities                                 3,571,356       (223,831)     1,251,525
                                                                                 -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                                                                    6,527,261      7,259,621      9,639,381
(Increase) decrease in subscriptions receivable                                       (434,141)       869,488       (538,337)
Increase (decrease) in redemptions payable                                            (686,849)       762,679         38,746
Redemptions of units                                                                (3,149,796)    (2,949,900)      (242,390)
                                                                                 -------------  -------------  -------------
Net cash provided by financing activities                                            2,256,475      5,941,888      8,897,400
                                                                                 -------------  -------------  -------------

Net increase in cash                                                                 5,827,831      5,718,057     10,148,925
Balance at beginning of period                                                      19,127,125     13,409,068      3,260,143
                                                                                 -------------  -------------  -------------
Balance at end of period                                                            24,954,956     19,127,125     13,409,068
                                                                                 -------------  -------------  -------------
                                                                                 -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                 -------------------------------------------
                                                                                     1997           1996           1995
                                                                                 -------------  -------------  -------------
                                                                                       $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                   (1,064,879)      (806,863)     2,683,129
Noncash item included in net income (loss):
  Net change in unrealized                                                          (2,387,258)     1,679,048     (1,451,792)
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                                            (59,402)       (55,568)       (72,271)
  Net option premiums                                                                 (367,448)        25,452        (26,584)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                                          36,599        110,617        140,765
  Accrued management fee                                                                31,436         59,530         64,349
  Incentive fees payable                                                                    --       (198,924)       180,083
                                                                                 -------------  -------------  -------------
Net cash provided by (used for) operating activities                                (3,810,952)       813,292      1,517,679
                                                                                 -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                                                                   22,527,135     18,630,024     19,251,379
(Increase) decrease in subscriptions receivable                                           (168)       714,659        488,896
Increase (decrease) in redemptions payable                                            (124,372)     1,413,226         77,310
Redemptions of units                                                                (7,485,552)    (5,167,216)    (1,390,505)
                                                                                 -------------  -------------  -------------
Net cash provided by financing activities                                           14,917,043     15,590,693     18,427,080
                                                                                 -------------  -------------  -------------

Net increase in cash                                                                11,106,091     16,403,985     19,944,759
Balance at beginning of period                                                      45,997,912     29,593,927      9,649,168
                                                                                 -------------  -------------  -------------
Balance at end of period                                                            57,104,003     45,997,912     29,593,927
                                                                                 -------------  -------------  -------------
                                                                                 -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                           FOR THE YEARS ENDED
                                                                                              DECEMBER 31,
                                                                              ---------------------------------------------
                                                                                   1997            1996           1995
                                                                              --------------  --------------  -------------
                                                                                    $               $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                        11,707,084      15,901,317      4,261,868
Noncash item included in net income:
  Net change in unrealized                                                        (9,762,823)      1,552,659     (3,362,093)
(Increase) decrease in operating assets:
  Net option premiums                                                                328,955        (328,955)            --
  Interest receivable (DWR)                                                         (275,721)       (189,153)      (146,210)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                                                       320,941         388,414        295,915
  Accrued management fees                                                            197,331         199,067        135,276
  Incentive fees payable                                                             139,190              --        (19,678)
                                                                              --------------  --------------  -------------
Net cash provided by operating activities                                          2,654,957      17,523,349      1,165,078
                                                                              --------------  --------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                                                                 69,682,458      44,442,998     42,013,374
(Increase) decrease in subscriptions receivable                                    2,151,502      (2,025,927)      (606,947)
Increase in redemptions payable                                                      325,421         499,483        184,326
Redemptions of units                                                             (12,424,664)     (6,685,065)    (1,879,917)
                                                                              --------------  --------------  -------------
Net cash provided by financing activities                                         59,734,717      36,231,489     39,710,836
                                                                              --------------  --------------  -------------

Net increase in cash                                                              62,389,674      53,754,838     40,875,914
Balance at beginning of period                                                   106,460,248      52,705,410     11,829,496
                                                                              --------------  --------------  -------------
Balance at end of period                                                         168,849,922     106,460,248     52,705,410
                                                                              --------------  --------------  -------------
                                                                              --------------  --------------  -------------

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), and Dean Witter Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). Demeter is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

On May 31, 1997, Morgan Stanley Group Inc. was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co.

Through July 31, 1997, the sole commodity broker for the Partnerships' transactions was Dean Witter Reynolds Inc. ("DWR"), also a subsidiary of MSDWD. On July 31, 1997, DWR closed the sale of its institutional futures business and foreign currency trading operations to Carr Futures, Inc. ("Carr"), a subsidiary of Credit Agricole Indosuez. Following the sale, Carr became the clearing commodity broker for the Partnerships' futures and futures options trades and the counterparty on the Partnerships' foreign currency trades. DWR serves as the non-clearing commodity broker for Partnerships with Carr providing all clearing services for the Partnerships' transactions.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets for the month in the case of Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnerships' assets "Equity in Commodity futures trading accounts" consist of cash on deposit with DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/ or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Prior to September 1, 1996, brokerage fees for Spectrum Balanced were accrued at a monthly rate of 1/2 of 1% of the Net Assets (a 6% annual rate) as of the first day of each month. Effective September 1, 1996, brokerage fees were reduced to a monthly rate of 11/24 of 1% of the Net Assets (a 5.5% annual rate) as of the first day of the month. Effective August1, 1997, brokerage fees were further reduced to of 1% of the Net Assets (a 4.9% annual rate) as of the first day of the month.

Prior to September 1, 1996, brokerage fees for Spectrum Strategic and Spectrum Technical were accrued at a monthly rate of 35/48 of 1% of the Net Assets (an 8.75% annual rate) as of the first day of each month. Effective

September 1, 1996, brokerage fees were reduced to a monthly rate of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month. Effective August 1, 1997, brokerage fees were further reduced to 51/80 of 1% of the Net Assets (a 7.65% annual rate) as of the first day of the month.

Such fees cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by each Partnership.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units were paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first becomes a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1% respectively, of the Net Asset Value per Unit on the date of such redemption.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Each Partnership will terminate on December 31, 2035 regardless of its financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage commissions to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The Trading Advisors for each Partnership are as follows:

Dean Witter Spectrum Balanced L.P.
  RXR, Inc.

Dean Witter Spectrum Strategic L.P.
  Blenheim Investments, Inc.
  A. Gary Shilling & Co., Inc.
  Willowbridge Associates Inc.

Dean Witter Spectrum Technical L.P.
  Campbell & Company, Inc.
  Chesapeake Capital Corporation
  John W. Henry & Company, Inc. ("JWH")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) for Spectrum Balanced.

The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each Trading Advisor on the first day of each month (a 4% annual rate)for Spectrum Strategic and Spectrum Technical.

INCENTIVE FEE--Each Partnership pays a monthly incentive fee equal to 15% of the "Trading Profits," as defined in the Limited Partnership Agreement, experienced with respect to each Trading Advisor's allocated Net Assets as of the end of each calendar month. When trading losses are incurred, no incentive fee is paid in subsequent months until all such losses are recovered.

4.  FINANCIAL INSTRUMENTS

    The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1997 and 1996, open contracts were:

                                                                              SPECTRUM BALANCED
                                                                          --------------------------
                                                                             CONTRACT OR NOTIONAL
                                                                                    AMOUNT
                                                                          --------------------------
                                                                              1997          1996
                                                                          ------------  ------------
                                                                               $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                   40,675,000    18,417,000
  Commitments to Sell                                                        6,721,000    13,206,000
Commodity Futures:
  Commitments to Purchase                                                           --     4,064,000
  Commitments to Sell                                                        5,168,000     4,337,000
Foreign Futures:
  Commitments to Purchase                                                   45,574,000    61,568,000
  Commitments to Sell                                                       26,176,000     4,802,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                    2,436,000     8,070,000
  Commitments to Sell                                                       10,218,000    17,843,000

                                                                              SPECTRUM STRATEGIC
                                                                          --------------------------
                                                                             CONTRACT OR NOTIONAL
                                                                                    AMOUNT
                                                                          --------------------------
                                                                              1997          1996
                                                                          ------------  ------------
                                                                               $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                   87,114,000    15,204,000
  Commitments to Sell                                                       69,871,000    28,092,000
  Options Written                                                                   --     5,212,000
Commodity Futures:
  Commitments to Purchase                                                   32,034,000    36,735,000
  Commitments to Sell                                                       24,672,000    16,911,000
  Options Written                                                                   --     2,126,000
Foreign Futures:
  Commitments to Purchase                                                  119,070,000    37,389,000
  Commitments to Sell                                                        5,387,000    10,787,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                      748,000     1,157,000
  Commitments to Sell                                                          748,000     1,121,000

                                                                              SPECTRUM TECHNICAL
                                                                          --------------------------
                                                                             CONTRACT OR NOTIONAL
                                                                                    AMOUNT
                                                                          --------------------------
                                                                              1997          1996
                                                                          ------------  ------------
                                                                               $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                  302,165,000   113,494,000
  Commitments to Sell                                                       80,696,000    88,136,000
  Options Written                                                                   --     4,505,000
Commodity Futures:
  Commitments to Purchase                                                   36,753,000    21,658,000
  Commitments to Sell                                                       84,557,000    51,283,000
Foreign Futures:
  Commitments to Purchase                                                  283,941,000   112,745,000
  Commitments to Sell                                                      379,781,000    81,929,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                  116,349,000    40,864,000
  Commitments to Sell                                                      203,705,000    24,397,000

A portion of the amounts indicated as off-balance-sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at December 31, 1997 and 1996, respectively, $681,559 and $216,593 for Spectrum Balanced, $2,527,613 and $140,355 for Spectrum Strategic, and $12,296,712 and $2,533,889 for Spectrum Technical.

For Spectrum Balanced, of the $681,559 net unrealized gain on open contracts at December 31, 1997, $657,913 related to exchange-traded futures contracts and $23,646 related to off-exchange-traded forward currency contracts. Of the $216,593 net unrealized gain on open contracts at December 31, 1996, $292,886 related to exchange-traded futures contracts and ($76,293) related to off-exchange-traded forward currency contracts.

For Spectrum Strategic, of the $2,527,613 net unrealized gain on open contracts at December 31, 1997, all related to exchange-traded futures contracts. Of the $140,355 net unrealized gain on open contracts at December 31, 1996, $140,193 related to exchange-traded futures contracts and $162 related to off-exchange-traded forward currency contracts.

For Spectrum Technical, of the $12,296,712 net unrealized gain on open contracts at December 31, 1997, $11,977,756 related to exchange-traded futures contracts and $318,956 related to off-exchange-traded forward currency contracts. Of the $2,533,889 net unrealized gain on open contracts at December 31, 1996, $2,802,603 related to exchange-traded futures contracts and ($268,714) related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded futures contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1997 and 1996 mature as follows:

                                                                                             1997                1996
                                                                                      ------------------  ------------------
SPECTRUM BALANCED
  Exchange-Traded Contracts                                                               March 1998          June 1997
  Off-Exchange-Traded Forward Currency Contracts                                          March 1998         January 1997

SPECTRUM STRATEGIC
  Exchange-Traded Contracts                                                             December 1998       December 1997
  Off-Exchange-Traded Forward Currency Contracts                                         January 1998        January 1997

SPECTRUM TECHNICAL
  Exchange-Traded Contracts                                                             December 1998       December 1997
  Off-Exchange-Traded Forward Currency Contracts                                          March 1998          March 1997

The Partnerships also have credit risk because either DWR or Carr acts as the futures commission merchant or the counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures and options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR and Carr, as futures commission merchants for each Partnership's exchange-traded futures and options contracts, are required pursuant to regulations of the Commodity Futures Trading Commission ("CFTC") to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds totaled at December 31, 1997 and 1996 respectively, $25,612,869 and $19,420,011 for
Spectrum Balanced, $59,631,616 and $46,138,105 for Spectrum Strategic, and $180,827,678 and $109,262,851 for Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed Carr's obligations to each Partnership.

For the years ended December 31, 1997 and 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                    1997
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
SPECTRUM BALANCED
-----------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          39,908,000    11,661,000
Options on Financial Futures                                                1,206,000     2,398,000
Commodity Futures                                                           4,414,000     3,535,000
Foreign Futures                                                            28,444,000    26,146,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             12,716,000    16,655,000

                                                                                    1996
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          24,615,000     8,611,000
Options on Financial Futures                                                  375,000     2,717,000
Commodity Futures                                                           3,317,000     2,528,000
Foreign Futures                                                            31,242,000    11,045,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             18,038,000    16,158,000

                                                                                    1997
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
SPECTRUM STRATEGIC
-----------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          30,123,000    70,617,000
Options on Financial Futures                                               18,562,000     1,261,000
Commodity Futures                                                          80,636,000    24,285,000
Options on Commodity Futures                                               27,328,000    28,813,000
Foreign Futures                                                            83,507,000    29,983,000
Options on Foreign Futures                                                  4,320,000       479,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                507,000       922,000

                                                                                    1996
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          41,783,000    37,098,000
Options on Financial Futures                                               10,093,000     1,401,000
Commodity Futures                                                          93,183,000     8,843,000
Options on Commodity Futures                                               17,066,000     2,566,000
Foreign Futures                                                            59,665,000    12,417,000
Options on Foreign Futures                                                  3,267,000        16,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                              4,367,000     4,704,000

                                                                                    1997
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
SPECTRUM TECHNICAL
-----------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         233,922,000   153,604,000
Options on Financial Futures                                                6,705,000       347,000
Commodity Futures                                                          58,233,000    60,140,000
Options on Commodity Futures                                                2,181,000            --
Foreign Futures                                                           205,510,000   168,044,000
Options on Foreign Futures                                                  4,070,000            --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                            103,299,000   111,186,000

                                                                                    1996
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         131,914,000   117,625,000
Options on Financial Futures                                                5,437,000       375,000
Commodity Futures                                                          40,606,000    45,449,000
Options on Commodity Futures                                                5,157,000            --
Foreign Futures                                                           144,435,000    60,257,000
Options on Foreign Futures                                                  7,143,000            --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             35,572,000    39,498,000

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors including JWH to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors including JWH on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including other Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6.  SUBSEQUENT EVENTS

On March 12, 1998, the Partnerships filed a registration statement (the "Offering") with the Securities and Exchange Commission to update and make certain changes to the Partnerships' registration effective with the first Monthly Closing of the Offering. These changes include a reduction of brokerage fees to 4.60% annually for Spectrum Balanced and 7.25% annually for Spectrum Strategic and Spectrum Technical. At this time the trading program utilized by Spectrum Balanced will be modified and Spectrum Balanced will be renamed Dean Witter Spectrum Global Balanced L.P. Additionally, a fourth partnership, Dean Witter Spectrum Select L.P. ("Spectrum Select") will be made available for investment and exchanges. Prior to being added to the Spectrum series, Spectrum Select was a stand alone commodity pool known as Dean Witter Select Futures Fund L.P.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Dean Witter Select Futures Fund L.P.

We have audited the accompanying statements of financial condition of Dean Witter Select Futures Fund L.P. (the "Partnership") as of December 31, 1997 and 1996 and the related statements of operations, changes in partner's capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Select Futures Fund L.P. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

February 17, 1998 (March 12, 1998 as to Note 6)
New York, New York

                      DEAN WITTER SELECT FUTURES FUND L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                                       DECEMBER 31,
                                                                                              ------------------------------
                                                                                                   1997            1996
                                                                                              --------------  --------------
                                                                                                    $               $
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                                           158,178,925     154,784,007
  Net unrealized gain on open contracts                                                            9,627,161       6,477,994
  Net option premiums                                                                                     --          18,205
                                                                                              --------------  --------------
    Total Trading Equity                                                                         167,806,086     161,280,206
Due from DWR                                                                                       1,097,517         409,326
Interest receivable (DWR)                                                                            638,204         533,060
Subscriptions receivable                                                                                  --       5,365,420
                                                                                              --------------  --------------
    Total Assets                                                                                 169,541,807     167,588,012
                                                                                              --------------  --------------
                                                                                              --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                                                2,272,314       2,370,157
Accrued management fees                                                                              423,673         403,858
Accrued administrative expenses                                                                       72,499         123,343
Accrued brokerage commissions (DWR)                                                                       --         491,315
Incentive fees payable                                                                                    --         348,459
Accrued transaction fees and costs                                                                        --          64,595
                                                                                              --------------  --------------
    Total Liabilities                                                                              2,768,486       3,801,727
                                                                                              --------------  --------------
PARTNERS' CAPITAL
Limited Partners (78,674.749 and 82,132.510 Units, respectively)                                 163,999,307     161,174,820
General Partner (1,330.767 Units)                                                                  2,774,014       2,611,465
                                                                                              --------------  --------------
    Total Partners' Capital                                                                      166,773,321     163,786,285
                                                                                              --------------  --------------
    Total Liabilities and Partners' Capital                                                      169,541,807     167,588,012
                                                                                              --------------  --------------
                                                                                              --------------  --------------
NET ASSET VALUE PER UNIT                                                                            2,084.52        1,962.38
                                                                                              --------------  --------------
                                                                                              --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                            STATEMENTS OF OPERATIONS

                                                                                            FOR THE YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                --------------------------------------------
                                                                                    1997            1996           1995
                                                                                -------------  --------------  -------------
                                                                                      $              $               $
REVENUES
Trading Profit (Loss):
  Realized                                                                         15,940,851      26,876,393     65,987,157
  Net change in unrealized                                                          3,149,167     (10,950,217)    (4,657,344)
                                                                                -------------  --------------  -------------
    Total Trading Results                                                          19,090,018      15,926,176     61,329,813
Interest income (DWR)                                                               7,405,511       6,120,347      7,969,749
                                                                                -------------  --------------  -------------
    Total Revenues                                                                 26,495,529      22,046,523     69,299,562
                                                                                -------------  --------------  -------------
EXPENSES
Brokerage commissions (DWR)                                                         9,777,851      10,641,478     14,173,695
Management fees                                                                     5,239,533       4,583,197      5,626,908
Transaction fees and costs                                                          1,370,439       1,104,011      1,589,795
Administrative expenses                                                               114,000         128,000        148,000
Incentive fees                                                                         49,989         175,796      8,707,049
                                                                                -------------  --------------  -------------
    Total Expenses                                                                 16,551,812      16,632,482     30,245,447
                                                                                -------------  --------------  -------------
NET INCOME                                                                          9,943,717       5,414,041     39,054,115
                                                                                -------------  --------------  -------------
                                                                                -------------  --------------  -------------
Net Income Allocation:
Limited Partners                                                                    9,781,168       5,283,411     38,580,172
General Partner                                                                       162,549         130,630        473,943

Net Income per Unit:
Limited Partners                                                                       122.14           98.17         356.14
General Partner                                                                        122.14           98.17         356.14

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                     UNITS OF
                                                   PARTNERSHIP     LIMITED      GENERAL
                                                     INTEREST      PARTNERS     PARTNER      TOTAL
                                                   ------------  ------------  ---------  ------------
                                                                      $            $           $
Partners' Capital,
December 31, 1994                                   111,526.087   166,182,436  2,006,892   168,189,328
Net Income                                                   --    38,580,172    473,943    39,054,115
Redemptions                                         (16,876.953)  (30,797,183)        --   (30,797,183)
                                                   ------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1995                                    94,649.134   173,965,425  2,480,835   176,446,260
Offering of Units                                     5,140.575    10,251,712         --    10,251,712
Net Income                                                   --     5,283,411    130,630     5,414,041
Redemptions                                         (16,326.432)  (28,325,728)        --   (28,325,728)
                                                   ------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1996                                    83,463.277   161,174,820  2,611,465   163,786,285
Offering of Units                                     5,737.467    12,056,614         --    12,056,614
Net Income                                                   --     9,781,168    162,549     9,943,717
Redemptions                                          (9,195.228)  (19,013,295)        --   (19,013,295)
                                                   ------------  ------------  ---------  ------------
Partners' Capital,
December 31, 1997                                    80,005.516   163,999,307  2,774,014   166,773,321
                                                   ------------  ------------  ---------  ------------
                                                   ------------  ------------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEARS
                                                                                                 ENDED
                                                                                              DECEMBER 31,
                                                                             ----------------------------------------------
                                                                                  1997            1996            1995
                                                                             --------------  --------------  --------------
                                                                                   $               $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                        9,943,717       5,414,041      39,054,115
Noncash item included in net income:
  Net change in unrealized                                                       (3,149,167)     10,950,217       4,657,344
(Increase) decrease in operating assets:
  Net option premiums                                                                18,205          (1,185)        368,130
  Due from DWR                                                                     (688,191)       (236,577)      1,181,051
  Interest receivable (DWR)                                                        (105,144)         59,297          69,088
Increase (decrease) in operating liabilities:
  Accrued management fees                                                            19,815         (42,247)         18,914
  Accrued administrative expenses                                                   (50,844)        (40,924)         61,142
  Accrued brokerage commissions (DWR)                                              (491,315)       (173,003)         23,278
  Incentive fees payable                                                           (348,459)        348,459              --
  Accrued transaction fees and costs                                                (64,595)         (6,097)         29,778
                                                                             --------------  --------------  --------------
Net cash provided by operating activities                                         5,084,022      16,271,981      45,462,840
                                                                             --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in subscriptions receivable                                   5,365,420      (5,365,420)             --
Offering of units                                                                12,056,614      10,251,712              --
Increase (decrease) in redemptions payable                                          (97,843)        818,800        (660,125)
Redemptions of units                                                            (19,013,295)    (28,325,728)    (30,797,183)
                                                                             --------------  --------------  --------------
Net cash used for financing activities                                           (1,689,104)    (22,620,636)    (31,457,308)
                                                                             --------------  --------------  --------------

Net increase (decrease) in cash                                                   3,394,918      (6,348,655)     14,005,532
Balance at beginning of period                                                  154,784,007     161,132,662     147,127,130
                                                                             --------------  --------------  --------------
Balance at end of period                                                        158,178,925     154,784,007     161,132,662
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Select Futures Fund L.P. (the "Partnership") is a limited partnership organized to engage in the speculative trading of commodity futures contracts, commodity options contracts and forward contracts on foreign currencies. The general partner for the Partnership is Demeter Management Corporation ("Demeter"). Demeter is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

On May 31, 1997, Morgan Stanley Group Inc. was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co.

Demeter has retained EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar") and Sunrise Capital Management, Inc. ("Sunrise") as the trading advisors of the Partnership.

Through July 31, 1997, the sole commodity broker for the Partnership's transactions was Dean Witter Reynolds Inc. ("DWR"), also a subsidiary of MSDWD. On July 31, 1997, DWR closed the sale of its institutional futures business and foreign currency trading operations to Carr Futures, Inc. ("Carr"), a subsidiary of Credit Agricole Indosuez. Following the sale, Carr became the clearing commodity broker for the Partnership's futures and futures options trades and the counterparty on the Partnership's foreign currency trades. DWR will continue to serve as the non-clearing commodity broker for the Partnership with Carr providing all clearing services for Partnership transactions.

Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

OFFERING OF UNITS--During the period from October 17, 1996 through February 28, 1997 additional Units were offered to the public at a price equal to 100% of the Net Asset Value as of the close of business on the last day of each month prior to the March 1, 1997 final closing date of the offering.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts, commodity options and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays the Partnership interest income based upon 80% of average daily Net Assets for the month at a rate equal to a prevailing rate on U.S. Treasury Bills issued during such month. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnership's asset "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.

BROKERAGE COMMISSIONS AND RELATED TRANSACTION FEES AND COSTS--The Partnership accrued brokerage commissions on a half-turn basis at 80% of DWR's published non-member rates. Transaction fees and costs were accrued on a half-turn basis. Prior to September 1, 1996, brokerage commissions were capped at 3/4 of 1% per month of the Net Assets allocated to each trading advisor as defined in the Limited Partnership Agreement (a 9% annual rate). Transaction fees and costs, exclusive of "give-up" fees, were capped at 1/12 of 1% per month of the Net Assets allocated to each trading advisor (a 1% annual rate).

Effective September 1, 1996, brokerage commissions and transaction fees chargeable to the Partnership have been capped at 13/20 of 1% per month of the Net Assets (as defined in the Limited Partnership Agreement) allocated to each such Trading Advisor (a 7.8% annual rate).

OPERATING EXPENSES--The Partnership bears all operating expenses related to its trading activities, to a maximum of 1/4 of 1% annually of the Partnership's average month-end Net Assets. These include filing fees, clerical, administrative, auditing, accounting, legal, mailing, printing, and other incidental operating expenses as permitted by the Limited Partnership Agreement. In addition, the Partnership incurs a monthly management fee and may incur an incentive fee. Demeter bears all other operating expenses.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which an investor becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first became a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1% respectively, of the Net Asset Value per Unit on the date of such redemption. Limited Partners who obtained their units via an exchange from another DWR sponsored commodity pool are not subject to the six month holding period or the redemption charges.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2025, or at an earlier date if certain conditions set forth in the Limited Partnership Agreement occur.

2.  RELATED PARTY TRANSACTIONS

The Partnership's cash is on deposit with DWR and Carr in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1. Under its customer agreement with DWR, the Partnership pays DWR brokerage commissions as described in Note 1.

3.  TRADING ADVISORS

Compensation to EMC, Rabar and Sunrise consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The Partnership pays a monthly management fee equal to 1/4 of 1% per month of the Net Assets (a 3% annual rate) allocated to each Trading Advisor, as of the last day of each month.

INCENTIVE FEE--The Partnership pays a quarterly incentive fee to each trading advisor equal to 17.5% of the Trading Profits, experienced with respect to each Trading Advisor's allocated Net Assets as of the end of each calendar quarter. If a Trading Advisor has experienced "Trading Lossess" with respect to its allocated Net Assets at the time of a supplemental closing, the trading advisor must earn back such losses plus a pro rata amount related to the funds allocated to the trading advisor at a supplemental closing before the trading advisor is eligible for an incentive fee. Such incentive fee is accrued in each month in which "Trading Profits" occurs. In those months in which "Trading Profits" are negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid to such advisor on those redemptions in the month of such redemptions.

4.  FINANCIAL INSTRUMENTS

The Partnership trades futures, options and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1997 and 1996, open contracts were:

                                                                             CONTRACT OR NOTIONAL
                                                                                    AMOUNT
                                                                          --------------------------
                                                                              1997          1996
                                                                          ------------  ------------
                                                                               $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitment to Purchase                                                   428,493,000   295,593,000
  Commitment to Sell                                                       173,316,000   224,416,000
Commodity Futures:
  Commitment to Purchase                                                    23,131,000    28,171,000
  Commitment to Sell                                                       135,389,000   106,936,000
  Options Written                                                                   --     1,299,000
Foreign Futures:
  Commitment to Purchase                                                   997,389,000   395,250,000
  Commitment to Sell                                                       315,676,000    73,489,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitment to Purchase                                                    96,671,000       212,000
  Commitment to Sell                                                       127,065,000            --

A portion of the amounts indicated as off-balance-sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled $9,627,161 and $6,477,994 as of December 31, 1997 and 1996,
respectively.

Of the $9,627,161 net unrealized gain on open contracts at December 31, 1997, $10,514,844 related to exchange-traded futures contracts and ($887,683) related to off-exchange-traded forward currency contracts.

    Of the $6,477,994 net unrealized gain on open contracts at December 31, 1996, $6,477,946 related to exchange-traded futures contracts and $48 related to off-exchange-traded forward currency contracts.

    Exchange-traded futures contracts held by the Partnership at December 31, 1997 and 1996 mature through December 1998 and December 1997, respectively. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1997 and 1996 mature through March 1998 and January 1997, respectively.

The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

The Partnership also has credit risk because either DWR or Carr acts as the futures commission merchant or the counterparty, with respect to most of the Partnership's assets. Exchange-traded futures and options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR and Carr, as futures commission merchants for the Partnership's exchange-traded futures and options contracts, are required pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and options contracts, including an amount equal to the net unrealized gain on all open futures and options contracts, which funds totaled $168,693,769 and $161,261,953 at December 31, 1997 and 1996, respectively. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed Carr's obligations to the Partnership.

For the years ended December 31, 1997 and 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                    1997
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         363,272,000   243,761,000
Options on Financial Futures                                                3,781,000            --
Commodity Futures                                                          95,455,000    76,233,000
Options on Commodity Futures                                                2,484,000     1,789,000
Foreign Futures                                                           360,391,000   382,135,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             41,814,000    40,388,000


                                                                                    1996
                                                                         --------------------------
                                                                            ASSETS     LIABILITIES
                                                                         ------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         352,972,000   262,469,000
Commodity Futures                                                          90,720,000    60,672,000
Options on Commodity Futures                                                2,341,000       308,000
Foreign Futures                                                           458,659,000   117,896,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                              9,226,000    20,258,000

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDWD (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnership, sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including other partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6.  SUBSEQUENT EVENT

On March 12, 1998, Select Fund filed a registration statement (the "Offering") with the Securities and Exchange Commission to register 1,500,000 Units for sale and to include the Partnership as part of an open-ended series of funds, the Spectrum Series, for which Demeter also serves as general partner. The Partnership will change its name to Dean Witter Spectrum Select L.P. Effective with the first monthly closing of the Offering, each outstanding Unit of the Partnership will be converted into 100 Units. In addition, at this time the incentive fee payable to each Trading Advisor will be reduced to 15% of "Trading Profits," as defined in the Prospectus, and will be payable on a monthly basis. Brokerage fees will be charged to the Partnership at a monthly rate of 1/12 of 7.25% of Net Assets as of the first day of each month. Such fees will cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of November 30, 1997 and December 31, 1996. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles.

January 12, 1998
New York, New York

                         DEMETER MANAGEMENT CORPORATION
    (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                          NOVEMBER 30,  DECEMBER 31,
ASSETS                                                                        1997          1996
                                                                          ------------  ------------
                                                                               $             $
Investments in affiliated partnerships (Note 2)                             22,016,069    18,955,507
Income taxes receivable                                                        429,885            --
Receivable from affiliated partnership                                             968         1,049
                                                                          ------------  ------------
    Total Assets                                                            22,446,922    18,956,556
                                                                          ------------  ------------
                                                                          ------------  ------------

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to MSDWD (Note 3)                                                 17,995,100    15,762,235
  Income taxes payable                                                              --       114,218
  Accrued expenses                                                              34,072        30,379
                                                                          ------------  ------------
    Total Liabilities                                                       18,029,172    15,906,832
                                                                          ------------  ------------

STOCKHOLDER'S EQUITY:
  Common stock, no par value:
    Authorized 1,000 shares; Issued and outstanding 100 shares at stated
      value of $500 per share                                                   50,000        50,000
  Additional paid-in capital                                               111,170,000   111,170,000
  Retained earnings                                                          4,267,750     2,899,724
                                                                          ------------  ------------
                                                                           115,487,750   114,119,724
  Less: Notes receivable from MSDWD (Note 4)                              (111,070,000) (111,070,000)
                                                                          ------------  ------------
    Total Stockholder's Equity                                               4,417,750     3,049,724
                                                                          ------------  ------------
    Total Liabilities and Stockholder's Equity                              22,446,922    18,956,556
                                                                          ------------  ------------
                                                                          ------------  ------------

  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION
    (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. Prior to the merger, DWD's fiscal year ended on December 31. Subsequent to the merger, MSDWD and Demeter adopted a fiscal year end of November 30.

Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., ("Anchor"), Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., DWR/JWH Futures Fund L.P. ("DWR/JWH") and Morgan Stanley Tangable Asset Fund L.P. ("MSTAF").

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH, which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in DWR/JWH was $75,000.

Demeter terminated Dean Witter Principal Guaranteed Fund II L.P. ("DWPGF II") as of March 31, 1996. DWPGF II was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed "Dean Witter Portfolio Strategy Fund L.P." and will continue trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.

Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which are being offered to investors for a limited time in a public offering.

On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I will liquidate and distribute its remaining assets in 1997.

Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.

On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units to be offered to investors for a limited time in a public offering.

On September 18, 1997, Demeter ceased trading activities in Anchor and distributed approximately 87% of Anchor's assets. Demeter will distribute the remainder of Anchor's assets in 1998.

INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDWD, computed on a separate company basis and due to MSDWD.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 1997 and December 31, 1996 were as follows:

                                                                NOVEMBER 30,   DECEMBER 31,
                                                                    1997           1996
                                                                -------------  -------------
                                                                      $              $
Total assets..................................................  1,195,307,516  1,084,660,072
Total liabilities.............................................     19,346,113     27,893,698
Total partners' capital.......................................  1,175,961,403  1,056,766,374

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.  PAYABLE TO MSDWD

The payable to MSDWD is primarily for amounts due for the purchase of partnership investments.

4.  NET WORTH REQUIREMENT

At November 30, 1997 and December 31, 1996, Demeter held non-interest bearing notes from MSDWD that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDWD are included in net worth for purposes of this calculation.

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds, Inc. ("DWR) an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                                                                       EXHIBIT A

    TABLE OF CONTENTS TO FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P., DEAN WITTER SPECTRUM BALANCED L.P. (FORMERLY DEAN WITTER SPECTRUM BALANCED L.P.) AND DEAN WITTER SPECTRUM SELECT L.P. (FORMERLY DEAN WITTER SELECT FUTURES FUND L.P.)

                                                                                                PAGE
                                                                                                ----
  1.  Formation; Name.........................................................................   A-1
  2.  Office..................................................................................   A-1
  3.  Business................................................................................   A-2
  4.  Term; Dissolution; Fiscal Year..........................................................   A-2
      (a)   Term..............................................................................   A-2
      (b)   Dissolution.......................................................................   A-3
      (c)   Fiscal Year.......................................................................   A-3
  5.  Net Worth of General Partner............................................................   A-3
  6.  Capital Contributions and Offering of Units of Limited Partnership Interest.............   A-3
  7.  Allocation of Profits and Losses; Accounting; Other Matters.............................   A-5
      (a)   Capital Accounts..................................................................   A-5
      (b)   Monthly Allocations...............................................................   A-5
      (c)   Allocation of Profit and Loss for Federal Income Tax Purposes.....................   A-5
      (d)   Definitions; Accounting...........................................................   A-6
      (e)   Expenses and Limitations Thereof..................................................   A-7
      (f)   Limited Liability of Limited Partners.............................................   A-8
      (g)   Return of Limited Partner's Capital Contribution..................................   A-8
      (h)   Distributions.....................................................................   A-8
      (i)   Interest on Assets................................................................   A-8
  8.  Management and Trading Policies.........................................................   A-8
      (a)   Management of the Partnership.....................................................   A-8
      (b)   The General Partner...............................................................   A-8
      (c)   General Trading Policies..........................................................   A-9
      (d)   Changes to Trading Policies.......................................................  A-10
      (e)   Miscellaneous.....................................................................  A-10
  9.  Audits; Reports to Limited Partners.....................................................  A-12
 10.  Transfer; Redemption of Units; Exchange Privilege.......................................  A-13
      (a)   Transfer..........................................................................  A-13
      (b)   Redemption........................................................................  A-13
      (c)   Exchange Privilege................................................................  A-15
 11.  Special Power of Attorney...............................................................  A-16
 12.  Withdrawal of Partners..................................................................  A-16
 13.  No Personal Liability for Return of Capital.............................................  A-16
 14.  Standard of Liability; Indemnification..................................................  A-16
      (a)   Standard of Liability.............................................................  A-16
      (b)   Indemnification by the Partnership................................................  A-16
      (c)   Affiliate.........................................................................  A-17
      (d)   Indemnification by Partners.......................................................  A-17
 15.  Amendments; Meetings....................................................................  A-17
      (a)   Amendments with Consent of the General Partner....................................  A-17
      (b)   Meetings..........................................................................  A-18
      (c)   Amendments and Actions without Consent of the General Partner.....................  A-18
      (d)   Action Without Meeting............................................................  A-18
      (e)   Amendments to Certificate of Limited Partnership..................................  A-19
 16.  Index of Defined Terms..................................................................  A-19
 17.  Governing Law...........................................................................  A-20
 18.  Miscellaneous...........................................................................  A-20
      (a)   Priority among Limited Partners...................................................  A-20
      (b)   Notices...........................................................................  A-20
      (c)   Binding Effect....................................................................  A-20
      (d)   Captions..........................................................................  A-20
            Annex A--Request for Redemption: Dean Witter Managed Futures Funds................  A-21

                                                                       EXHIBIT A

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P., DEAN WITTER SPECTRUM GLOBAL BALANCED L.P. (FORMERLY DEAN WITTER SPECTRUM BALANCED L.P.) AND DEAN WITTER SPECTRUM SELECT L.P. (FORMERLY DEAN WITTER SELECT FUTURES FUND L.P.)

    [Bracketed language] NOT included in Dean Witter Spectrum Global Balanced
    L.P.
    ITALICIZED LANGUAGE included ONLY in Dean Witter Spectrum Global Balanced
    L.P.
    Underscored language NOT included in Dean Witter Spectrum Select L.P. BOLDFACED LANGUAGE included ONLY in Dean Witter Spectrum Select L.P.


    This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in
Section 16.



    THIS AGREEMENT OF LIMITED PARTNERSHIP, MADE AS OF MARCH 21, 1991, AS AMENDED AND RESTATED AS OF AUGUST 31, 1993, AS FURTHER AMENDED AND RESTATED AS OF OCTOBER 17, 1996, AND AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 1998, BY AND AMONG DEMETER MANAGEMENT CORPORATION, A DELAWARE CORPORATION (THE "GENERAL PARTNER"), AND THE OTHER PARTIES WHO SHALL EXECUTE THIS AGREEMENT, WHETHER IN COUNTERPART, BY SEPARATE INSTRUMENT, OR OTHERWISE, AS LIMITED PARTNERS (COLLECTIVELY "LIMITED PARTNERS"; THE GENERAL PARTNER AND LIMITED PARTNERS MAY BE COLLECTIVELY REFERRED TO HEREIN AS "PARTNERS"). THE DEFINITIONS OF CAPITALIZED TERMS USED IN THIS AGREEMENT AND NOT DEFINED WHERE USED MAY BE FOUND BY REFERENCE TO THE INDEX OF DEFINED TERMS IN SECTION 16.


                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Dean Witter Spectrum GLOBAL BALANCED[Strategic][Technical][SELECT] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; PROVIDED that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

    (a)__TERM.__The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.
    (A) TERM. THE TERM OF THE PARTNERSHIP SHALL COMMENCE UPON THE FILING OF THE CERTIFICATE OF LIMITED PARTNERSHIP IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE AND SHALL END UPON THE FIRST TO OCCUR OF THE FOLLOWING:
(I) DECEMBER 31, 2025; (II) WITHDRAWAL, INSOLVENCY, BANKRUPTCY, DISSOLUTION, LIQUIDATION, OR TERMINATION OF THE GENERAL PARTNER, UNLESS THE BUSINESS OF THE PARTNERSHIP SHALL BE CONTINUED BY ANY REMAINING OR SUCCESSOR GENERAL PARTNER(S) IN ACCORDANCE WITH THE PROVISIONS HEREOF; (III) RECEIPT BY THE GENERAL PARTNER OF A NOTICE SETTING FORTH AN ELECTION TO TERMINATE AND DISSOLVE THE PARTNERSHIP AT A SPECIFIED TIME BY LIMITED PARTNERS OWNING MORE THAN 50% OF THE OUTSTANDING UNITS (AS DEFINED IN SECTION 6), WHICH NOTICE SHALL BE SENT BY REGISTERED MAIL TO THE GENERAL PARTNER NOT LESS THAN 90 DAYS PRIOR TO THE EFFECTIVE DATE OF SUCH TERMINATION AND DISSOLUTION; (IV) A DECLINE IN THE NET ASSET VALUE (AS DEFINED IN SECTION 7(D)(2)) OF A UNIT AS OF THE CLOSE OF BUSINESS (AS DETERMINED BY THE GENERAL PARTNER) ON ANY DAY TO LESS THAN $2.50; (V) A DECLINE IN THE PARTNERSHIP'S NET ASSETS (AS DEFINED IN SECTION 7(D)(1)) AS OF THE CLOSE OF BUSINESS (AS DETERMINED BY THE GENERAL PARTNER) ON ANY DAY TO OR LESS THAN $250,000; (VI) A DETERMINATION BY THE GENERAL PARTNER THAT THE PARTNERSHIP'S NET ASSETS IN RELATION TO THE OPERATING EXPENSES OF THE PARTNERSHIP MAKE IT UNREASONABLE OR IMPRUDENT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP; (VII) THE OCCURRENCE OF ANY EVENT WHICH SHALL MAKE IT UNLAWFUL FOR THE EXISTENCE OF THE PARTNERSHIP TO BE CONTINUED; OR (VIII) A DETERMINATION BY THE GENERAL PARTNER TO TERMINATE THE PARTNERSHIP FOLLOWING A SPECIAL REDEMPTION DATE AS DESCRIBED IN
SECTION 9.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph
          (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

        1. The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. [The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

        2. [The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.]

        3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

        4. The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. THE PARTNERSHIP MAY, WITH THE GENERAL PARTNER'S PRIOR APPROVAL, PURCHASE "CASH" STOCKS AND BONDS, OR OPTIONS ON STOCK OR BOND INDICES, ON A TEMPORARY BASIS UNDER UNUSUAL CIRCUMSTANCES IN WHICH IT IS NOT PRACTICABLE OR ECONOMICALLY FEASIBLE TO ESTABLISH THE PARTNERSHIP'S STOCK INDEX OR BOND PORTFOLIOS IN THE FUTURES MARKETS, AND MAY ACQUIRE "CASH" INSTRUMENTS IN ITS SHORT-TERM INTEREST RATE FUTURES COMPONENT.

        5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

        6. THE PARTNERSHIP WILL NOT PURCHASE, SELL, OR TRADE SECURITIES (EXCEPT SECURITIES APPROVED BY THE CFTC FOR INVESTMENT OF CUSTOMER FUNDS). THE PARTNERSHIP MAY, HOWEVER, TRADE IN FUTURES CONTRACTS ON SECURITIES AND SECURITIES INDEXES, OPTIONS ON SUCH FUTURES CONTRACTS, AND OTHER COMMODITY OPTIONS.

        6. 7.The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

        7.8. The Partnership will not permit "churning" of the Partnership's assets.

    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if:
(1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations;
(v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited

Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                                                                      SECTION
----------------------------------------------------------------------------------------------------------------  -----------
1940 Act........................................................................................................  15(a)
Act.............................................................................................................  1
Advisers Act....................................................................................................  15(a)
Affiliate.......................................................................................................  14(c)
Agreement.......................................................................................................  Preamble
CEAct...........................................................................................................  8(e)
Certificate of Limited Partnership..............................................................................  1
CFTC............................................................................................................  3
Code............................................................................................................  7(c)(4)
Commodity Broker................................................................................................  6
Customer Agreement..............................................................................................  8(b)
Determination Date..............................................................................................  7(b)
DWR.............................................................................................................  6
Exchange Agreement and Power of Attorney........................................................................  10(c)
Exchange Date...................................................................................................  10(c)
Futures Interests...............................................................................................  3
General Partner.................................................................................................  Preamble
Limited Partners................................................................................................  Preamble
Management Agreement............................................................................................  8(b)
MSDW............................................................................................................  6
NASAA Guidelines................................................................................................  5
Net Asset Value.................................................................................................  7(d)(2)
Net Assets......................................................................................................  7(d)(1)
NFA.............................................................................................................  6
Non-Series Exchange.............................................................................................  10(b)
Partners........................................................................................................  Preamble
Partnership.....................................................................................................  1
Prospectus......................................................................................................  6
Pyramiding......................................................................................................  8(c)(5)
Redemption......................................................................................................  10(b)
Redemption Date.................................................................................................  10(b)
Request for Redemption..........................................................................................  10(b)
SEC.............................................................................................................  5
Selling Agent...................................................................................................  6
Series Exchange.................................................................................................  10(c)
Special Redemption Date.........................................................................................  9
Spectrum Series Partnership(s)..................................................................................  10(b)
Trading Advisor.................................................................................................  6
Trading Profits.................................................................................................  7(e)
Transaction Fees and Costs......................................................................................  7(e)
Unit(s) of General Partnership Interest.........................................................................  6
Unit(s).........................................................................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                  General Partner:

By:  Demeter Management                       Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------  By: ---------------------------------------------------
         Mark J. Hawley, President                           Mark J. Hawley, President

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT
MFAD USE ONLY:_______________                       CLOSING DATE:_______________

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

________________________, 19____
        [DATE]                        [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

               COMPLETE ONLY ONE SECTION -- A, B OR C -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[DWSB] Spectrum Global
Balanced                             Entire Interest            Units
[DWSS] Spectrum Strategic            Entire Interest            Units
[DWST] Spectrum Technical            Entire Interest            Units
[DWSF] Spectrum Select               Entire Interest            Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II    Entire Interest    Units            $       ,000
[CFCFC] Cornerstone Fund III   Entire Interest    Units            $       ,000
[CFCFD] Cornerstone Fund IV    Entire Interest    Units            $       ,000

                                   SECTION C

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund          [MSTAF] Morgan Stanley Tangible Asset Fund    Entire Interest
[DFF] Diversified Futures Fund       [PGF] Multi-Market Portfolio
[DFF2] Diversified Futures Fund II   [PPF] Principal Plus Fund                             Units
[DFF3] Diversified Futures Fund III  [PSF] Portfolio Strategy Fund
[GPP] Global Perspective Portfolio   [WCF] World Currency Fund                     $        ,000
[IAF] International Access Fund

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................

      (Name of Limited Partner)                (Dean Witter Account Number)

Address: .......................................................................

                                    (Street)

 ...............................................................................

            City            State (Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)

X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Account Executive MUST sign)            (Branch Manager MUST sign)

 ........................................

  (Branch Telephone Number)        Please enter a SELL order upon receipt of a

                                           completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                          DEAN WITTER SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    Subscribers purchasing Units for cash hereby are "Subscribers." Subscribers who are (i) redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator or (ii) redeeming Units in a Spectrum Series Partnership pursuant to a Series Exchange are "Exchange Subscribers." Subscribers and Exchange Subscribers should follow the instructions below.

                           SUBSCRIPTION INSTRUCTIONS


    ANY PERSON DESIRING TO SUBSCRIBE FOR UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS DATED MAY 11, 1998 (THE "PROSPECTUS") AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). BY SIGNING THE AGREEMENT, A SUBSCRIBER OR EXCHANGE SUBSCRIBER WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT SET FORTH IN THE AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THE AGREEMENT.


    SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1 (PAGES B-7--B-8 OR PAGES         --Enter Dean Witter Reynolds Inc. ("DWR") Account Number.
      B-9-B-10)
                                        --Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing.
                                            In case of joint ownership, either Social Security Number may be used.
                                        --Each subscriber must (i) if a United States taxable subscriber, review the representation relating to backup withholding tax under "United
                                            States Taxable Investors Only" on Page B-7 (for Subscribers) or Page
                                            B-9 (for Exchange Subscribers) or (ii) if a non-United States
                                            subscriber, review the representation relating to such subscriber's classification as a non-resident alien for United States federal income tax purposes under "Non-United States Investors Only" on Page
                                            B-7 (for Subscribers) or Page B-9 (for Exchange Subscribers).
                                            SUBSCRIBER(S) AND EXCHANGE SUBSCRIBER(S) MUST SIGN BELOW TAX
                                            REPRESENTATION IN ITEM 1 ON PAGE B-7 OR B-9.
                                        --Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.
                                        --Enter taxable year of subscriber, if other than calendar year.
                                        --Check box if the subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.
                                        --If there is a co-subscriber, trustee or custodian, complete applicable information.
                                        --Each subscriber purchasing Units as custodian for a minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to subscriber, or (ii) if not a gift, net worth and annual income representations apply only to such minor.
                                        --Each subscriber purchasing Units as a trustee or custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.
Item 1 FOR SIGNATORIES TO SUBSCRIPTION  --Enter the dollar amount of the subscription for each Partnership.
      SIGNATURE PAGE (PAGE B-7)
Item 1 FOR SIGNATORIES TO EXCHANGE      --Enter the symbol(s) of the limited partnership(s) from which units are
      SIGNATURE PAGE (PAGE B-9)             to be redeemed; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2 (PAGE B-8 OR B-10)               --Each subscriber must execute the Agreement Signature Page (on Page B-8
                                            (for Subscribers) or Page B-10 (for Exchange Subscribers)).
Item 3 (PAGE B-8 OR B-10)               --Account Executive and Branch Manager must complete the required information.
                                        --This Agreement must be mailed to Dean Witter Reynolds Inc. at Two
                                            World Trade Center, 62nd Floor, New York, New York 10048-0026.

                          DEAN WITTER SPECTRUM SERIES

                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY


    Any person subscribing for Units of Limited Partnership Interest ("Units") in the Dean Witter Spectrum Series, consisting of four commodity pool limited partnerships, Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., Dean Witter Spectrum Global Balanced L.P. and Dean Witter Spectrum Select L.P. (each, a "Partnership," and collectively, the "Partnerships"), should carefully read and review the Partnerships' Prospectus dated May 11, 1998 (the "Prospectus"). Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.


    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to each Partnership designated herein and to be bound by the terms of each such Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).
--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR SIGNATORIES TO SUBSCRIPTION SIGNATURE PAGE: Payment of this subscription must be made by charging the Subscriber's Customer Account with DWR (the "Customer Account"). In the event that Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE: Payment of this subscription must be made by applying the proceeds from the redemption of limited partnership units in one of the Partnerships or another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein, Subscriber may be subject to a redemption charge.
--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and each Partnership in which Subscriber is purchasing Units, as follows:

        (1) Subscriber has received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

        (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the State in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

        (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, any Additional Seller, any Trading Advisor, nor any of their respective affiliates either:
    (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

        (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian or nominee for another.

        (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

        (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of such plan or IRA, the representations set forth herein apply only to the beneficiary of such plan or IRA.

        (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which the Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) Subscriber either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if so required, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Subscriber agrees to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        ADDITIONAL REPRESENTATION AND WARRANTY FOR SIGNATORIES TO EXCHANGE SIGNATURE PAGE

        (11) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which are the subject to this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, any Additional Seller, any Trading Advisor, DWR, or others in any subsequent litigation or other proceeding.
--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, investors in the Partnerships must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA),
(ii) the proceeds from the redemption of five units (two units in the case of an IRA), or (iii) the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the minimum suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

ALABAMA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARIZONA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:       $100,000 NW and $50,000 AI.
INDIANA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:             (1) The minimum initial investment for IRAs is $3,000; and (2) the Subscriber has at least (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
KANSAS:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

MAINE:            (1) The minimum investment for all Subscribers at each Closing (including
                  Individual Retirement Accounts and Subscribers making additional investments at subsequent Closings) is $5,000; and (2) the Subscriber has at least (a) $200,000
                  NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:    (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:         (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and
                  $60,000 AI and investment may not exceed 10% of NW.
MISSISSIPPI:      (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:    (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:             (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OKLAHOMA:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:     (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and (2) if Subscriber has
                  less than $1,000,000 NW, the investment may not exceed 10% of NW.
SOUTH DAKOTA:     (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
TENNESSEE:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:            (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------

SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnerships:

        (1) The General Partner and DWR, the Partnerships' non-clearing Commodity Broker, are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

        (2) DWR will receive substantial commodity brokerage fees from the Partnerships and may also realize the benefits of excess interest earned on the Partnerships' funds and compensating balance benefits from deposits of the Partnerships' funds, subject to certain limitations as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of a Customer Agreement with DWR, and to the payment to DWR of such brokerage fees and benefits.

        (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnerships will have similar results or will realize any profits whatsoever. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of the Management Agreements with the Trading Advisors (as described in the Prospectus), and with such other Trading Advisors as the General Partner may retain from time to time.

        (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the closing in which they first became a Limited Partner in the manner described herein. Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Notwithstanding the above, Units purchased by an investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions. Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another partnership and used to purchase Units by (b) the total investment in the Partnerships. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged. Such subscribers remain subject to the minimum purchase and suitability requirements. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to the redemption charges described above with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of redemption, which will be the last day of a calendar month.

        (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 2 of this Agreement.

        (6) A Limited Partner may be able to invest in any member partnerships of the Dean Witter Spectrum Series formed subsequent to the date hereof by exchanging Units as provided in the Limited Partnership Agreements. Any such investment will be subject to a Limited Partner's prior receipt of, and will be subject to all of the terms and conditions described in, a prospectus or supplement to the Prospectus offering an investment in any such newly organized partnership.

        (7) During the Continuing Offering, Units are being offered for sale at "Monthly Closings" to be held as of the last day of each month. The Net Asset Value of a Unit may increase or decrease substantially between the date of this subscription and the date of the Monthly Closing at which this subscription is accepted by the General Partner; consequently, the undersigned Subscriber may receive more or fewer Units than would be received if the Monthly Closing were held on the date of this subscription.
--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    The Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of a Partnership, Subscriber shall become a Limited Partner of such Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement of such Partnership as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).
--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of each Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit it as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Spectrum Series as Subscriber may request from time to time, and to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.
--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------


    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus (which includes the most current annual report for Spectrum Strategic, Spectrum Technical, Spectrum Global Balanced and Spectrum Select), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

                                       -
                                      ---
                          DEAN WITTER SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION SIGNATURE PAGE
A
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

    PAGES B-7 AND B-8, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.

    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing.


    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIPS DATED MAY 11, 1998, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.


------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
------------------------------------------------------------------------------------------------------------
                                                 SPECTRUM FUND SYMBOL                 AMOUNT OF SUBSCRIPTION
/ // // //-/                               DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
/ // // // // // /                D W S B                                             $
DWR ACCOUNT NO.
                                           DEAN WITTER SPECTRUM STRATEGIC L.P.
                                  D W S S                                             $
                                           DEAN WITTER SPECTRUM TECHNICAL L.P.
                                  D W S T                                             $
                                           DEAN WITTER SPECTRUM SELECT L.P.
                                  D W S F                                             $

TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS

/ // // /-/ // /-/ // // // /    OR       / // /-/ // // // // // // /  OR          / // // // // // // // // // // /
SOCIAL SECURITY NUMBER OF: (CHECK ONE)    TAXPAYER ID NUMBER FOR: (CHECK ONE)       SOC. SEC. #/TAXPAYER ID # FOR: (CHECK
                                                                                    ONE)

/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager must
/ /  Joint Tenants with Rights of               Revocable Trust                           sign below for IRA accounts)
        Survivorship                      / /  Estate                               / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                          Directed)
/ /  Community Property                   / /  Partnership                          / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Other (specify) ------------------

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
----------------------------------------------------------------------------          ----------------------------------------
      Check box if Subscriber is subject to backup withholding under the              Under penalties of perjury, by signature
/ /   provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.         OR    below, the Subscriber certifies that
                                                                                      such Subscriber is NOT
If Subscriber's taxable year is other than the calendar year, indicate the            (a) a citizen or resident of the United
date on which Subscriber's taxable year ends: ..............................              States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and             partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________

(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in
the case of IRAs])                             Date

If Subscriber is an Entity:        Type or Print Name of Entity: ...............

                       Name: .............. . .............. Date: .............

                       Title: ..................................................

Full Name of Account  ..........................................................

                               (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ....................  and a citizen of  ....................
                               (name of country)                       (name of county)

Street Address  ................................................................

                     (MUST be residence address--P.O. Box alone not acceptable)

City ......... State ......... Zip Code ......... Tel. No. ( ........ ) ........

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Account Executive.)

                                      B-7
                                      ----

                                       -

                                       -
                                      ----

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................. Telephone Number ( ................. ) .................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ...................................................  State  .................... Zip Code  ...................

Co-Subscriber, Trustee or Custodian is a resident of  ...  and a citizen of  .......................................

Minor (if not a gift) is a resident of  .................  and a citizen of  .......................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _____________________________________   _____________   X _____________________________________   _____________
  (Signature of Subscriber)                 Date               (Signature of Co-Subscriber)              Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ......................................................  X  ...................................  ...........
(Type or Print Name of Entity)                             (Signature)                            Date

Print Name ............................................  Title .............................................

--------------------------------------------------------------------------------

ITEM 3 -- ACCOUNT EXECUTIVE USE ONLY (COMPLETE IN FULL AND IN INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Account Executive's Signature

 ...............................................................................

                  Type or Print Full Name of Account Executive

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X _____________________________________________________________________________,

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      B-8
                                      ----

                                       -

                                       -
                                      ---
                          DEAN WITTER SPECTRUM SERIES
                            EXCHANGE SIGNATURE PAGE
B
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing. Redemption of units of any partnership for an exchange must be in whole units, unless Subscriber is redeeming its entire interest in such partnership.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIPS DATED MAY 11, 1998, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.


------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
------------------------------------------------------------------------------------------------------------

DWR ACCOUNT NO. / // // //-// // // // // // /
                                SPECIFY QUANTITY OF UNITS TO BE REDEEMED
SYMBOL(S) FOR FUND(S) FROM      (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE        SPECTRUM SERIES
WHICH UNITS TO BE REDEEMED      UNITS)                                                       FUND SYMBOL
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in the applicable
Spectrum Series Partnership as indicated. Redemptions for an exchange may only be made in whole units of limited partnership interest, with a minimum redemption of the lesser of (i) 5 units (2 units in the case of an IRA) from any partnership other than the Spectrum Series Partnerships and Morgan Stanley Tangible Asset
Fund L.P. ("MSTAF"); (ii) 50 Units from any Spectrum Series Partnership; (iii) 500 units (200 units in the case of an IRA) from MSTAF; or (iv) the Subscriber's entire interest in any partnership.

TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS

/ // // /-/ // /-/ // // // /    OR       / // /-/ // // // // // // /   OR         / // // // // // // // // // // /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)       Soc. Sec. #/Taxpayer ID # for: (check
                                                                                    one)
/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager must
/ /  Joint Tenants with Rights of                Revocable Trust                    sign
        Survivorship                      / /  Estate                                      below for IRA accounts)
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                    / /  Employee Benefit Plan (Participant-
/ /  Community Property                   / /  Partnership                                 Directed)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Defined Benefit Plan (Other)
                                                                                    / /  Other (specify)
                            ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
----------------------------------------------------------------------------          ---------------------------------------------
      Check box if Subscriber is subject to backup withholding under the        OR    Under penalties of perjury, by signature
/ /   provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.               below, the Subscriber certifies that such
                                                                                      Subscriber is NOT
If Subscriber's taxable year is other than the calendar year, indicate the
date                                                                                  (a) a citizen or resident of the United
    on which Subscriber's taxable year ends: ...............................              States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation, partnership,
Security Number (or Taxpayer ID Number) above to be the true, correct and                 estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________
(Signature of Subscriber or Officer,                              Date
Partner or Trustee [or Branch Manager in the case of IRAs])

If Subscriber is an Entity:        Type or Print Name of Entity: ...............

                       Name: ...................... Date: ......................

                       Title: ..................................................

                                      B-9
                                      ----

                                       -

                                       -
                                      ----

Full Name of Account  ..........................................................

               (Subscriber's Name or Name of Trust or Custodial Account--do not
                                            use initials)

Subscriber is a resident of ................. and a citizen of .................

                           (name of country)                    (name of county)

Street Address (P.O. Box alone not acceptable)  ................................

City ......... State ......... Zip Code ........ Tel. No. ( ........ )  ........

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Account Executive.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .... . ... . ... . ... . ... . ... Telephone Number ( ... ) ... . ... . ...

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ................................  State  .......... Zip Code  ..........

Co-Subscriber, Trustee or Custodian is  and a citizen of  ....................
a resident of  .......................

Minor (if not a gift) is a resident of  and a citizen of  ....................
 .....................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _______________________________________    ______________    X _______________________________________    ______________
  (Signature of Subscriber)                          Date              (Signature of Co-Subscriber)                      Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................................................  X  .......................................  ............
(Type or Print Name of Entity)                                  (Signature)                                     Date

Print Name  ..................................................  Title  .................................................

--------------------------------------------------------------------------------

ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber has received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Account Executive's Signature

 ...............................................................................

                  Type or Print Full Name of Account Executive

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      B-10
                                      ----

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